UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Materials Pursuant to §240.14a-12

THE PHOENIX COMPANIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 3, 2012

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders on Tuesday, May 15, 2012, at 10 a.m. Eastern time, at our offices at One American Row, Hartford, Connecticut 06102.

The proxy statement accompanying this letter provides an outline of the business to be conducted at the meeting. We also will report on the progress of the Company during the past year and answer your questions.

In 2011, Phoenix made progress critical to our future success. The fundamentals of the business are now solid and we achieved positive momentum on key metrics including capital growth, earnings, expense management, sales, business persistency, investment performance and portfolio quality. From an earnings perspective, 2011 was our strongest year since 2007. Overall, the company is on a solid foundation and gaining traction on profitable growth.

Beyond the financial progress, Phoenix today is quite different from just a few years ago. We are now a growing boutique firm serving middle market customers’ retirement and protection needs through select independent distributors. While we offer a variety of life insurance and annuity products, we are currently focused on sales of fixed indexed annuities and indexed universal life products. We believe we have an edge in our target market because of our recognized brand and well designed products which offer a competitive value proposition. As we grow, we remain cognizant of where we have been, so we approach growth with discipline to balance sales, capital and earnings.

We appreciate your continuing involvement and support and want to make sure your shares are represented at the Annual Meeting. If you have a brokerage account, you should know that the New York Stock Exchange regulations have changed and your broker will not be able to vote for directors and the say on pay proposals on your behalf without instructions from you. No matter how you hold your shares, or whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy via the internet, telephone, or mail as promptly as possible.

Thank you.

Yours truly,

Thomas S. Johnson	James D. Wehr
Chairman of the Board	President and Chief Executive Officer

One American Row
P.O. Box 5056	860 403 5000 Phone
Hartford, CT 06102-5056	www.phoenixwm.com

THE PHOENIX COMPANIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

———————

April 3, 2012

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of THE PHOENIX COMPANIES, INC. will be held at our offices at One American Row, Hartford, Connecticut 06102, on Tuesday, May 15, 2012, at 10 a.m. Eastern time, to consider and act upon the following matters:

1.

Election of three directors to serve until the 2015 Annual Meeting of Shareholders;

2.

Ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2012;

3

An advisory, non-binding vote on the compensation of our Named Executive Officers;

4.

Grant to the Board of discretionary authority to amend the Company’s certificate of incorporation to effect a reverse stock split and authorized share reduction; and

5.

Consideration of such other business as may properly come before the meeting or any postponements or adjournments thereof.

Only shareholders of record at the close of business on March 19, 2012 are entitled to notice of, to attend and to vote at, the meeting and any postponement or adjournment thereof. To enter the meeting, all shareholders will be asked to present both a valid picture identification and proof of ownership of shares of our Common Stock.

You may also listen to the meeting live via the internet by going to our web site, www.phoenixwm.com. A replay will be available until at least May 31, 2012.

Your vote is very important. Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to vote by submitting your proxy via the internet, telephone or mail. If you are a registered shareholder and attend the meeting after submitting a proxy, you may revoke the proxy prior to its exercise at the meeting and vote your shares in person by following the instructions in the accompanying Proxy Statement. If you hold your shares through a bank or broker and want to vote your shares in person at the meeting, please contact your bank or broker to obtain a legal proxy.

By Order of the Board of Directors,

John T. Mulrain
Secretary

One American Row
P.O. Box 5056	860 403 5000 Phone
Hartford, CT 06102-5056	www.phoenixwm.com

PROPOSAL 4: GRANT TO THE BOARD OF DISCRETIONARY AUTHORITY TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION	67

OWNERSHIP OF COMMON STOCK	74
Directors and Executive Officers	74
Five Percent Shareholders	75

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	76

ANNEX A – FORM OF CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE PHOENIX COMPANIES, INC.	A-1

PROXY STATEMENT

THE PHOENIX COMPANIES, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 15, 2012

GENERAL INFORMATION

This Proxy Statement is being provided to the shareholders of The Phoenix Companies, Inc., a Delaware corporation (the “Company”, “we”, “our” or “us”), in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, May 15, 2012, at 10 a.m. Eastern time, at One American Row, Hartford, Connecticut 06102, and at any adjournment or postponement of that meeting. The mailing to shareholders of the notice of internet availability of proxy materials (the “Notice”) took place on April 3, 2012.

The Company will pay the expenses of this proxy solicitation. Depending upon the response to the initial solicitation, proxies may be solicited in person or by mail, telephone, electronic mail or facsimile by employees of the Company. The Company has retained Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist in the solicitation at a total estimated cost of $6,000 plus reimbursement of certain expenses. The Company will, upon request, also reimburse banks, brokers and other nominees for providing proxy materials to beneficial owners.

WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

In accordance with rules and regulations adopted by the United States Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we may furnish proxy materials by providing access to those documents on the internet. Generally, you will not receive printed copies of the proxy materials unless you request them. Instead, you received the Notice containing instructions as to how to access and review all of the proxy materials on the internet. The Notice also instructs you as to how to submit your proxy on the internet. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions in the Notice for requesting those materials.

WHAT AM I VOTING ON?

You will be voting on the following:

•

Proposal 1 — election of three members to the Board;

•

Proposal 2 — ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm of the Company for the year ending December 31, 2012;

•

Proposal 3 — an advisory, non-binding vote on the compensation of our Named Executive Officers; and

•

Proposal 4 — grant to the Board of discretionary authority to amend the Company’s certificate of incorporation to effect a reverse stock split and authorized share reduction.

The Company recommends a vote FOR Proposals 1, 2, 3 and 4.

You also may vote on any other business properly coming before the Annual Meeting.

WHO IS ENTITLED TO VOTE?

You may vote if you owned shares of the Company’s common stock (“Common Stock”) as of the close of business on March 19, 2012 (the “Record Date”). Each share of Common Stock entitles the owner to one vote. As of the Record Date, we had [116,313,034] shares of Common Stock outstanding.

HOW DO I VOTE BEFORE THE MEETING?

If you are a registered shareholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, Computershare (formerly BNY Mellon Shareowner Services), you have three options for voting before the meeting:

•

via the internet, at the address shown on the Notice;

•

if you request printed copies of the proxy materials by mail, by promptly completing, signing, dating and returning a proxy card in the envelope provided; or

•

by telephone, through the number shown on the proxy card.

If you hold your shares through an account with a bank, broker or other registered holder, you are considered the beneficial owner of shares held in “street name,” and you must direct your bank, broker or other registered holder on how to vote your shares by following the voting instructions it provides you. If you do not instruct the bank, broker or other registered holder, your shares will not be voted for certain proposals.

Your vote is important, and the Board of Directors urges you to exercise your right to vote. Whether or not you plan to attend the Annual Meeting, you can ensure that your shares are voted by properly voting through the internet, by telephone, by proxy card or by voting instruction form.

MAY I VOTE AT THE MEETING?

Registered shareholders may vote in person at the Annual Meeting. If you are a beneficial owner, you must obtain a legal proxy from the bank, broker or other registered holder authorizing you to vote at the Annual Meeting. A legal proxy is an authorization from your bank, broker or other registered holder to vote the shares held in its name for your benefit.

MAY I CHANGE MY MIND AFTER I VOTE?

If you are a registered shareholder, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•

voting in person at the Annual Meeting at any time before the polls close at the conclusion of the meeting;

•

voting again via the internet or telephone prior to 11:59 p.m. Eastern time on May 14, 2012; or

•

signing another proxy card with a later date and returning it to us prior to the Annual Meeting.

If you are a beneficial owner of shares, you must submit new voting instructions by contacting your bank, broker or other registered shareholder, if you do not plan to attend the Annual Meeting in person. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

WHAT IF I RETURN A PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxies that are signed and returned but do not contain instructions will be voted:

•

FOR the election of all of the nominees for director named in this Proxy Statement;

•

FOR the ratification of PwC as our independent registered public accounting firm for 2012;

•

FOR the approval of the advisory resolution on compensation paid to the Company’s Named Executive Officers;

•

FOR the grant to the Board of discretionary authority to amend the Company’s certificate of incorporation to effect a reverse stock split and authorized share reduction; and

•

According to the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.

This does not apply to proxies that you send to your bank, broker or other registered shareholder.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE?

It means that you have multiple accounts with our transfer agent and/or banks, brokers or other registered shareholders. Please vote all of your shares. If you would like information on consolidating your accounts, please contact Phoenix Shareholder Services at 800.490.4258.

WHY DID MY FAMILY RECEIVE ONLY ONE COPY OF THE NOTICE?

Unless separate copies were previously requested, we sent only one copy of the Notice to households in which multiple shareholders share the same address, a procedure called “householding.” This reduces our printing costs and benefits the environment. If you would like to receive separate copies of the Notice or wish to receive separate copies of the Notice in the future, please contact Phoenix Shareholder Services by calling 800.490.4258.

If you are eligible for householding, or hold stock in more than one account and wish to receive only a single copy of the Notice for your household, please contact Phoenix Shareholder Services as indicated above.

HOW WILL SHARES HELD IN THE PHOENIX COMPANIES, INC. COMMON STOCK FUND BE VOTED?

This Proxy Statement is being used to solicit voting instructions with respect to shares of Common Stock held in The Phoenix Companies, Inc. Common Stock Fund (the “Fund”) by Fidelity Management Trust Company (“Fidelity”), the trustee of The Phoenix Companies, Inc. Savings and Investment Plan (the “401(k) Plan”). These shares are held of record and voted by Fidelity. If you are a participant in the 401(k) Plan and have an account balance in the Fund as of March 14, 2012, you may direct Fidelity as to how to vote the shares of Common Stock attributable to the units of the Fund credited to your individual account through any of the three options described under How Do I Vote Before the Meeting? on page 2. Voting instructions for these shares must be received by 11:59 p.m. Eastern time on May 10, 2012 to allow sufficient time to process voting instructions and vote on behalf of the Fund shares.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY OR VOTING INSTRUCTION FORM?

If you are a registered shareholder and do not provide a proxy, your shares will not be voted unless you attend the Annual Meeting and cast your vote. If you are a beneficial owner of shares, they may be voted with respect to certain routine matters, even if you do not provide voting instructions on your voting instruction form. Under the NYSE rules, the only proposal considered a routine matter for which brokerage firms may vote without specific instructions is the proposal to ratify our independent registered public accounting firm.

If you hold shares through the Fund and voting instruction forms for the shares attributable to your account are not received by 11:59 p.m. Eastern time on May 10, 2012, these shares will be voted in the same proportion as the voting instruction forms received on a timely basis from other participants in the 401(k) Plan.

New York Stock Exchange (“NYSE”) regulations restrict the ability of your bank or broker to vote your uninstructed shares in the election of Directors, any executive compensation matters and certain corporate governance matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote, no votes will be cast on your behalf with respect to Proposals 1 and 3 of this Proxy Statement. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm with respect to Proposals 2 and 4 of this Proxy Statement. If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. We strongly encourage you to submit your proxy card and exercise your right to vote as a shareholder.

WHO MAY ATTEND THE MEETING?

The Annual Meeting is open only to persons who owned Common Stock as of the Record Date. To attend the meeting, you will need to bring valid picture identification and an admission ticket, proxy card or other proof of your ownership of Common Stock. If you are a registered shareholder and you received your proxy materials by mail, your admission ticket is attached to your proxy card. If you are a registered shareholder and you received your proxy materials electronically via the internet, you will need to click on “I Will Attend Meeting” after you vote and we will be able to verify your ownership of Common Stock electronically at the Annual Meeting. If you are a beneficial owner of shares, you will need to contact your bank, broker or other registered shareholder to request a legal proxy, which will serve as your admission ticket.

HOW DO I GET TO THE MEETING?

Directions to the Annual Meeting at our offices at One American Row in Hartford are available on our web site, www.phoenixwm.com in the Investor Relations section.

CAN I LISTEN TO THE MEETING VIA THE INTERNET?

You can listen to the Annual Meeting live over our web site, www.phoenixwm.com in the Investor Relations section, by clicking on the Annual Meeting icon. A replay will be available on the web site until at least May 31, 2012.

MAY SHAREHOLDERS ASK QUESTIONS AT THE MEETING?

Yes. Representatives of the Company will answer shareholders’ questions of general interest at the end of the Annual Meeting. If you are listening to the Annual Meeting live over our web site, you will not be able to ask questions.

HOW MANY VOTES MUST BE PRESENT TO CONDUCT BUSINESS AT THE ANNUAL MEETING?

In order for us to conduct our Annual Meeting, holders of one-third of our shares of Common Stock outstanding as of the Record Date must be present at the meeting in person or by proxy. This is referred to as a quorum. You are counted as present at the meeting if you attend the meeting and vote in person or if you vote by proxy via the internet, telephone or mail. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting. A “broker non-vote” occurs when a bank, broker or other registered shareholder holding shares for a beneficial owner does not vote on a particular proposal because the holder does not have discretionary voting power for that item and has not received instructions from the beneficial owner.

HOW MANY VOTES ARE NEEDED TO APPROVE THE COMPANY’S PROPOSALS?

Proposal 1: Election of Directors

Directors will be elected by a plurality of votes cast at the Annual Meeting, meaning the three nominees receiving the most votes will be elected. Only votes cast FOR or AGAINST a nominee will be counted. Shares not voted will have no effect on the election of directors. Each proxy received will be voted FOR ALL of the nominees for director, unless the proxy is otherwise marked.

Proposal 2: Ratification of the Appointment of our Independent Registered Public Accounting Firm

Ratification of the appointment of PwC as our independent registered public accounting firm for 2012 requires that a majority of the votes represented at the Annual Meeting be voted FOR the proposal. If you vote to ABSTAIN with respect to this proposal, your shares will be counted as present for purposes of establishing a quorum, but the abstention will have the same effect as a vote AGAINST the proposal.

Proposal 3: Adoption of the Advisory Resolution on the Compensation of our Named Executive Officers

Approval of the advisory resolution on the compensation of our Named Executive Officers requires that a majority of the votes represented at the Annual Meeting be voted FOR the proposal. If you vote to ABSTAIN with respect to this proposal, your shares will be counted as present for purposes of establishing a quorum, but the abstention will have the same effect as a vote AGAINST the proposal.

 Although the advisory vote on Proposal 3 is non-binding, as provided by law, our Board will review the results of the vote and will take it into account in making a determination concerning executive compensation.

Proposal 4: Grant to the Board of Discretionary Authority to Amend the Company’s Certificate of Incorporation to Effect a Reverse Stock Split and Authorized Share Reduction

The granting to the Board of discretionary authority to effect a reverse stock split by approving an amendment to the Company's Amended and Restated Certificate of Incorporation to effect the reverse stock split and to reduce proportionately the total number of authorized shares of Common Stock requires that a majority of the outstanding votes be voted FOR the proposal. If you vote to ABSTAIN with respect to this proposal, your shares will be counted as present for purposes of establishing a quorum, but the abstention will have the same effect as a vote AGAINST the proposal.

HOW MANY DIRECTORS DO YOU HAVE? HOW MANY ARE INDEPENDENT?

Our Board currently has 10 members, whom we have determined to be independent under the NYSE rules, except Mr. James D. Wehr, who is also our President and Chief Executive Officer.

WHERE CAN I LEARN MORE ABOUT THE BOARD’S LEADERSHIP STRUCTURE AND RESPONSIBILITIES?

Please turn to Election of Directors on page 6.

WHO CAN ANSWER MY QUESTIONS ABOUT THE COMPANY?

If you have questions about your shares or status as a shareholder of the Company, please call Phoenix Shareholder Services at 800.490.4258. If you have questions about our Proxy Statement or our Annual Meeting, please call Phoenix Investor Relations at 860.403.7100.

WHO IS THE TRANSFER AGENT FOR PHOENIX?

Computershare (formally BNY Mellon Shareowner Services) acts as transfer agent for Phoenix. Note that Computershare acquired BNY Mellon Shareowner Services on December 31, 2011. In this capacity, Computershare maintains stockholder records for The Phoenix Companies, Inc. common stock and performs all stock registrations, transfers and disbursements. They also handle all shareholder account requests, including change of address, dividend checks and duplicate 1099s. For information on your account, please call 1-800-490-4258 or go to www.computershare.com, click on EquityAccess & More, under Shareowners, Login to Investor ServiceDirect®.

HOW DO I REQUEST PAPER COPIES OF THIS YEAR’S ANNUAL MEETING MATERIALS?

If you are a shareholder, please follow the instructions for requesting paper copies on the “Notice Regarding the Availability of Proxy Materials” that you received in the mail.

For all other inquiries, please contact Phoenix Investor Relations at 860.403.7100 or visit the Investor Relations section of our Company web site at www.phoenixwm.com.

HOW CAN I GET COPIES OF THE DOCUMENTS REFERENCED IN THIS PROXY?

You may receive a copy of any document referenced or incorporated by reference herein without charge. We will respond to any such request within one business day of our receipt of the request and provide the documentation by first class mail or an equally prompt means of delivery. If you would like to make such a request, please contact our Corporate Secretary by e-mail to corporate.secretary@phoenixwm.com or by mail to:

Corporate Secretary

The Phoenix Companies, Inc.

One American Row

P.O. Box 5056

Hartford, Connecticut 06102-5056

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2012.

The Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders and the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2011 are available at http://bnymellon.mobular.net/bnymellon/pnx.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board is responsible for providing effective governance over the Company’s affairs. Our commitment to good corporate governance, which aligns the interests of the Board and management with those of shareholders and promotes honesty and integrity, is reflected in our Corporate Governance Principles. To maintain corporate governance best practices, our Corporate Governance Principles are reviewed at least annually by the Governance Committee, and to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the Board. Highlights of our corporate governance practices, including our Corporate Governance Principles, are described below. More information about corporate governance, including our Corporate Governance Principles, may be found on our web site at www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance.” Copies may also be obtained by contacting our Corporate Secretary at one of the addresses listed under Shareholder and Interested Party Communications on page 16.

Currently, the roles of chief executive officer (“CEO”) and Chairman of the Board (“Chairman”) are separate. Mr. James D. Wehr is our CEO and focuses on the operation of the Company. Mr. Thomas S. Johnson, who has over 10 years of service on the Board, is the Chairman.

Our corporate governance guidelines allow the Board to choose whether to keep the roles of CEO and Chairman separate or have one person serve in both capacities. We believe the separate leadership structure is best for our Company and shareholders at this time, because it allows our CEO to devote his attention to the significant strategic and operational transition currently under way, and because we have an experienced independent Board member who is highly qualified to fill the Chairman’s role.

Our governance guidelines require that if the Chairman is an independent member of the Board, he or she shall also serve as the chairman of the Company’s Executive Committee. If the Chairman is also the CEO, the independent members of the Board will appoint an independent member of the Board to serve as the chairman of the Executive Committee. The chairman of the Executive Committee will perform the functions typically assigned to a lead director, including presiding at executive sessions, being available to the other members of the Board to discuss matters of importance to the Company, advising on agendas and Board materials, and assuming other responsibilities and initiatives as appropriate. Pursuant to the Company’s Bylaws, the chairman of the Executive Committee will have the authority to call meetings of the Board if and when the chairman deems appropriate.

Our Board currently has nine independent members and one non-independent member, the CEO. We have five committees of the Board created to perform critical oversight functions. Three of these are standing committees: the Audit Committee, the Compensation Committee, and the Executive Committee. The Board has created two additional committees by resolution: the Finance Committee and the Governance Committee. Only directors who are not current or former employees of the Company or its affiliates (“Non-Employee Directors”) may be members of the Audit Committee, the Compensation Committee or the Governance Committee. It is our practice that, except for the Executive Committee, only Non-Employee Directors may be members of the Board committees. Our Chairman currently serves as the chair of the Executive Committee and other Non-Employee Directors serve as the chairs of the other committees. We believe that the number of independent, experienced directors that make up our Board, along with the independent oversight of the Board by the non-executive Chairman, benefits our Company and our shareholders.

Our Board is responsible for the oversight and review of the Company’s policies, practices and procedures relating to risks and risk management processes, with the assistance of our Audit Committee. While every Committee considers risks that are associated with its area of responsibility, the Audit Committee has specific responsibilities. The Audit Committee, as required by the New York Stock Exchange rules, meets periodically with management to discuss policies with respect to risk assessment and management and to review major financial risk exposures and the steps taken to monitor and control them. The Audit Committee reports regularly to the Board. The Board focuses on the most significant risks facing the Company and the Company’s general risk management strategy to assess whether risks undertaken by the Company are consistent with the Board’s tolerance for risk. While the Board oversees the Company’s risk management, Company management is responsible for day-to-day risk management processes. On the management level, we have a comprehensive, enterprise-wide risk management program. Our Chief Risk Officer (“CRO”) monitors our risk management activities. The Board holds executive session with the CRO at each regularly scheduled meeting to review risk exposures and issues. We have an Enterprise Risk Management Committee, chaired by the CEO, whose functions are to establish risk management principles, monitor key risks and oversee our risk-management practices. Several management committees oversee and address issues pertaining to all our major risks—operational, market and product—as well as capital management. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Our Board consists of three classes of directors, the members of which are each elected to three-year terms. At our Annual Meeting on May 15, 2012, three directors will be elected to hold office for three years. These terms may be limited by the mandatory retirement provisions of our Corporate Governance Principles.

A number of our independent Board members are currently serving or have served as members of senior management of other public companies and have served as directors of other public companies. We believe our Board members have demonstrated leadership skills and have experience and judgment in areas that are relevant to our business. We believe that their ability to challenge and direct management and their dedication to the affairs of the Company collectively serve the interests of the Company and its shareholders.

The nominees listed on page 8 are all current directors and the Board supports the election of each of these nominees. Your proxy card will be used to vote for the election of all of the Board’s three nominees that follow on page 8, unless you withhold the authority to do so when you submit your proxy electronically or by mail. If any of the nominees becomes unable or unwilling to accept nomination or election, it is intended that, in the absence of contrary specifications in a proxy, each proxy will be voted for the balance of those named and for a substitute nominee or nominees. We know of no reason to anticipate such an occurrence. All nominees have consented to be named as nominees and to serve as directors if elected.

 THE FOLLOWING PERSONS ARE NOMINEES FOR ELECTION AS DIRECTORS OF THE COMPANY FOR TERMS TO EXPIRE AT THE 2015 ANNUAL MEETING OF SHAREHOLDERS; THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL OF THEM:

The Board of Directors has determined that, given the businesses in which the Company is involved and the issues it confronts, it has need for several competencies among its members, including the following backgrounds: current or prior experience as the chief executive officer of a public company; finance experience; accounting expertise; investment management experience; law practice; and marketing experience. The Board also believes that it is important that its membership reflect the diversity of the constituencies it serves.

Name/Age(1)	Service as Director(2)	Business Experience/Other Directorships
Sanford Cloud, Jr., Esq. age 67	since 2001

Chairman and member of the Board of Trustees of the UConn Health Center since 2011; Chairman and Chief Executive Officer of The Cloud Company, LLC since 2005; Chairman, The Connecticut Health Foundation since 2010; President and Chief Executive Officer of The National Conference for Community and Justice from 1994 through 2004; partner at the law firm of Robinson & Cole LLP from 1993 to 1994; Vice President at Aetna, Inc. from 1986 to 1992; Connecticut State Senator from 1977 to 1980; Trustee of Northeast Utilities since 2000 and non-executive Chairman of Ironwood Mezzanine Fund L.P. Mr. Cloud is an attorney who has worked in private practice, as in-house counsel, served in the state legislature, and served as a senior officer of a major insurance company and as a chief executive officer of a large not-for-profit organization.

Gordon J. Davis, Esq. age 70	since 2000 (for Phoenix Life since 1986)

Partner at the law firm of Dewey & LeBoeuf LLP since 1994, except during much of 2001 (formerly LeBoeuf, Lamb, Greene & MacRae LLP); President of Lincoln Center for the Performing Arts from January to November 2001; Director of Consolidated Edison, Inc. since 1997, director of Consolidated Edison Company of New York, Inc. since 1989 and of approximately 35 registered investment companies within the Dreyfus family of funds. Mr. Davis is an attorney who currently serves as a director of a number of funds; has served as chief executive officer of a large not-for-profit organization; and over the course of his career, has worked in and with city and state government.

Augustus K. Oliver, II age 62	since 2008

Managing Member of Oliver Press Partners, LLC since 2005; Managing Member of Oliver Press Investors, LLC since 2005; Managing Member of WaterView Advisors, LLC from 1999 to 2005; Director of Scholastic Corporation since 1995 and Comverse Technology, Inc. since 2007. Mr. Oliver has experience in investment matters.

(1) All ages are as of March 19, 2012. (2) Of both the Company and of its principal subsidiary, Phoenix Life Insurance Company (“Phoenix Life”), except as otherwise noted.

Continuing Directors

The following directors, whose terms expire at the 2013 Annual Meeting of Shareholders, will continue to serve as directors:

Name/Age(1)	Service as Director(2)	Business Experience/Other Directorships
Arthur P. Byrne age 66	since 2000 (for Phoenix Life since 1997)

Operating partner of J.W. Childs Associates, L.P., a private equity fund based in Boston, Massachusetts since 2002; Chairman of The Esselte Corporation since 2002; President, Chief Executive Officer and Chairman of The Wiremold Company from 1991 to 2002; Chairman of W/S Packaging Inc. since 2006. Mr. Byrne has many years of prior experience as a chief executive officer and significant experience in the areas of finance, acquisitions and strategic planning.

Ann Maynard Gray age 66	since 2002

President of the Diversified Publishing Group of Capital Cities/ABC, Inc. from 1991 to 1998; Director of Duke Energy Corporation since 1994. Ms. Gray has many years of experience in finance and marketing functions, as well as the experience of having presided over a major division of a public company.

Arthur F. Weinbach age 68	since 2008

Chairman of Broadridge Financial Solutions, Inc. since 2010 and retired in 2011, executive Chairman from 2007 to 2010. Associated with Automatic Data Processing, Inc. (ADP) since 1980, served as Chairman and Chief Executive Officer of ADP from 1998 to 2006 and retired as Chief Executive Officer in 2006 and retired as Chairman in 2007; Chairman of CA Technologies since 2010 and director since 2008. Mr. Weinbach has a long career as a certified public accountant and experience in many executive roles, including having served as a chief executive officer.

James D. Wehr age 54	since 2009

President and Chief Executive Officer of The Phoenix Companies, Inc. since April 2009; Senior Executive Vice President and Chief Investment Officer from February 2007; Executive Vice President and Chief Investment Officer from February 2005; Senior Vice President and Chief Investment Officer of the Company and Phoenix Life from January 1, 2004; Senior Managing Director and Portfolio Manager at Phoenix Investment Partners (now Virtus Investment Partners, Inc.) from 1995 through 2003; joined Phoenix in 1981and held a series of increasingly senior investment positions, including credit research, trading and portfolio management prior to 1995. As the Company’s Chief Executive Officer, Mr. Wehr serves on the Board of Directors. Mr. Wehr also serves on the Board of Directors of the Back9Network since 2011.

(1) All ages are as of March 19, 2012. (2) Of both the Company and of its principal subsidiary, Phoenix Life, except as otherwise noted.

The following directors, whose terms expire at the 2014 Annual Meeting of Shareholders, will continue to serve as directors:

Name/Age(1)	Service as Director(2)	Business Experience/Other Directorships
Martin N. Baily age 67	since 2005

Senior Fellow at the Brookings Institution since 2007; Senior Fellow at the Peterson Institute for International Economics from 2001-2007; Senior Advisor to McKinsey & Company since 2002; Chairman and a Cabinet Member of the President’s Council of Economic Advisors from 1999 to 2001; Principal of McKinsey & Company from 1996 to 1999. Mr. Baily holds a PhD in economics from Massachusetts Institute of Technology and has expertise in the field of finance through work in the private sector and government.

John H. Forsgren age 65	since 2005

Vice Chairman, Executive Vice President and Chief Financial Officer of Northeast Utilities from 2001 through 2004, and Executive Vice President and Chief Financial Officer from 1996 to 2001; Managing Director of Chase Manhattan Bank from 1995 to 1996; Executive Vice President of Sun International Investments, Ltd. from 1994 to 1995; Senior Vice President and Chief Financial Officer of Euro Disney (a subsidiary of The Walt Disney Company) from 1990 to 1994 and Vice President and Treasurer of The Walt Disney Company from 1986 to 1990; Director of NEON Communications Group, Inc. from 1998 to 2007; Director of CuraGen Corporation from 2002 to 2009 and Executive Chairman during 2009; Director of Trident Resources Corp. since 2007 and Port Townsend Paper Co. since 2008; director of Duke Energy Corporation since August 2009. He also serves on the board of several privately held companies. Mr. Forsgren served as chief financial officer of a public company, served in financial functions in a variety of different businesses and has experience in accounting, finance and investments.

Thomas S. Johnson age 71	since 2000

Chairman of the Board of the Company since April 2009; Chairman and Chief Executive Officer of GreenPoint Financial Corporation from 1993 to 2004; President and Director of Manufacturers Hanover Trust Company and Manufacturers Hanover Corporation from 1989 to 1991; director of Freddie Mac from 2004 to 2008; Director of R.R. Donnelley & Sons Company, Inc. since 1990 and Alleghany Corporation since 1997. Having had a career working for several banks in increasingly senior roles, including chief executive officer and chief financial officer, Mr. Johnson is experienced in accounting and finance.

(1) All ages are as of March 19, 2012. (2) Of both the Company and of its principal subsidiary, Phoenix Life, except as otherwise noted.

Board Committee Membership and Meetings

It is the general practice of the Company that all major decisions are to be considered and made by the Board as a whole. However, to operate efficiently, the Board has created five committees to perform what the Board believes are basic and essential functions. Three of these are standing committees: the Audit Committee, the Compensation Committee and the Executive Committee. The Board has created two additional committees by resolution: the Finance Committee and the Governance Committee. Only Non-Employee Directors may be members of the Audit Committee, the Compensation Committee and the Governance Committee. Members of these three committees must also meet certain other independence standards, including those of the NYSE and the Sarbanes-Oxley Act of 2002. It is our practice that, except for the Executive Committee, only Non-Employee Directors may be members of the Board committees. The Audit, Compensation and Governance Committees have authority to independently retain advisors to help fulfill their responsibilities.

The current Board committees, their responsibilities, committee membership and the number of meetings of each committee in 2011 follow. The descriptions are summaries; each is subject to additional details and qualifications imposed by applicable law, the Company’s certificate of incorporation, the committees’ respective charters and resolutions of our Board and our Corporate Governance Principles. The Audit Committee, Compensation Committee, Finance Committee and Governance Committee charters may be found on our web site at www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance.”

Each director of the Company also serves, without additional compensation, as a member of the board of directors of the Company’s subsidiary, Phoenix Life. Phoenix Life established the Policyholder Affairs Committee, the responsibilities of which include oversight of the closed block of insurance contracts created when Phoenix Life demutualized in 2001. The members of this committee are also members of Phoenix Life’s Investment Committee and the Board’s Finance Committee. Mr. Thomas S. Johnson, as Chairman, is an ex-officio member of all committees, except the Executive Committee, where he serves as the Committee chair.

The chair of each committee below is listed with an asterisk.

AUDIT COMMITTEE
Responsibilities		Members	Number of 2011 Meetings
•	Recommending to the Board the selection of our independent registered public accounting firm	Arthur F. Weinbach* Arthur P. Byrne(1) John H. Forsgren Augustus K. Oliver, II	11
•	Reviewing the scope, plans and results relating to our internal and external audits and financial statements
•	Reviewing our financial condition
•	Reviewing the quality and integrity of our financial accounting and reporting processes and procedures
•	Reviewing our significant business and financial risks and exposures and evaluating the adequacy of our internal controls in connection with such risks and exposures
•	Reviewing our policies on ethical business conduct and monitoring our compliance with those policies

See also the Audit Committee Report beginning on page 20 for a discussion of the Audit Committee’s oversight responsibilities.

The four members of the Audit Committee have been determined to possess the qualifications to sit on the Committee based on their professional experience: Mr. Weinbach is a certified public accountant and has served as both a chief financial officer and a chief executive officer; Mr. Byrne holds undergraduate and graduate degrees in economics and business administration, has served as the chief executive officer of a corporation and has been designated the Committee’s financial expert; Mr. Forsgren holds a Master of Business Administration degree and has served in financial officer positions, including chief financial officer, in several different businesses; and Mr. Oliver has been a principal in the investment management business for many years and holds a law degree.

(1) Financial Expert

COMPENSATION COMMITTEE
Responsibilities		Members	Number of 2011 Meetings
•	Evaluating the targeted compensation of the chief executive officer, senior executive vice presidents, executive vice presidents, and other officers required by law	Sanford Cloud, Jr., Esq.* Arthur P. Byrne Ann Maynard Gray Arthur F. Weinbach	7
•	Reviewing and recommending to the independent members of the Board for approval the compensation of the chief executive officer
•	Reviewing and, with respect to certain senior officers, approving base salary levels, incentive compensation opportunities and incentive awards
•	Reviewing and, with respect to certain senior officers, approving benefits under plans exempt from the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)
•	Reviewing and recommending compensation of the members of the Board
•	Overseeing the granting of stock options, restricted stock units and other equity-based compensation
•	Reviewing and approving the annual compensation programs for all employees

See also the Compensation Committee Charter, Processes, Interlocks and Report, beginning on page 21 and Compensation Discussion and Analysis on page 23 for further detail regarding the functions of the Compensation Committee.

The four members of the Committee have been chief executive officers of organizations and have significant experience in addressing the compensation needs of the organizations they have run: Mr. Cloud served for several years as the chief executive officer of National Conference for Community and Justice and is an attorney; Mr. Byrne served as chief executive officer of Wiremold Corporation; Ms. Gray served as the president of the Diversified Publishing Group of Capital Cities/ABC, Inc.; and Mr. Weinbach served in several different roles, and ultimately chief executive officer, at Automatic Data Processing, Inc. and served as chairman of Broadridge Financial Solutions, Inc. and CA Technologies.

EXECUTIVE COMMITTEE
Responsibilities		Members	Number of 2011 Meetings
•	Exercising the powers and authority of the Board with respect to overseeing our property, affairs and businesses during periods between meetings of the Board	Thomas S. Johnson* Sanford Cloud, Jr., Esq. John H. Forsgren Ann Maynard Gray James D. Wehr Arthur F. Weinbach	None
The six members of the Executive Committee are the chairs of our four other committees, in addition to Mr. Wehr, as Chief Executive Officer and Mr. Johnson, as chair of the Executive Committee.

FINANCE COMMITTEE
Responsibilities		Members	Number of 2011 Meetings
•	Exercising the authority of the Board with respect to our financial and investment policies	John H. Forsgren* Martin N. Baily Gordon J. Davis, Esq. Augustus K. Oliver, II	5
•

Establishing and exercising general supervision over our investment policies and programs and authorizing the issuance of debt and the establishment of financing arrangements (other than through the issuance of stock)

•	Exercising general supervision over the disposition of our subsidiaries and of material assets
•	Reviewing policies and positions, and those of our major subsidiaries, regarding interest rate risk, liquidity management, counterparty risk, derivative usage and foreign exchange risk

The four members of the Finance Committee have deep experience in finance and/or investment: Mr. Forsgren holds a Master of Business Administration degree and has served in financial officer positions, including chief financial officer, in several different businesses; Mr. Baily holds a PhD in economics and has utilized his expertise in several positions in private sector and government, including the Council of Economic Advisers; Mr. Davis has served for many years on the boards of several mutual funds; and Mr. Oliver has been a principal in the investment management business for many years and holds a law degree.

GOVERNANCE COMMITTEE
Responsibilities		Members	Number of 2011 Meetings
•	Making recommendations to the Board with respect to matters of corporate governance	Ann Maynard Gray* Martin N. Baily Sanford Cloud, Jr., Esq. Gordon J. Davis, Esq.	6
•	Reviewing the committee structure of the Board
•	Presenting qualified candidates to the Board for election as directors
•	Exercising the authority of the Board with respect to matters relating to the interests of our shareholders or to our relationships to the community at large

The four members of the Governance Committee have significant experience in governance, from varying perspectives: Ms. Gray has served on several outside boards of directors and currently serves as the lead director of Duke Energy Corporation; Mr. Baily holds a PhD in economics and has utilized his expertise in several positions in private sector and government, including the Council of Economic Advisers; Mr. Cloud is an attorney, has served as the chief executive officer of a not-for-profit organization, has sat on the boards of several companies and has held elective office in the State of Connecticut; and Mr. Davis is an attorney, has served as the chief executive officer of a not-for-profit organization, has sat on the boards of several companies and has worked in various capacities for the City of New York.

Executive Sessions of the Board

As provided in the Corporate Governance Principles, the Non-Employee Directors of the Company meet in executive session at each regularly scheduled Board meeting. The non-employee chairman of the Board and chair of the Executive Committee of the Board, currently Mr. Thomas S. Johnson, presides at these meetings.

Director Independence

A majority of the directors of the Board must meet the criteria for independence established by the Board in accordance with the NYSE rules. Under these rules, a director will not qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company. As permitted by the NYSE rules, the Governance Committee has recommended, and the Board has adopted, a set of categorical standards (the “Categorical Independence Standards”) to assist the Board in making independence determinations. These Categorical Independence Standards may be found on our web site at www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance.”

In March 2012, the Governance Committee and the Board evaluated the independence of each director other than our chief executive officer, who is a Company employee, in accordance with the provisions of the Categorical Independence Standards and the NYSE rules. As a result of this evaluation, the Governance Committee has recommended, and the Board has affirmatively determined, that all members of the Board other than the chief executive officer, including all directors standing for election, are independent under both the Categorical Independence Standards and the NYSE rules.

Audit Committee Financial Expert

Mr. Arthur P. Byrne was determined by the Board, based on his education and experience, as set forth in the first chart under “Continuing Directors” section on page 9, to be the Audit Committee financial expert, as defined by applicable federal securities law. Mr. Byrne was determined by the Board to be independent, as described in Director Independence on page 14.

Director and Management Performance Evaluations

The Board is required under the Corporate Governance Principles to conduct an annual self-evaluation to assess its performance. As part of this self-evaluation process, the Governance Committee receives comments from all directors and provides its assessment to the Board as to the performance of the directors and the committees of the Board. This assessment focuses on the Board’s contribution to the Company, as well as areas in which either the directors or management believes the Board could improve. The Audit, Compensation, Governance and Finance Committees also conduct annual self-evaluations to assess their performance.

The Board also conducts an annual review of the Chief Executive Officer’s performance to ensure that the Chief Executive Officer is providing the best leadership for the Company in the long- and short-term. Under the procedures set forth in our Corporate Governance Principles, this process is led by our Governance Committee and Compensation Committee, in consultation with the entire Board, and the results of the review are communicated to the Chief Executive Officer directly by the chairs of the Governance Committee, the Compensation Committee and the Executive Committee, or their designees.

Director Nomination Process

Our Corporate Governance Principles give the Governance Committee responsibility for proposing qualified candidates to the Board. In considering candidates for nomination to the Board, the Governance Committee weighs a director candidate’s professional achievements, intellectual skills, diversity of professional experience, personal diversity, commitment to board service and integrity. In recruiting director candidates for nomination to the Board, the Governance Committee seeks to identify individuals whose records of achievement, breadth of experience, commitment to excellence and unquestioned integrity will best serve the Company in its pursuit of growth in the markets in which it operates, and in potential markets it may enter in the future, while at the same time assuring the Company’s shareholders and other constituencies that the Company remains firmly committed to the Company’s core ethical values. The application of these factors involves the exercise of judgment. As a result, the Governance Committee does not have a standard set of fixed qualifications that applies to all director candidates, although at a minimum each director candidate’s ability to satisfy any applicable legal requirements or listing standards and his or her ability and willingness to devote significant attention to the Company’s needs through regular attendance at meetings, preparation for meetings and availability for regular consultation between meetings is assessed.

Diversity is among the factors that the Governance Committee considers in identifying nominees for director. To that end, the Governance Committee has adopted a diversity policy with respect to the identification of director nominees. The policy provides that when assessing potential candidates, the Governance Committee (1) seeks candidates having a variety of backgrounds, including investment, management, accounting, marketing, law, economics, manufacturing, public sector, human relations and academia, and (2) seeks directors who are committed to ensuring that the organization values diversity. The Board therefore seeks candidates who will increase the diversity of the board in all respects and thereby benefit the Company with their ideas, perspectives, experience and wisdom.

When applying such factors in identifying director nominees, the Governance Committee considers how the candidate would contribute to the Board’s overall balance of diversity of expertise, perspectives, backgrounds and experiences in substantive matters pertaining to the Company’s business. On an annual basis, the Governance Committee, in consultation with the rest of the Board, conducts an evaluation on the composition of the Board and reviews the diversity policy to assess the effectiveness of such policy.

The Governance Committee may also consider particular areas of expertise for a given vacancy either because of needs arising from the retirement of a director or those arising out of changes in our business focus, our industry or the regulatory environment. Except in special circumstances, the Governance Committee generally will not recommend an increase in the number of directors beyond the current level of nine independent directors, plus our Chief Executive Officer.

The Governance Committee looks to its members and to other directors for recommendations for new directors. It may also retain a search firm and will consider individuals recommended by shareholders. Shareholders should submit their recommendation as outlined under Shareholder and Interested Party Communications on page 16. Shareholder recommendations for nominees will be evaluated on the same basis as other proposed nominees. If a vacancy on the Board exists or is anticipated, the Governance Committee will evaluate all proposed nominees in light of the standards above, as well as others deemed relevant or will consider recommending to the Board a reduction in the size of the Board upon such resignation. Following its evaluation of all proposed nominees and consultation with our Chief Executive Officer, the Governance Committee will recommend to the Board the individual(s) it considers most qualified to be nominated to run for election to the Board. The Board will make the final determination as to the individual(s) who will be nominated to run for election.

Director Orientation and Continuing Education

To best enable directors to serve as the ultimate monitor of the Company’s performance, the Company has an orientation and continuing education process for Board members that includes extensive materials, meetings with key management and visits to the Company’s headquarters. Through this process, members of the Board are educated on issues of importance to the Board, the Company and the businesses in which the Company is engaged by members of management or third parties having expertise in the subject areas discussed.

Code of Conduct

We have adopted a written Code of Conduct to govern and strengthen our commitment to our shareholders, customers, corporate citizenship, employees, ethics and compliance. The Company is committed to the highest standards of legal and ethical conduct in all of our business dealings, and the Code of Conduct represents a compilation of certain key policies, standards and guidelines which guide our business activities to ensure we uphold these standards. The Code of Conduct covers all areas of professional conduct, including, among others, conflicts of interest, corporate opportunities, insider trading, hedging of Company securities (see Anti-Hedging Policy on page 43 for more detail on the policy), confidentiality, protection and use of company property, customer complaints, fraud, compliance with legal and regulatory requirements, equal opportunity, sexual harassment, workplace safety and code compliance. All of our directors, officers and employees are required to abide by our Code of Conduct. Employees are required to report suspected violations of the Code of Conduct.

The Code of Conduct is available on our web site at www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance.” We intend to post any amendments to, or waivers of, the Code of Conduct applicable to our principal executive officer, principal financial officer or principal accounting officer on our web site. You may request a printed copy of the Code of Conduct, without charge, by writing to the Corporate Secretary at either of the addresses listed under Shareholder and Interested Party Communications on page 16.

Policy Regarding Transactions with Related Persons

On November 2, 2006, the Board adopted a written Policy Regarding Transactions with Related Persons (the “Related Person Policy”). The Related Person Policy provides that any Related Person (as defined by Item 404(a) of Regulation S-K) must promptly report to the Company’s General Counsel any direct or indirect material interest in any transaction that is reportable by the Company in its Proxy Statement pursuant to Item 404(a) of Regulation S-K (each, a “Related Person Transaction”), that is, any transaction in which the Company was or is to be a participant, the amount involved exceeds $120,000 and any Related Person had or will have a direct or indirect material interest. No Related Person

Transaction may be consummated or shall continue without the approval or ratification of the Audit Committee and any director that is a party to a Related Person Transaction shall recuse himself or herself from any such vote.

Transactions with Related Persons

State Farm Mutual Automobile Insurance Company (“State Farm”) beneficially owns more than 5% of our outstanding Common Stock. In 2011, our subsidiaries incurred total compensation of $2.4 million to entities which were either subsidiaries of State Farm or owned by State Farm employees, for the sale of our insurance and annuity products. During 2011, Phoenix Life made payments of $2.4 million to State Farm entities for this compensation.

Director Sanford Cloud, Jr., Esq. is the non-executive chair and a member of the limited liability company that serves as the general partner of Ironwood Mezzanine Fund LP (“Ironwood”), a mezzanine debt fund. For his services as non-executive chair of Ironwood, Mr. Cloud is paid an annual fee of $25,000. As a member of Ironwood, he also has an indirect equity interest in Ironwood. Phoenix Life is an investor in, and limited partner of, Ironwood. During 2011, Phoenix Life did not fund any pre-existing commitments to Ironwood; however, Phoenix Life did receive returns on sums previously invested in the amount of $1,482,336.

All Related Person Transactions have been approved or ratified by the Audit Committee in compliance with the Related Person Policy. The Board has determined that Mr. Cloud is independent under the Categorical Independence Standards and the NYSE rules.

Shareholder Rights Plan

We had a shareholder rights plan that was enacted at the time of the demutualization of the Company in 2001. Its 10-year initial term expired in June 2011 and the Board decided not to extend it.

Board Attendance and Annual Meeting Policy

Directors are expected to attend our Annual Meetings of Shareholders, Board meetings and meetings of the committees on which they serve. In 2011, there were 11 meetings of the Board. Each of the directors attended at least 75% of the meetings of the Board and committees on which he or she served. All members of the Board attended the 2011 Annual Meeting of Shareholders.

Shareholder and Interested Party Communications

If you would like to nominate an individual for election to the Board or submit a shareholder proposal for the 2013 Annual Meeting of Shareholders, we must receive your proposal at our executive offices in Hartford, Connecticut no later than November 30, 2012. Proposals for inclusion in the Proxy Statement must comply with the requirements of the Securities Exchange Act of 1934, as amended, including Rule 14a-8, as well as with our bylaws. A copy of our bylaws may be obtained from our Corporate Secretary at one of the addresses below.

Proposals should be addressed by e-mail to corporate.secretary@phoenixwm.com or by mail to:

Corporate Secretary

The Phoenix Companies, Inc.

One American Row

P.O. Box 5056

Hartford, Connecticut 06102-5056

If you wish to present a matter for action at the 2013 Annual Meeting of Shareholders, but choose not to do so under Rule 14a-8, you must deliver a notice containing the information required by the Company’s bylaws to our Corporate Secretary at the address above on or before February 13, 2013, but no earlier than January 15, 2013.

Shareholders and other interested parties who wish to communicate with any director(s), committee(s), the presiding director at meetings of non-management directors of the Company, the non-management directors as a group or the entire Board, should send such communication to the relevant director, committee, or group of directors in care of the Corporate Secretary at the mailing address above or to the e-mail address listed above, indicating the director, committee, or group of directors with which they wish to communicate. If shareholders or other interested parties making such communications want their identity to be kept confidential, they should so indicate in their letter or e-mail. The Corporate Secretary will promptly forward all communications to the designated director, committee or group of directors. Where appropriate, communications will also be reviewed by the Company’s General Counsel and/or Chief Compliance Officer.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

On March 7, 2012, the Audit Committee of our Board (the “Audit Committee”), subject to ratification by the shareholders, appointed PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, to audit and report on our consolidated financial statements for the fiscal year ending December 31, 2012. We have been advised that representatives of PwC will attend the Annual Meeting. They will have the opportunity to make a statement and to respond to questions from shareholders.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF PwC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

Fees Incurred for Services Performed by PwC

Our Board has a policy to assure the independence of its independent registered public accounting firm. Prior to each fiscal year, the Audit Committee receives a written report from PwC describing the elements expected to be performed in the course of its audit of the Company’s financial statements for the coming year. The Audit Committee may approve the scope and fees not only for the proposed audit, but also for various recurring audit-related services. For services of its independent registered public accounting firm that are neither audit-related nor recurring, a Company vice president may submit in writing a request to the Company’s internal auditor, accompanied by approval of the Company’s chief financial officer or chief accounting officer. The Audit Committee may pre-approve the requested service as long as it is not a prohibited non-audit service and the performance of such service would be consistent with all applicable rules on auditor independence. The Audit Committee may also delegate pre-approval authority to one or more of its members.

All services performed for us by PwC in 2011 and 2010 were pre-approved by the Audit Committee pursuant to the policy described above.

The services performed by PwC in 2011 and 2010 are described below. PwC does not provide any services to us prohibited under applicable laws and regulations. To the extent PwC provides us with consulting services, those services are closely monitored and controlled by both management and the Audit Committee to ensure that their nature and extent do not interfere with PwC’s independence. The independence of PwC is also considered annually by our Board.

PwC Fees	2011	2010

Audit Fees(1)	$2,418,000	$2,384,500
Audit-Related Fees(2)	115,000	517,400
Tax Fees	0	0
All Other Fees(3)	2,400	3,700
Total Fees	$2,535,400	$2,905,600

(1)

Amounts represent fees for the annual audits of our financial statements and internal controls, reviews of our financial statements for interim periods, audits of statutory and other regulatory filings and audits of our internal control over financial reporting. In addition, these amounts include fees for consents and other assistance related to documents filed with the Securities and Exchange Commission.

(2)

Amounts represent fees for employee benefit plan audits, control reviews, and the performance of agreed-upon procedures for regulatory purposes. The 2010 amount includes fees for due diligence reviews.

(3)

Amounts represent fees for research and regulatory reporting compliance software.

OTHER MATTERS

We are not aware of any matters, other than those referred to in this Proxy Statement, which will be presented at the Annual Meeting of Shareholders. If any other appropriate business is properly presented at the Annual Meeting of Shareholders, the proxies named in the accompanying form of proxy will vote the proxies in accordance with their best judgment in the interests of the Company.

AUDIT COMMITTEE CHARTER AND REPORT

Audit Committee Charter

The Audit Committee of the Board (the “Audit Committee”) reports to the Board and is responsible for overseeing and monitoring the Company’s financial accounting and reporting process, the system of internal controls established by management and the audit process of the Company. The Board adopted a written charter for the Audit Committee in 2001. Since then, the Board has amended the charter to conform to new requirements under applicable law, United States Securities and Exchange Commission (“SEC”) regulations and the New York Stock Exchange listing standards. A copy of this amended charter may be found on our web site, www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance.” The charter sets out the responsibilities, authority and specific duties of the Audit Committee. It also specifies the structure and membership requirements of the committee, as well as the relationship of the Audit Committee to the Company’s independent registered public accounting firm, internal auditor and management.

Audit Committee Report

The Audit Committee has submitted the following report for inclusion in this Proxy Statement:

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and for the Company’s reporting process, including its systems of internal controls. PricewaterhouseCoopers LLP (“PwC”) is the Company’s independent registered public accounting firm, responsible for auditing the Company’s annual financial statements and performing quarterly reviews. In fulfilling its responsibilities, the Audit Committee relies, without independent verification, on the information provided by the Company’s management and by PwC.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and has met, reviewed and discussed with management and with PwC, the Company’s audited financial statements for the year ended December 31, 2011. The Audit Committee also discussed with PwC the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T, including:

•

PwC’s responsibilities under generally accepted auditing standards;

•

the Company’s significant accounting policies;

•

management’s judgments and accounting estimates;

•

any significant audit adjustments;

•

any disagreements with management; and

•

any difficulties encountered in performing the audit.

Additionally, the Audit Committee met throughout the year with PwC, the Company’s chief financial officer and the Company’s internal auditor to discuss the results of their examinations and evaluations of the Company’s internal controls and of the overall quality, not just the acceptability, of the Company’s financial reporting process. The meetings with PwC occurred both with and without members of management present; the meetings with the chief financial officer and the internal auditor occurred both with and without other members of management present.

The Audit Committee has received from PwC the written disclosure and the letter required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence from the Company. PwC has confirmed in its letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws. The Audit Committee has considered whether provision of the non-audit services rendered by PwC during the Company’s most recent fiscal year is compatible with maintaining the independence of such auditors and deemed that it was.

Based on the reviews and discussions referred to in this report, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and be filed with the SEC. The Audit Committee has also approved, subject to shareholder ratification, the selection of PwC as the Company’s independent registered public accounting firm for the fiscal year 2012.

THE AUDIT COMMITTEE

Arthur F. Weinbach, Chair
Arthur P. Byrne
John H. Forsgren
Augustus K. Oliver, II

COMPENSATION COMMITTEE CHARTER, PROCESSES, INTERLOCKS AND REPORT

Compensation Committee Charter

The Compensation Committee of the Board (the “Compensation Committee”) consists of independent members of the Board, and meets at scheduled times during the year. Its purpose is to assist the Board in fulfilling its responsibility to maximize long-term return to our shareholders by ensuring that directors and employees are compensated according to the Company’s compensation philosophies, objectives and policies. The Compensation Committee’s responsibilities, summarized on page 12 of this Proxy Statement, are explicitly set forth within the terms of its charter, and are reviewed by the Board at least once a year. A copy of this charter may be found on our web site, www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance.” The charter sets out the responsibilities, authority and specific duties of the Compensation Committee. It also specifies the structure and membership requirements for the Compensation Committee.

Processes and Procedures Related to Executive and Director Compensation

Pursuant to its charter, the Compensation Committee has the following authority and responsibilities with regard to determination and consideration of executive and director compensation:

•

assisting the Company in defining an executive total compensation policy for the Company and its subsidiaries that:

•

supports the Company’s overall strategy and objectives;

•

supports the attraction and retention of executives;

•

links total compensation to financial performance and the attainment of strategic objectives; and

•

provides competitive total compensation opportunities at a reasonable cost while enhancing the ability to fulfill the Company’s objectives;

•

evaluating the risk related to the design and operation of the Company’s incentive compensation plans;

•

reviewing and approving new compensation plans when appropriate to maintain consistency with our compensation policy and to monitor the appropriateness and effectiveness of such plans;

•

making any and all determinations necessary to qualify any compensation intended to be exempt from section 162(m) of the Internal Revenue Code of 1986, as amended, as performance-based compensation; and

•

reviewing director compensation at least biennially and recommending to the Board any changes it believes to be appropriate. See Director Compensation Review on page 64.

Annually, the chief executive officer (“CEO”) makes recommendations to the Compensation Committee with regard to base pay, target annual incentives, and target long-term incentives (collectively referred to as “Direct Compensation”) for:

•

all Named Executive Officers (“NEOs”) except the CEO; and

•

executive vice presidents and above, as well as any Section 16 officers who are below the level of executive vice president.

The Compensation Committee is responsible for reviewing the CEO’s recommendations and all components of the NEOs’ compensation and making final decisions on Total Direct Compensation based on the Company’s compensation philosophy. See Determining Total Direct Compensation Levels on page 26.

With regard to the CEO, the Compensation Committee is responsible for making compensation recommendations to the Board for its approval.

The Compensation Committee has delegated the following authority to the CEO, except as to Section 16 officers and executive vice presidents and above (as defined in the Compensation Committee charter):

•

granting awards of restricted stock, restricted stock units (“RSUs”) and long-term performance units under The Phoenix Companies, Inc. 2003 Restricted Stock, Restricted Stock Unit and Long-Term Incentive Plan (the “RSU Plan”);

•

determining the treatment of stock options under the Stock Incentive Plan, except for senior vice presidents and higher, and RSUs under the RSU Plan upon retirement for participants who terminate employment for any reason other than for cause, provided the participant qualifies for immediate commencement of early or normal retirement benefits under The Phoenix Companies, Inc. Employee Pension Plan (the “Employee Pension Plan”); and

•

determining the terms of RSU deferral offerings under the RSU Plan, including but not limited to, the opportunity to defer receipt of RSUs until termination of employment (or later, if required by law), receipt of dividend equivalents during deferral period, receipt of interest on dividend equivalents, and reinvestment of dividend equivalents in additional RSUs.

The Company’s legal and human resources executives support the Compensation Committee in its work. These executives or the CEO recommend, but do not determine, the amount and form of executive and director compensation. During 2011, the Compensation Committee and the Board had its own independent compensation consultant that advised it on executive compensation matters. See Role of Compensation Consultant on page 44. The Compensation Committee has the sole authority to retain and terminate any such compensation consultant used to assist it in the evaluation of director, CEO or senior executive compensation. The Compensation Committee also has the sole authority to approve the consultant’s fees and other retention terms and to monitor the consultant’s objectivity and independence when rendering advice to the Compensation Committee. The Board’s and Committee’s consultant provided advice on a variety of matters in 2011.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during 2011 or as of the date of this Proxy Statement is or has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Compensation Committee or Board.

Compensation Committee Report

The Compensation Committee has submitted the following report for inclusion in this Proxy Statement:

Our Compensation Committee has reviewed and discussed Compensation Discussion and Analysis (which follows this report) contained in this Proxy Statement with management. Based on our review of, and the discussions with management with respect to, Compensation Discussion and Analysis, we recommended to the Board that Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the United States Securities and Exchange Commission.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

THE COMPENSATION COMMITTEE

Sanford Cloud, Jr., Esq., Chair
Arthur P. Byrne
Ann Maynard Gray
Arthur F. Weinbach

COMPENSATION OF EXECUTIVE OFFICERS

The following compensation discussion contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of our discussion regarding the compensation of our executive officers in this Proxy Statement and should not be interpreted, or relied upon, as statements of our expectations or estimates of results or other guidance. We specifically caution our shareholders not to apply these statements to other contexts.

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) describes the material elements of Phoenix’s executive compensation program for fiscal 2011 for our named executive officers (“NEOs”). For fiscal 2011, our NEOs are:

•

James D. Wehr, President and Chief Executive Officer (“CEO”);

•

Peter A. Hofmann, Senior Executive Vice President and Chief Financial Officer (“CFO”);

•

Philip K. Polkinghorn, Senior Executive Vice President, Business Development;

•

Bonnie J. Malley, Executive Vice President and Chief Administrative Officer; and

•

Christopher M. Wilkos, Executive Vice President and Chief Investment Officer.

Executive Summary

In this Executive Summary, we will provide an overview of our executive compensation program and results in the context of our business strategy and performance.

The design and objectives of our executive compensation program are based on a pay for performance philosophy in which incentives represent a significant component of an executive’s compensation opportunity. It is focused on execution against performance measures that align directly with our strategic direction. All elements of the compensation program have been designed with this philosophy in mind, and resulting compensation shows a clear alignment with financial results and shareholder interests.

Following the global economic downturn in 2008 and 2009, the Company changed its strategic direction and business model and adjusted compensation practices to reflect this new direction as well as its smaller size. Mr. Wehr was promoted to CEO in 2009, and under his leadership, the Company has pursued a business plan based on our four strategic pillars: balance sheet strength, policyholder service, operational efficiency and profitable growth. These pillars represent the highest priorities for the business and are a critical foundation as we rebuild the Company for current and future success. We believe that improvement in these pillars will lead to long term value for our shareholders.

The Company has made significant progress, despite the challenging operating environment. In 2011, the fundamentals of our business were solid, and there was measurable progress against each of the four strategic pillars outlined above. Our balance sheet is stronger, with significant improvements to statutory surplus, risk based capital ratio, and investment portfolio quality and performance. Our focus on policyholder service resulted in significant improvement in policy persistency. We reduced expenses meaningfully by pursuing operational efficiencies in addition to previous workforce reductions and adjustments to compensation and benefit programs. Also, we have begun to see profitable growth, both in sales of our repositioned annuity product line and earnings from our distribution subsidiary.  Two of the major rating agencies (Moody’s and A.M. Best) acknowledged this progress by revising Phoenix’s outlook from “stable” to “positive.”

Over the last three years, the Company has adjusted compensation practices to reflect various internal and external challenges as well as its smaller size. For example, when changes in leadership have occurred, the Company has established a practice to set target pay levels for new incumbents, including the CEO, lower than that of their predecessors. We also reduced aggregate long-term incentive target awards and adjusted market references used in determining pay levels down. In addition to these market references, we factor in a number of considerations in determining pay levels, including individual performance and strategic importance of role.

The 2011 compensation program was designed to reflect dynamics more suited to a stable, growing company and to continue to demonstrate the Company’s commitment to responsible pay practices and sound corporate governance. For example, long-term incentive opportunities were designed to incorporate an equity aspect through the inclusion of the stock price modifier to more closely align the cash awards with shareholder interests. We increased the weights related to profitable growth within our annual and long-term incentive plans. In addition, we reduced the benefits under change-in-control agreements effective on January 1, 2012 to align them further with prevailing practices. The Compensation Committee has and will continue to take action to structure our executive compensation practices in a manner that is performance-based with a view towards maximizing long-term shareholder value.

Consistent with our pay for performance philosophy, the compensation for executives who bear the most responsibility for our performance is heavily weighted toward at-risk incentives based on multiple metrics closely aligned with our business objectives.  Seventy-five percent (75%) of our CEO’s target pay and, on average, 64% of the pay for our other NEOs is performance-based and subject to the achievement of pre-defined performance targets.

Performance measures in our 2011 annual and long-term incentive (“LTI”) programs are tied directly to our four strategic pillars, which are the underpinnings of our turnaround strategy. Under both the annual and LTI plans, four one-year performance goals are set at levels that generally require meaningful improvement over the prior year. Because of share constraints, 2011-2013 LTI awards will be paid in performance cash. To align the interests of our executives with those of our shareholders, these LTI performance cash awards are also adjusted at the end of the performance period based on stock price performance using a stock price modifier. Consistent with the implementation of our strategic business plan, both our 2012 annual incentive plan and 2012-2014 LTI cycle will be revised to better align with the evolving strategic focus areas. In the annual plan, we will add new measures related to new business profitability, and increase the overall weighting on measures related to the profitable growth strategic pillar from 40% to 50%. Within the 2012-2014 LTI Program, we are implementing different measures, increasing the emphasis on profitable growth and increasing our performance period from one to two years, while maintaining the three-year stock price modifier capped at 150%.

The Summary Compensation Table on page 45 shows an increase in CEO pay year-over-year. The increase reflects two key factors and is primarily attributable to increases in performance-based compensation. First, in recognition of his early success in leading the Company to a stronger position, and to align him further with the success of future growth initiatives, Mr. Wehr received an 8% increase to his ongoing target pay opportunity and a one-time special award of performance restricted stock units (“PSUs”) with target opportunity at grant equal to roughly 21% of his new ongoing pay target. There is no accelerated vesting of Mr. Wehr’s awards in the event of termination. Second, Mr. Wehr’s 2011 annual incentive payout increased because of strong results against 2011 targets.

In summary, the Company has made significant changes to its strategic direction, business strategy, and compensation practices over the past several years, and has made meaningful progress on operational and financial measures. While the positive momentum was not yet reflected in the stock price at the end of 2011, we believe we are focused on the right priorities, and that improvement in our established performance measures will lead to long-term value for our shareholders.

Objectives of Executive Compensation Program

Closely aligned with our business strategy, our executive compensation program seeks to motivate and reward strong business performance to position the Company for continued growth. It is designed to achieve the following objectives:

•

Link compensation to performance results. The program is weighted in favor of incentive pay, in the form of annual and long-term performance incentives, to motivate and reward the creation of shareholder value.

•

Attract, motivate and retain high-caliber leadership by providing competitive compensation opportunities. The program assesses total compensation opportunities against appropriate groups of life insurance companies to attract and retain executives with the experience and talent required to achieve our strategic objectives. We complement this review by assessing the strategic value of each NEO role to align total compensation opportunities with relative strategic value.

•

Align the interests of our NEOs and shareholders. The program rewards our NEOs when their performance produces profitable growth and improving returns. In 2011, the business goals used for determining annual and long-term incentive awards were based on four measures aligned with the business strategy, three financial and one operational. These measures of success create a close alignment between our NEOs and shareholder interests. Further, the long-term incentive awards are adjusted based on stock price performance.

Elements of Compensation

The executive compensation program consists of base pay, annual incentives and long-term incentives (collectively referred to as “Total Direct Compensation”), broad-based benefit plans available to all employees, stock awards to recognize special circumstances, share ownership and retention guidelines, deferred compensation, perquisites, executive severance and change-in-control arrangements.

A description and the objective of each compensation element are summarized in the table that follows.

Compensation Element	Description	Objective
Base Salary

Fixed rate of pay that compensates employees for fulfilling their basic job responsibilities.

For NEOs, increases are generally provided in the case of a significant increase in responsibilities or a significant discrepancy vs. the market.

Attract and retain high-caliber leadership
Annual Incentives

Incentive compensation that promotes and rewards the achievement of annual performance objectives.

Most employees participate in a Company incentive plan. Because the continued focus in 2011 was on building the Company’s financial strength, annual measurements were based on four measures (three financial and one operational) for all NEOs except the Chief Investment Officer (“CIO”), whose measures were equally weighted between the corporate and investment incentive plans.

Annual incentive targets are denominated as a percent of salary.

Link compensation to annual performance results Attract, motivate and retain high-caliber leadership Align the interests of NEOs and shareholders
Long-Term Incentives

Incentive compensation that promotes and rewards the achievement of long-term performance objectives.

When equity vehicles are used, stock options typically vest ratably over three years with a 10-year option term and RSUs typically vest on the third anniversary of the award date.

In 2011, due to equity constraints, the Company’s core program provided for one-year performance-based cash, subject to a stock price modifier to provide alignment with shareholders. An additional two-year vesting period was required if performance measures were met. See 2011-2013 Long-Term Incentive Program on page 39.

Link compensation to performance results Attract, motivate and retain high-caliber leadership Align the interests of NEOs and shareholders
Non-Qualified Deferred Compensation

The opportunity to defer receipt of base salary and long-term incentives (RSUs) may be offered to assist NEOs and certain other employees in tax and retirement planning.

Salary deferral includes additional Company matching contributions which are otherwise above Internal Revenue Code limits on The Phoenix Companies, Inc. Savings and Investment Plan (the “401(k) Plan”).

Cash deferrals can be allocated to investment options similar to those in the 401(k) Plan. Equity deferrals are denominated in the form of RSUs.

Attract and retain high-caliber leadership Provide market competitive compensation
Supplemental Retirement Plans

Non-qualified pension plans that provide retirement income to select employees based upon the Company’s broad-based retirement plan formulas, which are restricted by certain Internal Revenue Code limits and, for certain benefits, do not include incentive pay. All benefit accruals under the plans were frozen as of March 31, 2010.

Retain high-caliber leadership
Executive Severance and Change-in-Control Agreements

NEOs and select executives are eligible to receive executive severance or change-in-control protections in certain circumstances. As of December 31, 2011, there were nine executives with change-in-control agreements and 18 employees eligible for the executive severance plan.

These benefits provide income protection in the event of involuntary loss of employment not due to cause in exchange for the executive’s agreement not to bring claims against the Company, or engage in competitive activities.

Attract and retain high-caliber leadership
Perquisites

Perquisites provided to NEOs include nominal reimbursement for preventive medical care expenses, a financial planning allowance, relocation benefits and reimbursements for spousal travel expenses when required for business functions.

Provide market competitive compensation
Share Ownership and Retention Guidelines	Guidelines that provide a target ownership level to be attained and require the retention of a portion of all stock awards, including long-term incentive RSUs.	Align the interests of Senior Management and shareholders

Determining Total Direct Compensation Levels

For our purposes, Total Direct Compensation target is defined as base salary plus target annual incentives plus target long-term incentives. As one input to establishing target levels of Total Direct Compensation opportunity for NEOs, the Compensation Committee conducts an assessment of current compensation levels relative to the market. The Company’s changing size and business model required a new approach to evaluating executive pay levels that acknowledged the fact that the Company continues to compete with larger insurance companies for talent, but on a smaller asset base. Therefore, in 2011, for each executive position that can be matched to the market, we consider median target cash compensation levels (base salary plus target annual incentive) from three perspectives, as available (additional detail of each survey is provided below):

•

2011 Towers Watson Diversified Insurance Study of Executive Compensation

•

2011 US Mercer Benchmark Database — Executive — All-Industry

•

2011 US Mercer Benchmark Database — Executive — Insurance Subset

2011 Towers Watson Diversified Insurance Study of Executive Compensation (“DIS”)

The DIS provides data based on input from 29 insurance companies with median assets of $141 billion, and includes subset reports on smaller participants, representing 13 companies (including the Company) with assets under $125 billion. We assess against the median of companies with assets under $125 billion when sufficient data exists. When sufficient data does not exist for smaller companies, we assess against the 25th percentile for all companies.

Subset of Companies Included in DIS with Total Assets Below $125 Billion
AFLAC, Inc.	The Phoenix Companies, Inc.
American United Life	Securian Financial Group
CIGNA	Sun Life Financial, Inc.
CNO Financial	Thrivent Financial for Lutherans
Genworth Financial	Unum Group
Guardian Life	USAA
Pacific Life

2011 US Mercer Benchmark Database — Executive (“Mercer”)

The Mercer survey provides general industry data on executive positions based on input from over 2,400 organizations, with median revenues of $1 billion, including data on over 100 insurance companies, with median assets of about $15 billion.

How We Determine Compensation Adjustments

Adjustments to individual target compensation levels are based on an assessment of three factors:

1.

Compensation Relative to Market. Prior to 2009, we targeted between the 50th and 75th percentiles of the DIS subset of smaller companies. As previously mentioned, a new assessment approach was introduced in 2009, in which we compare total salary and annual incentive target opportunities for our NEOs to a range of median market values based on the market data discussed above. As a result, given the change in the assessment approach, and the resulting lower market values of target cash for comparison purposes, some of our senior managers, including some of our NEOs, are now at or above the high end of the new market ranges. In response to this, except for NEOs who were new to their roles in 2009, 2010-2012 LTI targets were reduced by 30% to 51% to better align with the market.

2.

Strategic Value of the Position. The CEO evaluates each NEO position on its potential impact to the Company’s ability to meet strategic objectives and financial and operational targets and makes recommendations to the Compensation Committee based on such evaluations. This assessment is typically conducted annually, as changes to business priorities may cause a role to increase or decrease in strategic importance relative to other roles.

3.

Individual Performance. The CEO assesses each NEO based on individual performance evaluations for the most recent one to two years, including an assessment of the individual’s contribution to the Company’s overall results, performance against business unit goals and leadership and makes recommendations to the Compensation Committee based on the assessments.

In general, for individuals within or below the market range, increases to Total Direct Compensation targets will typically be accomplished through any mix of increases to base salary, annual incentives or long-term incentives. For individuals above market range, increases and decreases to Total Direct Compensation targets will typically be accomplished through adjustments to long-term incentives.

The Compensation Committee takes a similar approach to evaluating the CEO’s compensation in making its recommendation to the Board.

As a result of our pay for performance philosophy and the significance placed on incentives tied to our business objectives, actual compensation can vary significantly from Total Direct Compensation targets, and can vary significantly from year to year relative to peer companies based on company performance.

In 2012, none of our NEOs will receive compensation increases, and there are no special incentive awards. Additionally, within our annual and LTI incentive programs, we have increased the emphasis on earnings, and increased the performance period on our LTI measures from one to two years.

Other Pay Practices

Consistent with our pay for performance philosophy, NEO total pay packages are comprised primarily of the direct pay elements discussed in detail above (i.e., base salary, annual incentive, and long-term incentives). We are also committed to responsible pay practices and sound corporate governance with our other pay practices, many of which reflect changes made during the last several years.

•

In our change-in-control agreements, we eliminated gross ups for excise taxes, capped the benefits to 2.99 times average annual compensation, eliminated retirement enhancements, and imposed non-compete restrictions, among other things.

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To encourage stock ownership, the Company provides a set of guidelines that require ownership and retention levels of Common Stock for NEOs, further aligning the common interests of management and shareholders.

•

The Company has a Sarbanes-Oxley-compliant clawback policy.

•

There is an anti-hedging policy for all directors and employees of the Company as part of its Code of Conduct.

•

As part of the process for risk oversight, the Company performs a risk assessment of all compensation programs annually.

•

As of March 31, 2010, all benefit accruals in the Company’s broad-based pension plan and SERPs were frozen.

•

Perquisites and other personal benefits are a de minimis component of our executive compensation program.

Determining Other Compensation Levels and Elements

In addition to the market reviews that we conduct to identify target compensation levels for Total Direct Compensation, we periodically conduct studies among peer companies concerning general compensation and benefit practices, plan designs, and trends, including executive compensation practices such as change-in-control and severance design. For this purpose, we typically consider appropriate groups of peer companies, including many that we compete with for talent in the Greater Hartford region. General industry practices may also be considered. Depending on the purpose of the study and the segment(s) of the Company involved, the peer groups may vary from study to study. This informs us about our competitors’ practices when designing programs to meet our compensation objectives.

For purposes of determining the types and levels of broad-based benefits that are generally available to all of our employees, our overall benefit plan strategy is to provide a core set of health, welfare, work-life, pension and retirement-savings benefits that are competitive with the market. The supplemental retirement and non-qualified benefits discussed in this Proxy Statement are determined based on this strategy, since these programs serve a broader group of employees than the NEOs, and complement our other retirement programs. The Company’s most recent comprehensive review for these benefits was conducted in 2009 using the Hewitt Benefit Index for 2009, which was an analysis of 13 insurance companies chosen by the Company. This analysis was supplemented with a study of practices of other financial companies doing business in the Hartford region. As a result of the 2009 study, the Company decided to freeze benefit accruals under its broad-based and non-qualified pension plans as of March 31, 2010, enhance its broad-based and non-qualified 401(k) plans as of April 1, 2010 and revise its retiree health and welfare coverages as of April 1, 2010 and January 1, 2011.

For purposes of determining the design and level of other executive compensation elements, such as change-in-control agreements and severance plan design, the Company also considers market practices and trends, typically for both general industry and peer companies. Market reviews concerning executive compensation elements are typically directed by the Compensation Committee, and performed by its compensation consultant and management. The Company’s most recent comprehensive review for change-in-control provisions was conducted in 2011 based on a review of general industry trends and a review of 10 public insurance companies with assets similar in size to the Company. Assets for the group range from approximately $10 billion to $60 billion and median assets of approximately $22 billion.

Change-in-Control Peer Group Companies
American Equity Investment Life Holding Company	Protective Life Corp.
CNO Financial	Stancorp Financial Group, Inc.
Delphi Financial Group, Inc.	Symetra Financial
FBL Financial Group	Torchmark Corp
Primerica	Unum Group

That analysis revealed that our change-in-control arrangements that were effective January 1, 2012 were generally consistent with market practice. The next review is scheduled to be conducted in 2013 for change-in-control agreements, if any, that will be effective January 1, 2014. See also Change-in-Control Agreements on page 57.

 Commitment to Pay for Performance

Consistent with the compensation objectives outlined above, we have established a strong pay-for-performance culture, including a mix of compensation elements for NEOs heavily weighted in favor of incentive programs aligned with our business objectives. For example, the 2011 target compensation mix for Mr. Wehr, our CEO, was 25% base salary and 75% incentive pay, while the target 2011 compensation mix for the other NEOs was 30% to 40% base salary and 60% to 70% incentive pay, as described in more detail in the Total Direct Compensation Mix section on page 30.

Performance Measurement

Since Mr. Wehr’s promotion to CEO in 2009, we have pursued a business plan based on our four strategic pillars, which we believe will lead to creating value for shareholders.

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Balance sheet strength

•

Policyholder service

•

Operational efficiency

•

Profitable growth

The performance measures in our annual and long-term incentives (LTI) programs are directly tied to these four pillars.

Alignment of Compensation Design to Our Business Objectives
Four Strategic Pillars	Annual Incentive Plan Performance Measures	Long-Term Incentive Performance Measures
Balance Sheet Strength	Risk Based Capital	Risk Based Capital
Policyholder Service	Surrender Ratios	Surrender Ratios
Operational Efficiency	Cash-Based Expenses	Cash-Based Expenses
Profitable Growth	Pre-Tax Operating Income	Pre-Tax Operating Income
Stock Price

In addition to performance against four pillar goals, LTI awards are adjusted based on stock price performance. Because of share constraints, 2011-2013 LTI awards will be paid in performance cash. To align the interests of our executives with those of our shareholders, these LTI performance cash awards are also adjusted at the end of the performance period based on stock price performance using a stock price modifier or multiplier.

•

Stock price ultimately drives value for shareholders, and for our NEOs as described below.

•

Despite marked improvement on the four strategic pillars, our stock price declined 34% in 2011, and, if this decline is sustained, LTI awards will be impacted accordingly.

[1] Reflects closing price of stock on April 14, 2009. Mr. Wehr was appointed CEO effective April 15, 2009.

As a design element, the modifier is relatively simple. An initial LTI award is earned based on annual performance against the established performance measures. The award vests after two years and the final payout is determined by stock price performance for the full three-year period. At the end of the three-year period, the initial award amount is multiplied by the modifier, which equals the ending stock price (as determined by the 30-day average trading price at the end of 2013) as a percentage of grant date stock price (up to a maximum of 150%). Incorporation of the stock price modifier allows cash awards to mimic equity as it moves on a one for one basis with stock price.

CEO Compensation

The Summary Compensation Table on page 45 shows an increase in CEO pay year-over-year. The increase reflects two key factors and is primarily attributable to increases in performance-based compensation.

Increases in target pay opportunity. In early 2011, the Committee approved an 8% increase to Mr. Wehr’s ongoing target pay opportunity (8% increases to each of base salary, target bonus, and target LTI values) and also approved a one-time special award of performance restricted stock units (PSUs) with target opportunity at grant equal to roughly 21% of his new ongoing target total pay. The Committee made this adjustment to recognize Mr. Wehr’s early success in leading Phoenix to a stronger position since his promotion to CEO. Strategic initiatives implemented under his leadership have taken hold and are yielding positive results. To maintain momentum, and further align him with the success of future growth initiatives, the special award was made in PSUs. With these changes, his compensation is still within the middle of the range of the Phoenix insurance company peer group (his pay upon becoming CEO had originally been set at the lower end of the peer group taking into account the company’s size, financial challenges and near-term growth opportunities as well as Mr. Wehr’s newness in the role).

Above-target annual incentive payout. Mr. Wehr’s FY 2011 annual incentive payout increased because of strong results against targets. Realizable pay from his 2011 annual incentive, LTI, and special award of PSUs is aligned with company performance results on the four strategic pillars. The two latter elements are explicitly tied to stock price performance, directly linking Mr. Wehr’s pay to underperformance of the stock should it continue over the performance period.

Historical target and actual pay. When Mr. Wehr became CEO, he received a one-time special equity grant of 100% PSUs and options that have a $5.00 vesting condition in May 2012 and May 2014, respectively. Prior to 2011, Mr. Wehr had not received an increase to his ongoing pay since becoming CEO in 2009, and the realizable value of his annual and LTI awards from 2009 and 2010 has been below target.

To the extent stock price underperforms for our shareholders, Mr. Wehr is similarly impacted with respect to long-term elements of his compensation. Based on our stock price as of fiscal year end 2011, the values of our long-term cash and equity awards to Mr. Wehr over the past three years were 38% lower than the grant date values, and the value of his overall compensation was 22% lower than the grant date values. The chart below illustrates the grant date value versus realizable value, based on a 2011 fiscal year end share price of $1.68, of cumulative CEO compensation over the last three years.

Phoenix 3-Year Cumulative CEO Pay, 2009-2011
Base + Annual Incentives + Long-Term Incentives + Special One-Time Awards
3-year cumulative ($000s)
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
Total: $9,113
Options
PSUs
Performance Cash
Target Annual Incentive
Base
-100%
-42%
-24%
0%
0%
Total: $7,128 (-22%)
Options ($0)
PSUs
Performance Cash
Actual Annual Incentive
Base
Base + Target Annual Incentive + Grant Date Fair Value of Long-Term Incentive
Base + Actual Annual Incentive + Intrinsic Value of Long-Term Incentive (price at $1.68)

Other elements of Mr. Wehr’s compensation include participation in our retirement programs, eligibility for change in control and post-termination arrangements, and limited perquisites.

Total Direct Compensation Mix

In line with our pay-for-performance philosophy, the compensation for executives who bear the most responsibility for our performance is heavily weighted toward at-risk annual and long-term incentives based on multiple metrics closely aligned with our business objectives. We generally structure incentive pay between 70% and 80% for the CEO and between 60% and 70% for the other NEOs for target performance. We may, at times, deviate from these ranges due to market conditions, retention risks, changes in business strategy, or other factors. Currently, each NEO’s incentive pay targets are within these ranges. For 2011, 75% of our CEO’s target pay and, on average, 64% of the pay for our other NEOs is performance-based and subject to the achievement of pre-defined performance targets. Long-term performance awards account for 50% of CEO compensation and, on average, 26% of other NEO compensation. Due to equity constraints, these awards were granted in performance cash subject to a stock price modifier, which ties them to the long-term performance of our share price. Adjusting the cash awards based on share price strongly aligns the interests of our executives with those of our shareholders.

Note that in the CEO graphic, the LTI portion excludes a one-time PSU grant with grant date fair value of $600,000.

Base Salaries

Base salaries are also based on market comparisons, relative strategic value of role, and individual performance. As a result, since 2009, none of our NEOs, except for Messrs. Wehr and Wilkos, have had an increase in base salary. Messrs. Wehr and Wilkos have had increases due to their promotions to positions of greater responsibility. In 2009, Mr. Wehr was appointed as CEO, and Mr. Wilkos was appointed as his successor as CIO. Messrs. Wehr and Wilkos also received increases to their ongoing target pay opportunity of 8% and 5%, respectively, in 2011 based upon their strong performance and compensation relative to market.

In 2009, the Company established a practice to set pay levels for new incumbents, including the CEO, lower than that of their predecessors.

2011 Base Salary and Incentive Targets
Name	Position	Base Salary	Annual and Long-Term Incentives at Target	Total Direct Compensation at Target	Incentive at Target as Percentage of Total Direct Compensation Target
James D. Wehr	President and Chief Executive Officer	$700,000	$2,100,000(1)	$2,800,000	75%
Peter A. Hofmann	Senior Executive Vice President and Chief Financial Officer	425,000	765,000	1,190,000	64%
Philip K. Polkinghorn	Senior Executive Vice President, Business Development	475,000	867,500	1,342,500	65%
Bonnie J. Malley	Executive Vice President and Chief Administrative Officer	360,000	556,000	916,000	61%
Christopher M. Wilkos	Executive Vice President and Chief Investment Officer	370,000	663,000	1,033,000	64%

(1)Excludes special one-time grant of PSUs with grant date fair value of $600,000.

Annual and Long-Term Incentive Targets

Annual and long-term incentive targets are determined by a variety of factors, as described above in the Determining Total Direct Compensation Levels section on page 26, including current compensation relative to market, relative strategic value of role, and individual performance. As highlighted in the Executive Summary:

•

Annual incentive target opportunities as a percent of salary in 2011 reflect 2008 levels for all NEOs except for incumbents who changed roles during the period. In 2009, Mr. Wehr was appointed as Chief Executive Officer, and Mr. Wilkos was appointed as his successor as Chief Investment Officer.

•

Annual incentive target payout levels in 2011 were 50% of target for threshold performance, 100% of target for target performance, and 200% of target for maximum performance.

•

In 2010, the approach to long-term incentive program (“LTIP”) targets was revised from a set LTIP award target as a percentage of salary to an allocation based on a number of factors that may vary from year to year. In 2010 and 2011, adjustments to individual awards were made for relative strategic value of role, individual performance, and target total cash compensation relative to market. As a result, LTIP awards for the majority of participants are lower than pre-2010 levels.

2011 Base Salary and Incentive Targets as Percentage of Total Direct Compensation
Name	Position	Base Salary	Annual Incentive Target	Long-Term Incentive Target
James D. Wehr	President and Chief Executive Officer	25%	25%	50%
Peter A. Hofmann	Senior Executive Vice President and Chief Financial Officer	36%	36%	29%
Philip K. Polkinghorn	Senior Executive Vice President, Business Development	35%	46%	19%
Bonnie J. Malley	Executive Vice President and Chief Administrative Officer	39%	33%	27%
Christopher M. Wilkos	Executive Vice President and Chief Investment Officer	36%	32%	32%

Annual Incentives

Annual incentives provide our NEOs with compensation opportunities that promote and reward the achievement of annual performance objectives. Under our annual incentive plan, each NEO is eligible for incentive awards based upon the achievement of pre-determined Company financial and operational goals approved by the Compensation Committee.

The financial and operational goals approved by the Compensation Committee determine the amount of the annual incentive awards based on actual results versus the goals. These goals (threshold, target, and maximum) are established based on the strategic and financial plans adopted by the Board. The Compensation Committee determines these goals based on an assessment of the degree of difficulty and the minimum acceptable performance results. Threshold goals are generally set to require performance equal to or above prior year results so that payouts are limited if performance does not improve over time. Target goals are set at an aggressive but achievable level. Maximum goals are set to reward performance that is significantly better than target performance.

In 2011, the measures used for the Phoenix corporate annual incentive plan were designed to directly tie eligible employees’ incentive compensation to our four strategic pillars, which are the underpinnings of our turnaround strategy. The Performance Measures focused on the following goals:

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improving our capital position, as measured by the National Association of Insurance Commissioners (“NAIC”) Company Action Level Risk-Based Capital (“RBC”) ratio for Phoenix Life,

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realizing significant expense reductions, as measured by cash-based expenses excluding restructuring charges and certain other expenses,

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conserving the value of our in-force business, as measured by persistency, and

•

generating profits, as measured by GAAP pre-tax operating income.

Incentive awards can range from 0% to 200% of an individual’s incentive target and are determined based upon the achievement of our incentive goals, as set forth below. Incentive payouts under the corporate-level 2011 incentive plan tied to 2011 performance were calculated at 143% of target. This above-target result reflects strong performance across key metrics as discussed below.

2011 Annual Incentive Performance Results
		Incentive Goals
Payout Level		50%	100%	200%
Performance Measure(1)	Weight	Threshold	Target	Maximum	Actual Results	Percentage of Incentive Target Earned(2)
NAIC RBC Ratio(3)	25%	282%	300%	335%	363%	200%
Cash-Based Expenses(4)	15%	$188	$178	$158	$172	128%
Business Conservation(5)	20%	10.0%	9.2%	7.5%	7.4%	200%
GAAP Pre-Tax Operating Income(6)	40%	$ 22	$ 63	$100	$ 51	85%(8)
Total	100%					143%(7) (8)

(1)

To achieve any payment under this plan, the GAAP Pre-Tax Operating Income performance measure had to achieve an actual result greater than $5 million.

(2)

For results between threshold and target and between target and maximum, this percentage is prorated.

(3)

NAIC RBC Ratio is total adjusted capital divided by two times risk-based required capital for Phoenix Life.

(4)

Cash-Based Expenses exclude Saybrus direct expenses, pension expenses, and restructuring charges such as severance. This measure is different from the statutory measure of the same name used to assess our performance and furnished to our investors on a periodic basis. Goals and results are rounded and expressed in millions.

(5)

Business Conservation is persistency of in-force block of business (surrender ratio) — statutory surrender benefits and withdrawals divided by average assets.

(6)

GAAP Pre-Tax Operating Income excludes the unlocking of assumptions related to deferred policy acquisition costs and includes realized gains associated with equity indexed annuity products. Goals and results are rounded and expressed in millions.

(7)

Based on the performance measure results and the weight attached to each as reflected, the final incentive result was 143% of target award for all NEOs except the Chief Investment Officer. See table on page 37.

(8)   Pre-Tax Operating Income excludes an $11.5 million out-of-period adjustment related to certain retirement benefits pre-dating the Company’s 2001 demutualization. The Compensation Committee approved the removal of this adjustment from the calculation of the incentive plans’ measure due to the age of the item and the fact that these benefits have been reflected as an expense when paid. This action by the Compensation Committee is consistent with the intent of the governing incentive plans. The adjustment made in 2011 reflects a liability for a number of individual retirement agreements with former employees dating as far back as the 1980s. The establishment of the liability does not reflect any increase in the Company’s contractual obligations. While the contractual payments under these agreements have been reflected in operating income, there was no balance sheet liability established when each of the agreements was entered into. If this item was not excluded, the percentage of overall incentive target earned would have been lower by 6%.

•

RBC is a key measurement of capital adequacy used by regulators and rating agencies; higher RBC is better.

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RBC at end of 2011 was 140 percentage points higher than at end of 2009.

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Results generated a 200% incentive payout for this metric.

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Company continued to focus on achieving expense reductions; lower expenses are better.

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2011 expenses were $116 million (40%) lower than 2009.

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Results generated a 128% incentive payout for this metric.

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Preserving the value of our inforce business continued to be a key business priority; lower surrender ratio is better.

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2011 surrender ratios were 3.3 percentage points lower than 2009.

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Results generated a 200% incentive payout for this metric.

•

Profitable growth is a key measure of interest to investors, analysts, and other stakeholders; increasing pre-tax operating income is better.

•

2011 pre-tax operating income was $210 million higher than 2009.

•

Results generated an 85% incentive payout for this metric.

Investment Incentive Plan

The CIO’s annual incentive is equally weighted between the 2011 Phoenix corporate annual incentive plan described above and The Phoenix Companies, Inc. 2011 Investment Incentive Plan (“Investment Incentive Plan”) described below. During 2011, two events mandated the revision of the Investment Incentive Plan metrics and weightings: (1) the cancellation of the retail funds subadvisory agreements with our spun-off asset management subsidiary as of May 31, 2011, and (2) the sale of Goodwin Capital Advisers, Inc., our fixed income investment management subsidiary, on November 18, 2011. As of June 1, 2011, all performance measures associated with the retail funds were eliminated and the weightings associated with the remaining performance measures were adjusted. Payouts under the 2011 Investment Incentive Plan were determined based upon achievement of the incentive goals set forth below:

Period 1: January 1, 2011 through May 31, 2011
Performance Measure	Weight as Percent of Target	Peer Group/ Benchmark		Threshold	Target	Maximum	2011 Actual Results(4)	2011 Actual Payout %(5)
Institutional Core Plus Composite(1)/ Institutional Core Composite(2)	10%	Bps above Lehman Universal Bond Index/ Lehman Aggregate Bond Index	1-year 3-year 5-year	Benchmark Benchmark Benchmark	Benchmark+25bps Benchmark+25bps Benchmark+25bps	Benchmark+50bps Benchmark+50bps Benchmark+50bps	+66/+26 +305/ +188 +20/-23	104% -200% 200% 0%-80%
Virtus Multi Sector/ Phoenix Edge Multi Sector/ Virtus Multi Sector Short Term Bond Fund / Variable Fund	26%	Peer Group % Ranking – Lipper	1-year 3-year 5-year	50% 50% 50%	40% 35% 35%	30% 20% 20%	2%-40% 2%-22% 6%-40%	100%-200% 187%-200% 67%-200%
Phoenix Balanced Funds Composite (Fixed Portion)(3)/ Phoenix Pension Trust	4%	Bps above Lehman / Salomon Index	1-year 3-year 5-year	Benchmark Benchmark Benchmark	Benchmark +25bps Benchmark +25bps Benchmark +25bps	Benchmark+50bps Benchmark+50bps Benchmark+50bps	+648/ +92 +280/ +126 +109/+0	200% 200% 0%-200%
New Money Spread	25%			Target Spread	Target+ 35bps	Target+ 90bps	+86	193%
Public/Private/Structured/ CLO/CDO Bond Credit Losses	25%			100% of 12-month corporate/ structured bond default losses	80% of 12-month corporate bond default losses	50% of 12-month corporate bond default losses	5%-85%	88%-200%
Goodwin Third Party Revenue	10%			$5.2 million	$5.5 million	$6.3 million	$5.6 million	136%
Payout based on actual results	100%	50% of Composite		50% of target payout	100% of target payout	200% of target payout		167%
Phoenix Corporate Plan		50% of Composite						143%
Period 1 Composite Results								155%

Period 2: June 1, 2011 through December 31, 2011
Performance Measure	Weight as Percent of Target	Peer Group/ Benchmark		Threshold	Target	Maximum	2011 Actual Results(4)	2011 Actual Payout %(5)
Institutional Core Plus Composite(1)/ Institutional Core Composite(2)	20%	Bps above Lehman Universal Bond Index/ Lehman Aggregate Bond Index	1-year 3-year 5-year	Benchmark Benchmark Benchmark	Benchmark+25bps Benchmark+25bps Benchmark+25bps	Benchmark+50bps Benchmark+50bps Benchmark+50bps	+66/+26 +305/ +188 +20/-23	104% -200% 200% 0%-80%
Phoenix Pension Trust	5%	Bps above Lehman / Salomon Index	1-year 3-year 5-year	Benchmark Benchmark Benchmark	Benchmark+25bps Benchmark+25bps Benchmark+25bps	Benchmark+50bps Benchmark+50bps Benchmark+50bps	+92 +126 +0	200% 200% 0%
New Money Spread	35%			Target Spread	Target+ 35bps	Target+ 90bps	+86	193%
Public/Private/Structured/ CLO/CDO Bond Credit Losses	35%			100% of 12-month corporate/ structured bond default losses	80% of 12-month corporate bond default losses	50% of 12-month corporate bond default losses	5%-85%	88%-200%
Goodwin Third Party Revenue	5%			$1.18 million	$1.24 million	$1.42 million	$1.21 million	43%
Payout based on actual results	100%	50% of Composite		50% of target payout	100% of target payout	200% of target payout		153%
Phoenix Corporate Plan		50% of Composite						143%
Period 2 Composite Results								148%
Combined Period 1 and Period 2 Investment Results								159%
Phoenix Corporate Plan								143%
Combined Period 1 and Period 2 Results								151%

(1)   This is an institutional composite comprised of the Institutional Bond Mutual Fund and separately managed institutional accounts.

(2)   This is an institutional composite comprised of one separately managed account, the PLIC (General Account) 901 Core Bond Account and the Phoenix Core Bond Mutual Fund.

(3)   This composite is comprised of the Balanced Fund, Income and Growth Fund, and Strategic Allocation Edge Series. The Balanced Composite will be a dollar weighted gross performance composite based on year-end assets.

(4)   Actual results denominated such that +/- represents basis points above or below benchmark, and percentage is percentile ranking.

(5)   Ranges reflect consolidated results from different funds.

The total incentive earned as a percentage of incentive target for each NEO is equal to the sum of the weighted percentages for each separate performance measure. The annual incentive payment received by each NEO is equal to the total percentage of incentive target earned multiplied by the annual incentive target for that NEO, as set forth in the following table. The percentages related to each performance measure for performance results falling between threshold and target or between target and maximum have been determined by linear interpolation between the threshold (50%) and target (100%) percentages, or target and maximum (200%) percentages, as appropriate.

Target annual incentive opportunities for 2011 and payout results for our NEOs are shown in the table below:

Name	Position/Title	Annual Incentive Target	Percentage of Incentive Target Earned	Payout Results
James D. Wehr	President and Chief Executive Officer	$700,000	143%	$1,001,000
Peter A. Hofmann	Senior Executive Vice President and Chief Financial Officer	425,000	143%	607,750
Philip K. Polkinghorn	Senior Executive Vice President, Business Development	617,500	143%	883,025
Bonnie J. Malley	Executive Vice President and Chief Administrative Officer	306,000	143%	437,580
Christopher M. Wilkos(1)	Executive Vice President and Chief Investment Officer	333,000	151%	502,830

(1)  Mr. Wilkos’ incentive is equally weighted between the 2011 annual incentive plan as set forth on page 32 and the Investment Incentive Plan as set forth on page 35. His percentage of incentive target earned is as follows:

Plan		Plan Weight	Plan Result
2011 Annual Incentive Plan		50%	143%
2011 Investment Incentive Plan		50%	159%
Weighted Average Result			151%

2012 Annual Incentive Plan

Consistent with the implementation of our strategic business plan, the 2012 annual incentive plan continues our focus of maintaining a healthy balance sheet, reducing expense and preserving our inforce business while increasing the emphasis on profitable growth. We will add new performance measures related to new business profitability, and increase the overall weighting on measures related to the profitable growth strategic pillar from 40% to 50%.

Long-Term Incentives

2009-2011 Long-Term Incentive Program

In 2009, we evaluated the design of the long-term incentive plan due to the uncertain and volatile economic and company-specific environment and resulting difficulty in setting long-term performance goals. Additionally, the Company faced share constraints, which were magnified by the significant decline in the Company’s stock price.

As a result, the Compensation Committee approved an incentive plan design which measured performance based on one-year results (2009), while still requiring generally that the participants complete three years of service to receive the award. The performance measures were the same as those used in the 2009 annual incentive plan: NAIC RBC Ratio, Cash-Based Expenses, Business Conservation, and GAAP Book Value per Share. Payouts under this plan were paid in cash, rather than equity due to share constraints. There was an additional two-year service vesting requirement after the end of the performance period. As a result, these awards vested in March 2012.

Payout ranges for this cycle were reduced from threshold, target, and maximum payouts of 50%, 100%, and 200% of target, respectively, to threshold, target, and maximum payouts of 35%, 70%, and 150% of target, respectively, to reflect the Company’s smaller size and resulting change in compensation market assessment approach, as described in How We Determine Compensation Adjustments on page 26.

Incentive awards were as follows:

Name	Position	Long-Term Incentive Targets in Dollars	Percentage of Incentive Target Earned(3)	Payout Results
James D. Wehr(1)	President and Chief Executive Officer	$1,300,000	53%	$631,583
	Senior Executive Vice President and Chief Investment Officer	342,000	53%	15,105
	Total for Mr. Wehr			$646,688
Peter A. Hofmann	Senior Executive Vice President and Chief Financial Officer	425,000	53%	225,250
Philip K. Polkinghorn	Senior Executive Vice President, Business Development	617,500	53%	327,275
Bonnie J. Malley	Executive Vice President and Chief Administrative Officer	306,000	53%	162,180
Christopher M. Wilkos(2)	Executive Vice President and Chief Investment Officer	315,000	53%	$148,400
	Senior Vice President, Corporate Portfolio Management	216,000	53%	12,720
	Total for Mr. Wilkos			$161,120

(1)

Mr. Wehr’s LTIP payout was prorated over a three-year cycle in accordance with the plan cycle documents: three months as Chief Investment Officer and 33 months as President and Chief Executive Officer.

(2)

Mr. Wilkos’ LTIP payout was prorated over a three-year cycle in accordance with the plan cycle documents: four months as Senior Vice President of Corporate Portfolio Management and 32 months as Chief Investment Officer.

(3) See 2010 Proxy Statement for this calculation.

2010-2012 Long-Term Incentive Program

The 2010-2012 LTIP used a combination of PSUs and stock options as the payment vehicle. Due to continued share constraints, stock options provided only 7.5% of each individual’s target incentive opportunity. Stock options vest in one-third increments over a three-year period. The remaining 92.5% of each individual’s target incentive opportunity was provided through PSUs. Similar to 2009, performance was measured on the same one-year performance results as the 2010 annual incentive plan: NAIC RBC Ratio, Cash-Based Expenses, Business Conservation, and GAAP Pre-Tax Operating Income. Target payouts were restored to historic levels of 50% of target for threshold performance and 100% of target for target performance; however, the maximum award for each individual was maintained at 150% of target. Additionally, except for NEOs who were new to their roles in 2009, 2010-2012 LTI targets were reduced by 30% to 51% to better align with the market. There is an additional two-year service vesting requirement after the end of the performance period. As a result, these awards will vest on March 8, 2013.

Incentive awards were as follows:

Name	Position	Total Long-Term Incentive Target In Dollars	Percentage of Performance- Based Incentive Target Earned (RSU portion only)(1)	Total Payout Results in Dollars
James D. Wehr	President and Chief Executive Officer	$1,300,000	93%	$1,215,825
Peter A. Hofmann	Senior Executive Vice President and Chief Financial Officer	297,500	93%	278,237
Philip K. Polkinghorn	Senior Executive Vice President, Business Development	302,575	93%	282,983
Bonnie J. Malley	Executive Vice President and Chief Administrative Officer	214,200	93%	200,331
Christopher M. Wilkos	Executive Vice President and Chief Investment Officer	315,000	93%	294,604

 (1) See 2011 Proxy Statement for this calculation.

2011-2013 Long-Term Incentive Program

The performance measures in our 2011-2013 long-term incentive (LTI) program are the same as the 2011 annual incentive plan. These four one-year performance goals are set at levels that generally require meaningful improvement over the prior year. Under each goal, a maximum of 200% of target can be earned with an overall cap at 150% of target for LTI plan performance. Because of share constraints and the Company’s current stock price, the 2011-2013 LTI awards will be paid in performance cash. To align the interests of our executives with those of our shareholders and maintain strong alignment with long-term shareholder value, these LTI performance cash awards determined after the one-year performance period are also adjusted based on stock price performance. The final payout is determined by multiplying the amount of the award earned for annual performance by a stock price modifier, which is calculated as the 30-day average stock price at end of 3-year period divided by the closing stock price on grant date. The modifier is capped at 150% (overall LTIP payout is therefore capped at 225%). These awards are scheduled to vest in March 2014.

As an illustration, if the stock price at the end of the three-year period is $1.68 (the same as the price at the end of 2011), then the modifier would be calculated at 67% for the CEO and 63% for the other NEOs (the ending price of $1.68 divided by the price on grant date of $2.52 and $2.67, respectively, based upon a grant date of March 2, 2011 for Mr. Wehr and February 11, 2011 for the other NEOs). This means that LTI awards, which were initially calculated at 143% of target based on the performance criteria, would be multiplied by a modifier of 67% or 63%, resulting in a final payout of 95% or 90% of target, respectively. The 2011 result of 143% was calculated pursuant to the same performance criteria as the annual incentive. See 2011 Annual Incentive Performance Results table on page 33.

Incentive awards were as follows:

Name	Position	Total Long-Term Incentive Target in Dollars	Percentage of Performance- Based Incentive Target Earned	Total Payout Results in Dollars, Subject to Stock Price Modifier	Total Value as of 12/31/2011(2)
James D. Wehr	President and Chief Executive Officer	$ 2,000,000(1)	143%	$2,860,000	$1,906,667
Peter A. Hofmann	Senior Executive Vice President and Chief Financial Officer	340,000	143%	486,200	305,924
Philip K. Polkinghorn	Senior Executive Vice President, Business Development	250,000	143%	357,500	224,944
Bonnie J. Malley	Executive Vice President and Chief Administrative Officer	250,000	143%	357,500	224,944
Christopher M. Wilkos	Executive Vice President and Chief Investment Officer	330,000	143%	471,900	296,926

(1)

Includes special one-time grant of PSUs with grant date fair value of $600,000. These PSUs are not subject to the stock price modifier. See CEO Compensation on page [29] for details about and rationale for Mr. Wehr’s award.

(2)

Values reflect the December 31, 2011 stock price of $1.68 and the grant date stock price of $2.52 for Mr. Wehr and $2.67 for all other NEOs for the purpose of the stock price modifier.

2012-2014 Long-Term Incentive Program

Consistent with the implementation of our strategic business plan, the 2012-2014 LTI Program design will be revised to better align with the evolving strategic focus areas. We are increasing the emphasis on profitable growth, with the overall weighting on GAAP Pre-tax Operating Income increasing from 40% to 55%, while eliminating the Business Conservation measure from the LTI program. We are increasing our performance period from one to two years, while maintaining the three-year stock price modifier, capped at 150% as in the prior year.

Non-Qualified Deferred Compensation

We maintain non-qualified deferred compensation plans that allow NEOs and select employees to defer a portion of their salary and the receipt of RSUs. We eliminated the deferral opportunity for annual incentive awards on May 21, 2009. The plans are maintained to:

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provide a competitive benefit;

•

allow participants an opportunity to defer tax payments and receive Company matching contributions on their cash compensation in excess of the Code limits on compensation placed on the 401(k) Plan; and

•

promote ownership by providing an opportunity to defer the receipt of RSUs.

For more information about the non-qualified deferred compensation benefits provided to NEOs in 2011, see the Non-Qualified Deferred Compensation in Fiscal Year 2011 table and accompanying notes, sub-tables and narrative beginning on page 55.

Supplemental Retirement Benefits

The SERPs are non-qualified defined benefit pension plans that provide supplemental retirement income to our NEOs and select employees. The SERPs provide the same benefits as those provided under the broad-based Employee Pension Plan, except that the benefit limitations imposed by the Internal Revenue Code of 1986, as amended (the “Code”), and the exclusion of annual incentive compensation in the definition of earnings under the Employee Pension Plan formula prior to July 1, 2007 are not taken into account. Accordingly, the SERPs permitted us to provide participants with retirement benefits on the same basis as other similarly situated employees without reduction due to the limits of the Code and the exclusion of their annual incentive awards. Benefit accruals under the Company’s SERPs and participation were frozen at the end of business on March 31, 2010.

For more detailed information about the SERPs’ benefit, please refer to the narrative to the Pension Benefits at 2011 Fiscal Year-End table on page 52.

Change-in-Control Agreements and Severance

Change-in-Control Agreements

During change-in-control events, the Board considers maintaining a sound management team that exercises judgment without bias due to personal circumstances, to be essential to protecting and enhancing the best interests of the Company and our shareholders. To that end, we afford certain change-in-control benefits to certain executives, including our NEOs, because they hold critical positions within the Company and would be integral to effectuating a corporate transaction. During any period in which a change-in-control occurs, these change-in-control benefits are designed to assure a continuity of management, preserve morale and productivity, enable the NEOs to focus on their responsibilities without undue distraction due to concerns about personal financial and job security and encourage retention. These benefits are also designed to assure that in these circumstances, these NEOs are not influenced in their actions by events that could occur following a change-in-control. These change-in-control arrangements help to align the interests of executives with the interests of our shareholders when considering corporate transactions. Our arrangements are generally consistent with market practice and our approach is generally competitively positioned relative to current market and insurance company practices.

We have change-in-control agreements with a select group of executives, which includes our NEOs. Our change-in-control agreements are “double trigger,” meaning that the additional benefits set forth in the agreements will not be paid upon a change-in-control unless the NEO’s employment is terminated involuntarily (other than for cause) or for good reason within a specified period following the transaction. We chose this approach because we believe that executives are materially harmed only if a change-in-control results in reduced responsibilities, reduced compensation opportunity or loss of employment. If we did not require termination of employment to trigger benefits, a change-in-control could result in significant payments even if the executive’s position, responsibilities, and compensation were unaffected.

Based on the 2011 review of change-in-control agreements by the Compensation Committee and the Board, new change-in-control agreements were entered into with our NEOs effective January 1, 2012 with an expiration date of December 31, 2013 (the “Initial Term”) and will renew automatically for successive one-year periods unless either party provides prior written notice.

The new change-in-control agreements are substantially similar to the existing template agreements. The significant changes in the new agreements are as follows: (a) provide for the elimination of the additional service credit under the Company’s defined benefit pension plans because the pension plans have been frozen since April 1, 2010; (b) provide that unvested stock options are subject to double trigger vesting provisions wherein both a change in control and an executive’s termination of employment within certain prescribed periods must occur for the stock options to vest on an accelerated basis; (c) provide that, with respect to the determination of performance-based long-term incentive awards, where a change in control occurs after the performance period but before the vesting date, the pro rata award payments will be based on the actual results, not the target amount; and (d) provide that, for those executives who are subject to non-compete covenants, outplacement services will be provided for a period of up to 12 months following the end of the non-compete period, limited pursuant to Internal Revenue Code section 409A requirements.

The change-in-control and post-termination arrangements, which are described in Change-in-Control Agreements and Severance on page 40, are not provided exclusively to the NEOs.

Severance

Severance benefits are provided to the NEOs in circumstances outside of a change-in-control through The Phoenix Companies, Inc. Executive Severance Allowance Plan (the “Executive Severance Allowance Plan”) if the NEO is terminated without cause. The Executive Severance Allowance Plan applies to all NEOs and to any other employee that the CEO determines to be integral to the formulation or execution of our business strategy.

All of our NEOs are covered under the Phoenix Executive Severance Allowance Plan and are eligible for, subject to certain conditions, severance equal to monthly base salary and the average of the last two annual incentive awards already paid as of the termination date. The benefits are tiered based on years of service and, for NEOs, the minimum months of payment are nine months of severance and the maximum are 18 months of severance. In addition, the NEOs are paid a prorated portion of their annual and long-term incentive based on actual plan results for the year they are terminated under the Executive Severance Allowance Plan.

An executive who is covered by a change-in-control agreement and the Executive Severance Allowance Plan can receive only the benefits of one of the coverages in the event of a termination.

Perquisites

We provide perquisites to our NEOs as an incremental benefit to recognize their position within the Company. Perquisites are not a material part of our executive compensation.

Perquisite	Description
Annual Preventative Medical Care Reimbursement	Reimburse NEOs (up to $500)
Annual Reimbursement for Financial Planning and Tax Services	Reimburse the CEO and senior executive vice presidents (up to $3,000)
Travel

Reimburse the CEO and senior executive vice presidents for expenses associated with spousal travel while attending events on occasions where spousal attendance is expected in connection with a business function

Relocation Assistance

Provide NEOs with financial assistance for house hunting trips, temporary living, lease cancellation, new home purchase closing costs, prior home sale closing costs, moving household goods, certain final moving trip expenses and miscellaneous allowance

Provide NEOs with consulting assistance in new home purchase, prior home sale and procuring rental or mortgage

Company offers relocation assistance to a broader group of employees, but at lower assistance levels.

Effective January 1, 2009, the Company eliminated tax gross-ups attributable to perquisites and other compensation, except for employee relocation, for employees and directors.

For information about perquisites provided to NEOs in 2011, see Note 6 of the Summary Compensation Table for 2011 Fiscal Year on pages 45 and 46. The Company does not provide any NEO with the personal use of aircraft or driving services, nor does it reimburse executives for any home security entitlements or other personal protections.

Equity Grant Procedures

Stock options and RSUs are granted to both executive and non-executive employees pursuant to our equity grant policy. Under this policy:

•

all stock option and RSU awards made as part of a recurring annual compensation program, such as our annual long-term incentive awards to NEOs, will be approved and granted at a meeting of the Compensation Committee or, for the CEO, the Board, that occurs within 20 days after the Company’s earnings release for the prior fiscal year.

•

all other stock options and RSUs, other than those for the CEO, are granted by the CEO or the Compensation Committee, as applicable, on four scheduled grant dates each year, to occur following the filing of each quarter’s periodic report with the United States Securities and Exchange Commission (“SEC”). The Board will grant stock option and RSU awards for the CEO on the same scheduled grant dates. The first such grant date occurs 65 calendar days following year-end which is five days following the due date of our Form 10-K. Subsequent grant dates occur 45 calendar days following the end of the first, second and third fiscal quarters, each of which is five days following the due date of our Form 10-Q for each fiscal quarter. If this date falls on a day that no Company shares are traded on the New York Stock Exchange (“NYSE”), then the grant date is the next date that trading occurs. Awards are approved by the CEO individually, or the Compensation Committee or Board, as applicable, at the last meeting preceding the applicable grant date, to be effective on the grant date. Neither the CEO, the Board nor the Compensation Committee may not take any action with respect to any stock option that would be treated as a “repricing” of such stock option.

•

the Compensation Committee may, in its discretion, approve and grant equity awards at other times, if it determines that such action is in the best interests of shareholders.

Historically, it has been our practice not to consider material inside information in determining award amounts or grant dates, and our policy reinforces this practice by intentionally selecting grant dates when decision makers are the least likely to be in possession of material inside information.

Share Ownership and Retention Guidelines

To facilitate stock ownership by our directors and NEOs, we adopted the following ownership and retention guidelines:

•

For NEOs, the guidelines call for each executive to accumulate ownership of our Common Stock (including, for these purposes, RSUs) at a specified multiple of salary, as indicated in the table below. Instead of a fixed timeframe for attaining these levels of ownership, executives must retain a portion of the equity received from stock-based benefit and compensation plans. When the specific ownership thresholds are met, as measured using the current fair market value of our Common Stock, the retention ratios for future grants are reduced. NEOs must retain their stock for six months after retirement or termination from the Company. As of December 31, 2011, none of our NEOs had met target ownership levels, but they have met their stock retention requirements.

•

For directors who are not current or former employees of the Company or its affiliates (“Non-Employee Directors”), the guidelines call for each director to accumulate 100,000 shares of our Common Stock (including, for these purposes, RSUs) within five years of the initial election to our Board. Each Non-Employee Director must hold such stock until the end of his or her service as a director. The accumulation period to reach 100,000 shares for those directors who were Board members on January 1, 2010 is the three-year period ending December 31, 2012.

Position	Target Ownership	Initial Retention Ratio(1)
Chief Executive Officer	5.0 x Salary	75%
Senior Executive Vice Presidents	3.5 x Salary	50%
Other Executives	1.0 – 3.0 x Salary	25% – 40%
Non-Employee Directors	100,000 shares	N/A
(1) These retention ratios apply to all shares and RSUs awarded after June 5, 2003.

Anti-Hedging Policy

The Compensation Committee has adopted an Anti-Hedging Policy for all directors and employees of the Company as part of its Code of Conduct. The policy provides that all employees and directors are prohibited from engaging in any hedging transactions against the Company’s securities and any derivative securities of the Company. Such transactions include, but are not limited to, short selling, trading in put and call options, and forward sale contracts.

Clawback Policy

The Company’s policy currently does not go beyond Sarbanes-Oxley requirements, but the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) requires companies to adopt a broader policy. When the SEC and NYSE provide mandatory guidance, the Board will consider the guidance and adopt an appropriate policy.

Tax and Accounting Considerations

Code section 162(m) generally disallows a tax deduction to publicly held companies for compensation over $1 million paid to a company’s chief executive officer or any of the three other most highly compensated executive officers (other than the CFO), unless the compensation is performance-based. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.

The Compensation Committee intends to structure compensation for executive officers in a manner that is intended to qualify for deductibility under Code section 162(m) to the extent it determines to be feasible. As noted in Objectives of Executive Compensation Program on page 24, we follow a pay-for-performance philosophy and have determined that a significant majority of the compensation paid to our NEOs and, in particular, our NEOs, should be variable compensation that is contingent upon achievement of performance conditions. For this reason, where applicable, our incentive compensation is generally designed in a manner that is intended to meet the requirements of performance-based compensation exempt from Code section 162(m) limitations. Generally, our annual incentives and long-term performance awards were designed in a manner intended to qualify as exempt performance-based compensation. However, to maintain a competitive compensation position and to attract and retain high caliber executive talent, the Compensation Committee retains the authority to authorize payments, including salary and annual incentives, that may not be intended to be deductible. Regardless of such determinations, we cannot guarantee that awards that are intended to qualify as performance-based awards under Code section 162(m) will qualify for such beneficial tax treatment due to the fact-based nature of this analysis and the limited availability of binding guidance.

Other tax considerations are factored into the design of our compensation programs. Code section 409A provides that amounts deferred under non-qualified deferred compensation plans are included in an employee’s income when vested unless certain requirements are met. If these requirements are not met, employees are also subject to an additional income tax and interest penalties. It is our intent that our non-qualified deferred compensation plans be operated and administered to meet, and have been amended to meet, these requirements.

Code section 280G disallows a company’s tax deduction for what are defined as “excess parachute payments” and Code section 4999 imposes a 20% excise tax on any person who receives excess parachute payments. As discussed on page 57, NEOs are entitled to certain payments upon termination of their employment, including termination following a change-in-control of the Company. Beginning January 1, 2010, the Company eliminated any gross-up tax payment to compensate NEOs or make them whole in respect of the excise taxes imposed under Code section 4999. Change-in-control payments have been capped with the intent to eliminate any excess parachute payments.

Congress and the Internal Revenue Service consider from time to time legislation, regulations and other regulatory rulings that could modify or eliminate these tax benefits. Such actions would prompt an evaluation of the impact on our executive compensation programs.

Accounting considerations also play a role in designing the compensation programs made available to our NEOs. Principal among these is Financial Accounting Standards Board Statement of Financial Accounting Standards Accounting Standards Codification Topic No. 718, Compensation — Stock Compensation (“ASC 718“), which addresses the accounting treatment of certain equity-based compensation.

Role of Compensation Consultant

The Compensation Committee has retained an independent compensation consultant, Semler Brossy Consulting Group, LLC (“Semler Brossy”), for advice on executive compensation matters. The chair of the Compensation Committee oversees all of the consultant’s work with assistance from management. Management does not retain its own consultant for executive compensation matters and did not use any consulting services from Semler Brossy in 2011.

During 2011, Semler Brossy advised the Compensation Committee on emerging best compensation practices and assisted the Compensation Committee in its review and analysis of executive and director compensation, including its assessment of named executive officer compensation levels, its analysis of comparative market data, and the structure of the Company’s annual and long-term incentive programs, severance and change-in-control provisions.

While our policy requires Semler Brossy to address the Compensation Committee in executive session at least once each calendar year, in 2011 Semler Brossy addressed the Compensation Committee in executive session at most of its sessions.

Approving Pay Decisions

The CEO is responsible for making compensation recommendations to the Compensation Committee regarding other NEOs. The CEO makes compensation recommendations for Direct Compensation, taking into account compensation relative to market, strategic value of the position, and individual performance. The Compensation Committee is responsible for reviewing these recommendations and making final decisions with regard to compensation.

With regard to the CEO, the Compensation Committee is responsible for evaluating performance and making compensation recommendations to the Board for its approval. The CEO compensation recommendations are set by the Compensation Committee during executive session based on the Compensation Committee’s assessment of the CEO’s individual performance, the financial and operating performance of the Company, market value, and input from individual members of the Compensation Committee.

SAY-ON-PAY AND SAY-ON-FREQUENCY RESULTS FROM 2010

At our 2011 Annual Meeting of Shareholders, approximately 90% of our shares present at our meeting and entitled to vote, voted to approve the advisory vote on our executive compensation programs for fiscal year 2010. Because of the strong favorable vote that we received last year, the design of our 2011 executive compensation program is largely unchanged from 2010 and continues to align executive and shareholder interests. We encourage our shareholders to once again approve the non-binding advisory vote on our executive compensation program.

Also at our 2011 Annual Meeting of Shareholders, our shareholders voted to adopt the Board recommended frequency of annual say-on-pay votes. The annual option received 78% of our shares voted. The Company adopted the frequency of annual say-on-pay votes until the next frequency vote by the shareholders occurs.

Summary Compensation Table for 2011 Fiscal Year

The following table sets forth information concerning the 2011 compensation of our executives who were our NEOs as of December 31, 2011. For those executives that were also reported in the Summary Compensation Table of our Proxy Statement for the 2010 and 2009 fiscal year, 2010 and 2009 compensation information is also included. The table includes salary, annual incentives and long-term incentive compensation. Additional information may be found in the narrative and supporting tables that accompany this table.

Name and Principal Position (a)	Year (b)	Salary(1) (c)	Bonus (d)		Stock Awards(2) (e)		Option Awards(3) (f)		Non-Equity Incentive Plan Compensation(4) (g)		Change in Pension Value and Non-Qualified Deferred Compensation Earnings(5) (h)	All Other Compensation(6) (i)	Total (j)
James D. Wehr President and Chief Executive Officer(7)	2011	$691,667	$—		$2,000,000	(13)	$—		$1,001,000		$993,974	$81,063	$4,767,704
	2010	650,000	—		1,202,500	(11)	97,500		604,500		895,365	59,500	3,509,365
	2009	582,500	—		318,200	(8)	362,500	(8)	1,022,091	(12)	1,101,680	52,425	3,439,396
Peter A. Hofmann Senior ExecutiveVice President and Chief Financial Officer	2011	425,000	—		340,000	(13)	—		607,750		397,123	36,806	1,806,679
	2010	425,000	—		275,188	(11)	22,313		395,250		112,466	25,500	1,255,716
	2009	425,000	—		—		—		450,500	(12)	116,833	25,500	1,017,833
Philip K. Polkinghorn Senior Executive Vice President, Business Development	2011	475,000	—		250,000	(13)	—		883,025		99,837	40,969	1,748,831
	2010	475,000	—		279,882	(11)	22,693		574,275		82,601	31,500	1,465,951
	2009	475,000	—		—		—		654,550	(12)	88,274	21,375	1,239,199
Bonnie J. Malley Executive Vice President and Chief Administrative Officer	2011	360,000	—		250,000	(13)	—		437,580		438,704	41,850	1,528,134
Christopher M. Wilkos Executive Vice President and Chief Investment Officer(9)	2011	367,500	—		330,000	(13)	—		502,830	(14)	186,043	36,751	1,423,124
	2010	350,000	—		291,375	(11)	23,625		433,125	(14)	170,219	26,250	1,294,594
	2009	326,970	5,000	(10)	—		—		426,070	(12)(14)	198,357	24,523	980,920

(1)

Figures are shown for the year earned, and have not been reduced for deferrals. For 2011, each of the NEOs elected to defer a portion of their salary until following termination of employment or, in certain circumstances, such earlier specified date elected by the NEO: Mr. Wehr deferred $98,800, Mr. Hofmann deferred $40,800, Mr. Polkinghorn deferred $45,000, Ms. Malley deferred $35,800, and Mr. Wilkos deferred $31,800. For 2010, Mr. Wehr deferred $92,550, Mr. Hofmann deferred $35,300, Mr. Polkinghorn deferred $45,000, and Mr. Wilkos deferred $30,800. For 2009, Mr. Wehr deferred $82,425, Mr. Hofmann deferred $35,300, Mr. Polkinghorn deferred $45,000, and Mr. Wilkos deferred $23,918.

(2)

Represents the grant date fair market value for respective years for all stock awards granted to NEOs (excluding stock options which are reflected in column (f)) as calculated pursuant to ASC 718, excluding the effect of estimated forfeitures. The assumptions used for determining this value are stated in Note 18 of the Company’s financial statements included in its Annual Report on Form 10-K for the respective years.

(3)

Represents the grant date fair market value for the respective years for all stock option awards granted to NEOs as calculated pursuant to ASC 718, excluding the effect of estimated forfeitures. The assumptions used for determining this value are stated in Note 18 of the Company’s financial statements included in its Annual Report on Form 10-K for the respective years.

(4)

Except as otherwise noted, represents the cash-based incentive earned under The Phoenix Companies, Inc. Annual Incentive Plan for Executive Officers for the applicable performance year, paid in March of the following year.

(5)

Represents the increase in the actuarial value of accumulated pension benefits accrued during the year. For 2011, 2010 and 2009, this represents the change in value between December 31, 2010 and December 31, 2011, December 31, 2009 and December 31, 2010, and December 31, 2008 and December 31, 2009, respectively, determined using, where applicable, the discount rates disclosed in the Annual Report on Form 10-K for those years and based on the other actuarial assumptions described in Note 2 to Pension Benefits at 2011 Fiscal Year-End for each applicable year on page 52 for 2011. These benefit accruals pertain solely to benefits accrued under the Company’s pension plans and exclude all account-based plans that NEOs may participate in, such as The Phoenix Companies, Inc. Savings and Investment Plan and The Phoenix Companies, Inc. Non-Qualified Excess Investment Plan. Since the plan was frozen on March 31, 2010, the primary driver of the 2011 change in value was the decline in interest rates used to value the pension benefit.

(6)	All Other Compensation Sub-Table:

			Perquisite
Name	Year	Company Contributions to 401(k) Plan and Excess Investment Plan	Reimbursement for Financial Planning and Tax Services	Anniversary Award	Total
James D. Wehr	2011	$ 79,313	$ 1,000	$ 750	$ 81,063
	2010	58,500	1,000		59,500
	2009	52,425			54,425
Peter A. Hofmann	2011	36,656		150	36,806
	2010	25,500			25,500
	2009	25,500			25,500
Philip K. Polkinghorn	2011	40,969			40,969
	2010	28,500	3,000		31,500
	2009	21,375			21,375
Bonnie J. Malley	2011	41,850			41,850
Christopher M. Wilkos	2011	36,751			36,751
	2010	26,250			26,250
	2009	24,523			25,523

(7)	Mr. Wehr was appointed by the Board to be the Company’s President and Chief Executive Officer effective April 15, 2009.
(8)	Represents the awards granted to Mr. Wehr on May 15, 2009 as part of his promotion to Chief Executive Officer.
(9)	Mr. Wilkos was promoted from Senior Vice President, Corporate Portfolio Management to Executive Vice President and Chief Investment Officer on May 4, 2009.
(10)	Mr. Wilkos received a recognition award of $5,000 in January 2009 for his contribution to the year-end capital planning process.
(11)

Awards associated with the RSU portion of the 2010-2012 Long-Term Incentive Program were subject to achievement of performance measures and vesting disclosed on page 38. Grant date fair value awards for the RSU portion of the 2010-2012 Long-Term Incentive Program reported in the above table are based on assumed achievement at target. Potential values at target and maximum and actual value earned are as follows:

Name	Potential Stock Awards at Target	Potential Maximum Stock Award	Actual Award Earned
James D. Wehr	$1,202,500	$1,803,750	$1,118,325
Peter A. Hofmann	275,188	412,782	255,925
Philip K. Polkinghorn	279,882	419,823	260,290
Christopher M. Wilkos	291,375	437,063	270,979

2010-2012 Long-Term Incentive Program also includes stock option awards included in column (f).
(12)

Includes the cash-based incentives earned under the 2009-2011 Long-Term Incentive Program. These awards are subject to a two-year vesting requirement and will be paid in March 2012. Actual awards earned for all NEOs are reflected in the 2009-2011 Long-Term Incentive Program one-year performance results table on page 38.

(13)

Represents cash-based awards at target subject to a stock price modifier associated with the 2011-2013 Long-Term Incentive Program based on assumed achievement at target and the stock price modifier being flat. The awards were subject to achievement of performance measures and vesting disclosed on page [  ] as well as actual award amounts. Mr. Wehr’s award also included a one-time RSU portion, which is not subject to the stock price modifier. Grant date fair value awards at target and maximum and with the maximum benefit of the stock price modifier are as follows:

Name	Award Payout Type	Potential Awards at Target	Potential Maximum Award Based on Performance	Potential Maximum Award Based on Maximum Performance and Stock Price Modifier
James D. Wehr	RSU	$ 600,000	$ 900,000	$ 900,000
James D. Wehr	Cash	1,400,000	2,100,000	3,150,000
Peter A. Hofmann	Cash	340,000	510,000	765,000
Philip K. Polkinghorn	Cash	250,000	375,000	562,500
Bonnie J. Malley	Cash	250,000	375,000	562,500
Christopher M. Wilkos	Cash	330,000	495,000	742,500

(14)	As described in the Compensation Discussion and Analysis on page 35, a portion of Mr. Wilkos’ annual incentive award was determined under the 2011 Investment Incentive Plan.

2011 Base Salary and Incentive Target Adjustments

Effective March 1, 2011, Mr. Wehr’s base salary and annual incentive target were each increased from $650,000 to $700,000, and his ongoing long-term incentive target was increased from $1,300,000 to $1,400,000. He also received a one-time PSU grant with grant date fair value of $600,000.

Effective February 16, 2011, Mr. Wilkos’ base salary was increased from $350,000 to $370,000, his annual incentive target was increased from $315,000 to $333,000, and his long-term incentive target was increased from $315,000 to $330,000.

Mr. Hofmann’s long-term incentive target was increased from $297,500 to $340,000.

Ms. Malley’s long-term incentive target was increased from $214,200 to $250,000.

Mr. Polkinghorn’s long-term incentive target was reduced from $302,575 to $250,000.

Salary and Incentives as a Percentage of Total Compensation

In 2011, the proportion of salary and incentives reflected in columns (c) through (g) of the Summary Compensation Table for 2011 Fiscal Year on page 45 to total compensation as reflected in column (j) of that table ranged from 69% to 92%. For 2010, it ranged from 73% to 92%. For 2009, it ranged from 66% to 91%.

Employment Agreements

None of the NEOs has an employment agreement with the Company.

Grants of Plan-Based Awards in Fiscal Year 2011

The following table supplements the information provided in the Summary Compensation Table for 2011 Fiscal Year on page 45 concerning 2011 awards granted to NEOs, including the range of compensation opportunities under our 2011 annual and 2011-2013 long-term incentive plans if specified pre-determined performance goals are met. Additional information concerning these awards may be found in the narrative that accompanies the table below.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (i)	All Other Option Awards: Number of Securities Underlying Options (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)
Name (a)	Grant Date (b)	Approval Date	Threshold (c)	Target (d)	Maximum (e)	Threshold (# of shares) (f)	Target (# of shares) (g)	Maximum (# of shares) (h)
James D. Wehr			$350,000	$700,000	$1,400,000
	3/2/2011	3/2/2011				119,048	238,095(2)	357,143				600,000(4)
	3/2/2011	3/2/2011				416,667	833,333(3)	875,000				1,400,000(5)
Peter A. Hofmann			212,500	425,000	850,000
	2/11/2011	2/11/2011				101,190	202,381(3)	455,357				340,000(5)
Philip K. Polkinghorn			308,750	617,500	1,235,000
	2/11/2011	2/11/2011				74,405	148,810(3)	334,821				250,000(5)
Bonnie J. Malley			153,000	306,000	612,000
	2/11/2011	2/11/2011				74,405	148,810(3)	334,821				250,000(5)
Christopher M. Wilkos			166,500	333,000(6)	666,000
	2/11/2011	2/11/2011				99,107	196,429(3)	441,964				330,000(5)

(1)

Except as otherwise noted below, the first line for each NEO represents the incentive opportunity under the Annual Incentive Plan for Executive Officers for the 2011 performance period, as described in 2011 awards on page 32. Awards under this plan are funded when the company meets established performance thresholds as described in the notes to the 2011 annual incentive plan design table on page 33.

(2)

Represents a special one-time grant of PSUs subject to the performance criteria of the 2011-2013 Long-Term Incentive Program, but not subject to its stock price modifier, as described in 2011-2013 Long-Term Incentive Program on page 39. These awards were approved and granted on March 2, 2011.

(3)

Represents cash-based awards under the 2011-2013 Long-Term Incentive Program, as described in 2011-2013 Long-Term Incentive Program on page 39. While subject to a stock price modifier at the end of the three-year cycle, these awards are paid out in cash, but shown above in stock equivalents, based on the December 31, 2011 closing price of $1.68. Mr. Wehr’s award was approved and granted on March 2, 2011. The awards for all other NEOs were approved and granted on February 11, 2011.

(4)	Represents the grant date fair value at target of the PSUs described in Note 2 above, pursuant to ASC 718, excluding the effect of estimated forfeitures.
(5)	Represents the grant date fair value at target of the performance cash awards described in Note 3 above, pursuant to ASC 718, excluding the effect of estimated forfeitures.
(6)	As described in the Compensation Discussion and Analysis on page 35, a portion of Mr. Wilkos’ annual incentive award for 2011 was determined under the 2011 Goodwin Incentive Plan.

Estimated Future Payouts under Non-Equity Incentive Plan Awards

The annual incentive awards for NEOs are provided under The Phoenix Companies, Inc. Annual Incentive Plan for Executive Officers. The Annual Incentive Plan for Executive Officers is designed to accomplish the objectives described under Annual Incentives on page 32, and allows us to structure awards in a manner intended to maximize our tax deductions on performance-based pay as described under Tax and Accounting Considerations on page 43. To accomplish each of these objectives, maximum awards for each NEO must be first determined formulaically as provided in the plan, and then may be reduced to any amount, including zero, based on any factor(s) deemed appropriate by the Compensation Committee. In 2011, the maximum payout opportunity was 200% of target.

See the 2011 annual incentive financial goals and results on page 33.

Stock Option Plan

In 2001, the Compensation Committee adopted The Phoenix Companies, Inc. Stock Incentive Plan to align the interests of our NEOs and other employees with those of shareholders. This plan allows the Compensation Committee to grant incentive stock options (“ISOs”), which qualify for certain tax advantages as provided under Code section 422, and non-statutory stock options for the purchase of Common Stock to our employees. Depending on the Company’s incentive design for a given year, stock options may be used as part of the Company’s long-term incentive program. We also use stock option awards to recognize promotions, to reward significant individual contributions or extraordinary efforts that may not be reflected in other incentive plan awards and as part of employment offers for certain positions.

All option awards are granted at the grant date fair market value of our Common Stock on the date the award is approved, or, if later, effective. Generally, all awards are subject to a three-year graded vesting schedule, and recipients have a maximum of 10 years to exercise the option. Upon termination of employment, stock options generally must be exercised within 30 days following termination of employment. In cases of termination due to death, disability or retirement under the Employee Pension Plan, as described in the notes and narrative to the Pension Benefits at 2011 Fiscal Year-End table on page 52, options must be exercised at the earlier of five years from the date of termination of employment or the option’s expiration date. For termination of employment in connection with a qualifying business disposal or divestiture, the Compensation Committee may allow options to be exercised within three years from the date of termination of employment or divestiture. In the case of terminations due to cause, all outstanding options expire immediately. In 2011, the Company did not grant stock option awards as part of its long-term incentive program.

Restricted Stock Unit Plan

In 2003, shareholders approved The Phoenix Companies, Inc. 2003 Restricted Stock, Restricted Stock Unit, and Long-Term Incentive Plan to foster and promote the long-term financial success of the Company by motivating superior performance through performance incentives, enabling the Company to attract and retain high quality management talent and encouraging and providing for the acquisition of ownership interest in the Company to align the interests of our NEOs and other employees with those of shareholders. The plan allows the Compensation Committee to grant both performance-based incentive awards and service-vested awards. The type of awards granted to NEOs in a given year is determined based on the Company’s compensation philosophy and strategy. In 2011, the Company did not grant restricted stock unit awards as part of its long-term incentive program.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table sets forth information concerning stock options and non-vested RSU awards held by the NEOs as of December 31, 2011.

	Option Awards							Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (b)	Number of Securities Underlying Unexercised Options Unexercisabe (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (d)	Option Exercise Price (e)	Option Grant Date (f)	Option Expiration Date (g)	Number of Shares or Units of Stock That Have Not Vested(2) (h)		Market Value of Shares or Units of Stock That Have Not Vested(1) (i)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (j)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) (k)
James D. Wehr	22,886	45,772	(7)	—	$ 2.84	3/8/2010	3/8/2020	393,778	(6)	$661,547	238,095	(3)	$400,000
	43,484	—		—	9.84	2/13/2008	2/13/2018				215,000	(5)	361,200
	34,786	—		—	11.14	2/3/2005	2/3/2015
	—	250,000	(4)	—	1.85	5/15/2009	5/15/2014
	34,787	—		—	10.56	1/2/2004	1/2/2014
	11,595	—		—	7.59	6/5/2003	6/5/2013
	17,393	—		—	13.98	6/25/2002	6/25/2012
Peter A. Hofmann	5,237	10,475	(7)	—	$ 2.84	3/8/2010	3/8/2020	90,114	(6)	$151,392
	54,037	—		—	9.84	2/13/2008	2/13/2018
	28,988	—		—	12.54	2/8/2007	2/8/2017
	40,585	—		—	10.78	4/29/2004	4/29/2014
	5,797	—		—	13.98	6/25/2002	6/25/2012
Philip K. Polkinghorn	5,326	10,654	(7)	—	$ 2.84	3/8/2010	3/8/2020	91,652	(6)	$153,975
	78,512	—		—	9.84	2/13/2008	2/13/2018
	52,180	—		—	12.50	2/2/2006	2/2/2016
	57,978	—		—	12.27	3/8/2004	3/8/2014
Bonnie J. Malley	3,771	7,542	(7)	—	$ 2.84	3/8/2010	3/8/2020	64,882	(6)	$109,002	—		—
	38,907	—		—	9.84	2/13/2008	2/13/2018
	28,988	—		—	12.54	2/8/2007	2/18/2017
	23,191	—		—	12.50	2/2/2006	2/2/2016
	28,989	—		—	10.56	1/2/2004	1/2/2014
	63,775	—		—	13.98	6/25/2002	6/25/2012
Christopher M. Wilkos	5,545	11,091	(7)	—	$ 2.84	3/8/2010	3/8/2020	95,415	(6)	$160,298
	27,463	—		—	9.84	2/13/2008	2/13/2018
	46,382	—		—	13.98	6/25/2002	6/25/2012
(1)										Based on the December 31, 2011 closing price of our Common Stock of $1.68.
(2)

These figures, which are rounded to the nearest whole number, represent the number of RSUs which may be earned at target performance. Actual payouts will be based on actual performance relative to the performance target established for each award. Each RSU is convertible into one share of our Common Stock. Under the terms of the Company’s share ownership and retention guidelines, participants are required to retain a fixed percentage of Common Stock underlying these RSUs.

(3)

Represents a special one-time grant of PSUs subject to the performance criteria of the 2011-2013 Long-Term Incentive Program, but not subject to its stock price modifier, as described in 2011-2013 Long –Term Incentive Program on page 39.

(4)

Represents the grant of performance-based stock options in connection with Mr. Wehr’s appointment to President and CEO in April 2009. One-third of these options vested upon the later of May 15, 2011 and achievement of the $5 for 20 consecutive days price hurdle; and two-thirds will vest upon the later of May 15, 2012 and achievement of the $5 for 20 consecutive days price hurdle. The exercise price is the closing price of the Company stock on May 15, 2009. If the performance condition is not met by May 15, 2014, the award will be forfeited.

(5)

Represents the grant of PSUs in connection with Mr. Wehr’s appointment to President and CEO in April 2009. The PSUs vest as follows: one-third vested upon the later of May 15, 2011 and achievement of the $5 for 20 consecutive days’ price hurdle; and two-thirds vesting upon the later of May 15, 2012 and achievement of the $5 for 20 consecutive days’ price hurdle. If the performance condition is not met by May 15, 2012, the award is forfeited.

(6)

Represents the grant of PSUs in connection with the 2010-2012 Long-Term Incentive Program. The Long-Term Incentive Program is described in the Long-Term Incentives on page 37. Market Value amounts reflect the December 31, 2011 closing price of our Common Stock of $1.68.

(7)

Represents the grant of stock options in connection with the Company’s 2010-2012 Long-Term Incentive Program awards. One-third of these options vested on March 8, 2011, one-third vested on March 8, 2012, and the remaining options will vest on March 8, 2013 (or earlier, in certain circumstances, if employment is terminated in connection with a change-in-control).

Option Exercises and Stock Vested in Fiscal Year 2011

The following table sets forth information concerning the vesting of RSUs that occurred during 2011. None of the NEOs exercised any stock options in 2011.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (b)	Value Realized on Exercise (c)	Number of Shares Acquired on Vesting(1) (d)	Value Realized on Vesting(2) (e)
James D. Wehr	—	$ —	17,394(3)	$ 46,441
Peter A. Hofmann	—	—	21,614(3)	57,711
Philip K. Polkinghorn	—	—	31,405(3)	83,851
Bonnie J. Malley	—	—	15,563(3)	41,552
Christopher M. Wilkos	—	—	12,016 (3)(4)	31,906

(1)

These figures, which are rounded to the nearest whole number, represent the number of RSUs which vested in 2011 prior to any reduction for tax withholding. Each RSU is convertible into one share of our Common Stock. Under the terms of the Company’s share ownership and retention guidelines, participants are required to retain a fixed percentage of Common Stock underlying these RSUs.

(2)

Represents the Market Value of the RSUs based on the closing price of our Common Stock on the vesting date.

(3)

Represents the grant of RSUs granted on February 13, 2008 in connection with the Company’s 2008-2010 Long-Term Incentive Program. These awards vested on February 11, 2011.

(4)

Includes 1,030 RSUs granted on April 18, 2007 in connection with Goodwin’s 2007 Annual Incentive Plan. These awards vested on March 1, 2011.

Pension Benefits at 2011 Fiscal Year-End

The following table sets forth information concerning NEO pension benefits. The table reflects the present value of the accumulated pension benefits that each NEO earned between his or her respective hire date and December 31, 2011. Although these figures illustrate the value of these benefits as if they were to be paid in the form of a lump sum payment, actual benefits will be paid in the form of an annuity or, effective January 1, 2009 for SERP benefits, the present value in three annual installments at the applicable commencement date following termination of employment. However, NEOs may elect to receive the portion of the pension benefit payable under the pension equity formula in a lump sum. Additional information concerning these benefits may be found in the narrative that accompanies this table.

Name (a)	Plan Name (b)	Number of Years Credited Service(1) (c)		Present Value of Accumulated Benefit(2) (d)	Payments During Last Fiscal Year (e)
James D. Wehr	Employee Pension Plan
	Pension Equity Formula	2.75	(4)	$89,705
	Formula Prior to July 1, 2007	22.83	(4)	1,228,607
	Total Employee Pension Plan Benefit	25.58		$1,318,312	—
	SERP
	Pension Equity Formula	2.75	(4)	$314,301
	Formula Prior to July 1, 2007	25.83	(3)(4)	6,664,696
	Total SERP Benefit	28.58		$6,978,997	—
Peter A. Hofmann	Employee Pension Plan
	Pension Equity Formula	2.75	(4)	$$25,630
	Formula Prior to July 1, 2007	6.42	(4)	318,801
	Total Employee Pension Plan Benefit	9.17		$344,431	—
	SERP
	Pension Equity Formula	2.75	(4)	$$32,822
	Formula Prior to July 1, 2007	6.42	(4)	647,269
	Total SERP Benefit	9.17		$680,091	—
Philip K. Polkinghorn	Employee Pension Plan
	Pension Equity Formula	2.75	(4)	$13,980
	Formula Prior to July 1, 2007	3.33	(4)	119,001
	Total Employee Pension Plan Benefit	6.08		$132,981	—
	SERP
	Pension Equity Formula	2.75	(4)	$38,719
	Formula Prior to July 1, 2007	3.33	(4)	452,613
	Total SERP Benefit	6.08		$491,332	—
Bonnie J. Malley	Employee Pension Plan
	Pension Equity Formula	2.75	(4)	$89,705
	Formula Prior to July 1, 2007	22.42	(4)	1,065,719
	Total Employee Pension Plan Benefit	25.17		$1,155,424	—
	SERP
	Pension Equity Formula	2.75	(4)	$116,663
	Formula Prior to July 1, 2007	22.42	(4)	1,804,886
	Total SERP Benefit	25.17		$1,921,549	—
Christopher M. Wilkos	Employee Pension Plan
	Pension Equity Formula	2.75	(4)	$36,115
	Formula Prior to July 1, 2007	10.33	(4)	536,873
	Total Employee Pension Plan Benefit	13.08		$572,988	—
	SERP
	Pension Equity Formula	2.75	(4)	$53,158
	Formula Prior to July 1, 2007	10.33	(4)	867,823
	Total SERP Benefit	13.08		$920,981	—

(1)

In connection with the redesign of our retirement program, the years of credited service were frozen on June 30, 2007 for purposes of determining benefits under the formula in effect prior to July 1, 2007, although final average earnings continued to change through March 31, 2010. The restructuring of the retirement program and the grandfathering provisions are in Retirement Plans below.

(2)

With respect to the benefits from the formula in effect prior to July 1, 2007, the Present Value of Accumulated Benefit determined as of December 31, 2011 (March 31, 2010 frozen accrued benefit) is the greater of the present value of the accrued benefit deferred to normal retirement age and the present value of the accrued benefit deferred to early retirement age using the following assumptions for all NEOs: discount rate (without cost of living adjustment, or “COLA”) of 5.32% and 5.10% for the Employee Pension Plan and SERP, respectively, and discount rate (with COLA) of 4.28% and 4.06% for the Employee Pension Plan and the SERP, respectively; mortality table is the 2011 IRS Static Table; postretirement COLA of 1.00%; if the years of vesting service is equal to or greater than 10 as of December 31, 2011, the normal retirement age is 62 and the early retirement age is 55, but if the years of vesting service is less than 10 as of December 31, 2011, the normal retirement age is 65 and there is no early retirement age.

(3)

Pursuant to the terms of the SERP, Mr. Wehr has been credited with an additional three years of benefit accrual service attributable to the period of January 1, 1997 through December 31, 1999 when he served as an officer of a designated subsidiary that was not an adopting employer to the Employee Pension Plan. These three years are not treated as benefit accrual service under the Employee Pension Plan.

(4)

Years of credited service under the pension equity formula of both the Employee Pension Plan and the SERP are determined for eligible participants from July 1, 2007, when such formula went into effect for these participants through March 31, 2010, when the plan was frozen. The annual credit percentage used to calculate these benefits is determined based on total years of service under the plans, including years of service prior to July 1, 2007, as described in Pension Equity Formula on page 54.

Retirement Plans

Historically, we provided broad-based defined benefit pension benefits to our NEOs as a component of our menu of benefits offered to most of our employees. Because of benefit limitations imposed by the Code or the exclusion of compensation other than base salary under the Employee Pension Plan, we offered the SERPs, which are non-qualified defined benefit pension plans, to our NEOs to mitigate the effects of such limitations.

Previously, we redesigned our retirement program to reduce the volatility in defined benefit pension plan expense and funding requirements often caused by outside market forces, provide benefits that are competitive with those of our peers and better meet the current demographic and future workforce profiles of our employees. The redesign included changes to the Employee Pension Plan and SERPs that were effective July 1, 2007.

That redesign included a grandfathering feature for participants who were at least 50 years of age and had at least 10 years of vesting service on December 31, 2006. The grandfathered participants had the choice of remaining in the prior design for all of the affected plans in which they participate, or electing the new design for all of the affected plans in which they participate. None of the current NEOs were grandfathered.

Effective April 1, 2010, the Employee Pension Plan and SERPs were amended to cease further benefit accruals after March 31, 2010.

Employee Pension Plan

The Employee Pension Plan, covering most of our employees, provided benefits based on its formulas up to the amount allowed under the Code. The Employee Pension Plan is funded with assets held in a trust. Eligible employees participate immediately and continue to accrue benefits until retirement, death, termination of employment or ineligibility to participate. Normal retirement age is 62 with 10 years of vesting service or age 65 with at least five years of participation. As of December 31, 2011, none of the NEOs was eligible for early retirement under the plan (age 55 with at least 10 years of vesting service). Unless an optional form of benefit payment is elected, the normal form of benefit is a 50% joint and survivor annuity for married participants and a single life annuity for other participants.

The Employee Pension Plan was redesigned to include pension equity accruals after June 30, 2007, for all participants except grandfathered participants. None of the current NEOs were grandfathered. The pension equity formula and the formula prior to July 1, 2007 are described in the paragraphs that immediately follow.

Pension Equity Formula

The pension equity formula applies to all eligible non-grandfathered employees, grandfathered employees who elected the pension equity formula effective July 1, 2007 and eligible new hires after June 30, 2007 and before April 1, 2010.

The pension equity formula expresses an employee’s benefit as a lump sum amount that is equal to the product of the accumulated annual credit percentages (tiered by years of service) times final average earnings (highest five consecutive years of earnings out of the last 10 years). The definition of earnings is based on base salary plus eligible incentives, rather than base salary under the formula prior to July 1, 2007. The tiered annual credit percentages table is as follows:

Years of Service on January 1	Annual Credit Percentage Earned, Used to Calculate Lump Sum Benefit
Up to 4 years	2%
5 to 9 years	4%
10 to 14 years	6%
15 to 19 years	10%
20 years or more	14%

Employees who participate in the pension equity formula have their June 30, 2007 accrued benefit frozen as to years of service, but their final average earnings under the formula prior to July 1, 2007 continued to change until the earlier of (i) March 31, 2010 and (ii) the date they either become ineligible under the plan or terminated employment.

Traditional Formula (Formula Prior to July 1, 2007)

The annual normal retirement benefit is generally a function of years of service and compensation, i.e., (i) 2% of final average earnings (average of last three consecutive years of base salary) times years of benefit accrual service up to 25, plus (ii) 1% times final average earnings times years of benefit accrual service over 25 (up to 10 years), minus (iii) 2% times participant’s projected primary insurance amount (Social Security benefit payable at Social Security retirement age) times years of benefit accrual service (up to 25) — no more than 50% of normal retirement benefit is offset by Social Security.

Benefit accruals under both formulas were completely frozen, to the extent not already frozen, as of March 31, 2010.

SERPs

The SERPs provide benefits in excess of the Employee Pension Plan, whether due to the benefit limitations imposed by the Code or the exclusion of compensation other than base salary under the Employee Pension Plan. To comply with the full implementation of Code section 409A as of January 1, 2009, the SERPs were amended to de-link the choice of the normal and optional forms of distribution from the Employee Pension Plan and all participants are required to delay receipt of benefit payments until at least six months after their separation from service. The Traditional Formula permits distributions in actuarially equivalent annuity payments or short-term installment payments; the Pension Equity Formula permits distributions in actuarially equivalent annuity payments or a lump sum payment.

Pension Equity Formula

Retirement benefits are based on the pension equity formula contained in the Employee Pension Plan, described in the preceding section, and are expressed as a lump sum amount that is equal to the product of the accumulated annual credit percentages (tiered by years of service) times final average earnings (highest five consecutive years of earnings out of the last 10 years), without the Code limitations/exclusions noted in the preceding paragraph. The definition of earnings is based on base salary plus eligible incentives.

Traditional Formula (Formula Prior to July 1, 2007)

Retirement benefits are based on the final pay formula in effect prior to July 1, 2007 under the Employee Pension Plan, described in the preceding section, and are a function of years of service and final average compensation, without the Code limitations/exclusions noted in the Employee Pension Plan. The definition of earnings includes amounts payable under designated incentive programs that are excluded from the calculation of benefits under the Employee Pension Plan; and the final average earnings determination for these incentives is based on the average of any three full calendar years within the last seven consecutive full calendar years that produce the highest average.

Benefit accruals under both formulas were completely frozen, to the extent not already frozen, as of March 31, 2010.

Non-Qualified Deferred Compensation in Fiscal Year 2011

The following table sets forth information concerning NEO participation in deferred compensation plans, excluding the 401(k) Plan. The table includes 2011 compensation deferrals, Company contributions, earnings, withdrawal activity, total balances as of December 31, 2011 for cash deferrals and the portion of the aggregate balances as of December 31, 2011 that have been reported in prior years’ Summary Compensation Tables.

Name (a)	Deferral Type	Executive Contributions in Last FY(1) (b)	Registrant Contributions in Last FY(2) (c)	Aggregate Earnings in Last FY(3) (d)	Aggregate Withdrawals Distributions (e)	Aggregate Balance at Last FYE(4) (f)	Portion of Aggregate Balance at Last FYE Reported in Prior SCTs (g)
James D. Wehr	Excess Investment Plan	$67,000	$52,313	$(10,377)	$ 0	$449,066	$357,891
Peter A. Hofmann	Excess Investment Plan	10,800	15,525	(162)	0	136,005	78,700
Philip K. Polkinghorn	Excess Investment Plan	23,000	19,838	1,956	0	640,608	502,515
Bonnie J. Malley	Excess Investment Plan	13,800	13,369	(289)	0	84,629	0
Christopher M. Wilkos	Excess Investment Plan	7,350	11,944	(539)	0	47,522	25,241
(1)

Except as noted otherwise, these figures represent voluntary deferrals of 2011 salary into the Excess Investment Plan as described in the following narrative. The corresponding salary figures in the Summary Compensation Table for 2011 Fiscal Year on page 45 include these deferral amounts.

(2)		These figures represent the 2011 non-qualified Company matching and annual discretionary contributions made in the Excess Investment Plan.
(3)		Represents the change in account value between December 31, 2010 and December 31, 2011, less any executive or Company contributions, plus any account distributions.
(4)		Based on the market value of assumed investment options as of December 31, 2011.

The Phoenix Companies, Inc. Non-Qualified Excess Investment Plan

Certain of our employees, including our NEOs, can elect to defer up to 60% of their base pay. Base pay deferrals commence when year-to-date base pay exceeds the Code limitation on qualified plan compensation, which was $245,000 in 2011. With respect to base pay deferrals only, we make a corresponding Company match credit using the same formula as provided in our 401(k) Plan. For the NEOs, they are eligible for a Company match contribution in the 401(k) Plan and Excess Investment Plan, based on tiered years of service as described in the following table:

Years of Service on January 1	Company Match Formula for All NEOs	Maximum Company Match Rate as a Percentage of Base Pay
Less than 5 years	100% on first 3% of pay saved; 50% on next 3%	4.5%
5 to 9 years	100% on first 6% of pay saved	6.0%
10 to 14 years	100% on first 3% of pay saved; 150% on next 3%	7.5%
15 years or more	150% on first 6% of pay saved	9.0%

Based on these schedules, the maximum Company match rate for 2011, as a percentage of base pay for our NEOs, was:

Name	Maximum Company Match Rate
James D. Wehr	9.0%
Peter A. Hofmann	6.0%
Philip K. Polkinghorn	6.0%
Bonnie J. Malley	9.0%
Christopher M. Wilkos	7.5%

The Excess Investment Plan provides participants with a choice of mutual fund offerings similar to those funds made available to employees under the 401(k) Plan. There are no above-market or guaranteed returns in the Excess Investment Plan. Participants can modify their investment elections at any time under the Excess Investment Plan. Deferrals are credited to the funds selected by the participants and based on the market price for such funds on the date such compensation would otherwise have been paid.

The following table sets forth the list of the mutual fund choices under the Excess Investment Plan and each fund’s total return for 2011:

Investment Fund Name	Ticker Symbol	2011 Total Return Percentage(1)
Allianz NFJ Small-Cap Value Fund — Administrative Class	PVADX	2.27
American Beacon Short-Term Bond Fund — Investor Class(2)	AALPX	0.82
American Beacon Short-Term Bond Fund — Institutional Class	AASBX	0.34
American Funds EuroPacific Growth Fund — Class R4	REREX	-6.96
American Funds EuroPacific Growth Fund – Class R5(3)	RERFX	-13.33
American Funds Growth Fund of America — Class R4	RGAEX	-4.87
American Funds New Perspective Fund — Class R5	RNPFX	-7.35
Artisan Mid Cap Fund — Investor Class	ARTMX	-2.08
Eaton Vance Large Cap Value Fund — Class A	EHSTX	-4.48
Fidelity Contrafund	FCNTX	-0.37
Fidelity Contrafund — Class K(4)	FCNKX	-0.01
Fidelity Freedom K 2000 Fund	FFKBX	2.07
Fidelity Freedom K 2005 Fund	FFKVX	0.36
Fidelity Freedom K 2010 Fund	FFKCX	-0.19
Fidelity Freedom K 2015 Fund	FKVFX	-0.34
Fidelity Freedom K 2020 Fund	FFKDX	-1.24
Fidelity Freedom K 2025 Fund	FKTWX	-2.50
Fidelity Freedom K 2030 Fund	FFKEX	-3.09
Fidelity Freedom K 2035 Fund	FKTHX	-4.53
Fidelity Freedom K 2040 Fund	FFKFX	-4.64
Fidelity Freedom K 2045 Fund	FFKGX	-4.95
Fidelity Freedom K 2050 Fund	FFKHX	-5.50
Fidelity Freedom K Income Fund	FFKAX	2.12
Fidelity Growth Company Fund(5)	FDGRX	0.67
Fidelity Low-Priced Stock Fund	FLPSX	-0.68
Fidelity Low-Priced Stock Fund – Class K(6)	FLPKX	0.06
Fidelity Money Market Trust Retirement Money Market Portfolio	FRTXX	0.01
Fidelity U.S. Bond Index Fund	FBIDX	7.67
Sentinel Small Company Fund Class I	SIGWX	3.31
Spartan 500 Index Fund — Investor Class	FUSEX	-1.81
Spartan 500 Index Fund – Institutional Class(7)	FXSIX	2.09
Virtus Mid-Cap Value Fund — Class A	FMIVX	5.85
Virtus Multi-Sector Fixed Income Fund — Class A	NAMFX	3.17
Virtus Multi-Sector Short Term Bond Fund — Class A	NARAX	3.09
Virtus Real Estate Securities Fund — Class I	PHRIX	9.92

(1)

Total return includes change in share value and reinvestment of dividends and capital gains, if any.

(2)

Plan balances from the American Beacon Short-Term Bond Fund – Investor Class were merged into this fund on August 10, 2011.

(3)

Plan balances from the American Funds EuroPacific Growth Fund – Class R4 were merged into this fund on August 10, 2011.

(4)

Plan balances from the Fidelity Contrafund Fund were merged into this fund on August 10, 2011.

(5)

Plan balances from the American Funds Growth Fund of America – Class R4 were merged into this fund on December 14, 2011.

(6)

Plan balances from the Fidelity Low-Priced Stock Fund were merged into this fund on August 10, 2011.

(7)

Plan balances from the Spartan 500 Index Fund – Investor Class were merged into this fund on August 10, 2011.

Account balances under the Excess Investment Plan, reflecting cumulative appreciation/depreciation and interest credits (depending on the investment fund(s) chosen by the participant), are paid to participants, based on their election made prior to deferral, in lump sum or annual installments following the termination of services with the Company or such earlier specified date elected by the participant. In-service withdrawals may only be taken in the case of severe financial hardship caused by an unforeseeable emergency as permitted under Code section 409A, and any other applicable laws. Loans are not permitted under this plan. All balances under this plan are unfunded general obligations of the Company, which the Company, at its discretion, may hedge in full or in part by making contributions to a trust subject to the claims of our creditors in certain circumstances. Currently, we hedge 100% of this obligation by making investments in the same funds and in the same amounts as participants have elected.

RSU Deferrals

Certain employees of the Company, including the NEOs, may elect to defer up to 100% of their LTIP awards, and other RSU awards until following termination of employment or such earlier specified date elected by the participant, if the deferral opportunity is offered by the Company. Participants do not have any voting rights with respect to deferred RSUs. Voting rights become applicable only when the RSUs convert to Common Stock following termination of employment or in the event the Company chooses to hedge its RSU obligations by holding Common Stock in a trust subject to the claims of creditors in certain circumstances. Currently, the Company partially hedges using a trust. Deferred RSUs are credited with dividend equivalents, which are equal to the cash dividends that the Company may pay on its Common Stock, multiplied by the number of shares of Common Stock underlying each deferred RSU. Dividend equivalents are credited to a book entry account on behalf of participants. These dividend equivalents accrue interest credits at a rate determined and updated each August 1, based on the mid-term applicable federal rate (as determined under Code section 1274(d)) as published by the Internal Revenue Service for the immediately preceding month. In 2009, the rate at which interest was credited on dividend equivalents was 3.45% for the period January 1 through July 31, and 2.76% for the period August 1 through December 31, 2009. Accumulated dividend equivalents and the corresponding interest credits are paid at the same time that the underlying RSUs convert to Common Stock. We have stopped crediting dividend equivalents and interest in RSUs. All RSUs, dividend equivalents, and interest credits under this program are unfunded general obligations of the Company, for which the Company, at its discretion, may hedge in full or in part by making contributions to a trust subject to the claims of our creditors in certain circumstances.

Change-in-Control Agreements and Severance

We have entered into certain agreements and maintain certain plans that will require us to provide compensation to the NEOs in the event of a termination of employment, including termination of employment in connection with a Change-in-Control. The amounts payable to each NEO are estimated in the tables provided in this section. No incremental benefits are provided under these programs in the event of a voluntary termination by the NEO without good reason or by the Company for cause.

In 2011, the Company conducted a comprehensive review of its Change-in-Control Agreements and severance. See the Determining Other Compensation Levels and Elements section on page 27 for an explanation of the review process. The results of the review are set forth in Change-in-Control Agreements below.

Upon termination of employment, all NEOs will receive their vested benefits under the Employee Pension Plan and 401(k) Plan; benefits and conversion rights under the Consolidated Omnibus Budget and Reconciliation Act (“COBRA”), if applicable; and the non-qualified plans’ benefits pursuant to the terms of the plans. See the Pension Benefits at 2011 Fiscal Year-End table on page 52 and the Non-Qualified Deferred Compensation in Fiscal Year 2011 table on page 55.

Change-in-Control Agreements

Effective January 1, 2010, the Company entered into new agreements with Messrs. Wehr, Hofmann, Polkinghorn, Wilkos and Ms. Malley, which will, in certain circumstances, provide separation benefits upon the termination of employment in connection with a Change-in-Control. The new agreements replaced prior agreements and reduced the benefits that have previously been available. The protections provided under the agreements can only be triggered by termination of employment either (i) by the Company for reasons other than death, disability (as defined in the agreements), Cause or retirement, or (ii) by the executive for good reason, provided such termination occurs following, or is effectively connected with, the occurrence of a Change-in-Control. These agreements each have an initial term of two years with provisions for automatic renewals for successive one-year periods, unless either party provides to the other party written notice at least 60 days prior to the end of the initial term or any renewal term that the Company or NEO does not want the term so extended. These agreements do not provide the right of any participant to receive a tax gross-up in respect of any parachute payments.

Based on the 2009 review of change-in-control agreements by the Compensation Committee and the Board, the change-in-control agreements entered into with our NEOs effective January 1, 2010 with an expiration date of December 31, 2011 provide:

•

no gross-up for excise tax purposes in that the aggregate value of Covered Payments, as defined in the agreement, is limited to an amount equal to 2.99 times the NEO’s average annual compensation calculated in accordance with Internal Revenue Code section 280G;

•

non-compete restrictions for Senior Executive Vice Presidents and above for a period of up to 18 months and in consideration provide for a lump sum payment of the salary and target bonus opportunity that would have been paid or made available over a corresponding period of continued employment;

•

in lieu of severance benefits payable under other plans, severance benefits are calculated at a multiple of 1.0 or 2.0 times salary and target annual incentive for NEOs;

•

a protection period running from 90 to 180 days before a change-in-control and two years following a change-in-control;

•

welfare benefits for a period equivalent to the applicable Internal Revenue Code section 409A period following a termination after a change-in-control;

•

that unvested SERP benefits become vested and the NEOs receive an enhancement equal to one or two years of additional service and age credit and/or pension equity formula credits, as applicable (tracks with severance multiple);

•

outplacement services commensurate with the NEO’s position;

•

non-solicitation restrictions;

•

in connection with the change to our pension plan formula as of July 1, 2007, the pension enhancement under the SERP is applied only to the new pension equity portion of the SERP benefit;

•

an amount equal to a pro-rata portion of the annual incentive award earned for the year in which termination occurs (or target incentive, if greater) and a pro-rata portion of long-term awards for each then open cycle at target;

•

vesting of benefits under equity compensation plans; and

•

a two-year term with automatic renewals for successive one-year periods unless either party provides prior written notice.

These agreements terminate automatically upon the NEO’s death, termination due to disability (as defined in the agreements), termination for Cause or voluntary retirement. In such cases, the Company will pay, pursuant to payroll practice and the terms of the applicable plans and programs, the NEO’s base salary through the date of termination; any vested amounts or benefits under applicable employee benefit plans, agreements and programs, as well as any accrued vacation pay not yet paid; and any other benefits payable in such situation under the plans, agreements, policies or programs of the Company.

“Cause” is defined as (i) the Executive’s conviction or plea of nolo contendere to a felony (other than with respect to a traffic violation or an incident of vicarious liability); (ii) an act of willful misconduct (including, without limitation, a willful material violation of the Company’s Code of Conduct) on the Executive’s part with regard to the Company or its affiliates having a material adverse impact on the Company or its affiliates; or (iii) the Executive’s failure in good faith to attempt or refusal to perform legal directives of the Board or executive officers of the Company, as applicable, which directives are consistent with the scope and nature of the Executive’s employment duties and responsibilities and which failure or refusal is not remedied by the Executive within 30 days after notice of such non-performance is given to the Executive. For purposes of clause (ii) of this definition, no act, or failure to act, on the Executive’s part shall be deemed “willful” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive’s act, or failure to act, was in the best interest of the Company and its subsidiaries.

“Change-in-Control” is defined as the first occurrence of: (i) any person acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s securities; (ii) within any 24-month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided that any director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this sub clause (ii); (iii) the effective date of any merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which is consummated (a “Corporate Event”), if immediately following the consummation of such Corporate Event the shareholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the voting power, in substantially the same proportion as prior to such Corporate Event, of (x) in the case of a merger or consolidation, the surviving or resulting corporation or (y) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Corporate Event; (iv) the approval by shareholders of the Company of a plan of liquidation with respect to the Company; or (v) any other event occurs which the Board declares to be a Change-in-Control.

“Good Reason” is defined as the occurrence after the effective date of a Change-in-Control of any of the following, without the express written consent of the executive and which occurrence is not remedied by the Company within 30 days after notice of such occurrence is given to the Company: (i) the material reduction in the executive’s title, position, duties or responsibilities from the title, position, duties or responsibilities held or exercised by the executive prior to the effective date of a Change-in-Control; (ii) any requirement by the Company that the executive change the location where the executive regularly provides services to the Company to a location that is more than 35 miles from downtown Hartford; (iii) a reduction by the Company of the executive’s base salary or total incentive compensation opportunity or a reduction in the employee benefits provided to the executive under the Company’s employee benefit plans (unless the executive is provided with substantially equivalent replacement benefits); or (iv) any failure to obtain the assumption and agreement to perform the Change-in-Control Agreement by a successor as contemplated in the Change-in-Control Agreement.

Executive Severance Allowance Plans

Effective January 1, 2009, The Phoenix Companies, Inc. Executive Severance Allowance Plan (“Phoenix Executive Severance Allowance Plan”) was amended and restated. The Phoenix Executive Severance Allowance Plan is available to all Company officers at the level of senior vice president or higher, and for any other employee the CEO determines to be integral to the formulation or execution of our business strategy.

In 2011, if an NEO was involuntarily terminated, subject to certain exceptions, he would have been eligible to receive (i) a payment equal to between 75% and 150%, determined based on years of service, of the NEO’s severance base amount, where the “severance base amount” is defined as the NEO’s base salary and the average of the last two annual incentive awards already paid as of the termination date, paid in the form of a lump sum payment or in installments, in each case commencing as soon as practicable following separation from service; (ii) a pro-rata portion of the annual incentive awards he earned for the fiscal year in which he separated from service to be paid no later than March 15 of the calendar year following separation from service; (iii) outplacement services; and (iv) continued active participant rates in the medical and dental plans for 12 months of the COBRA continuation period, if the executive elects coverage under COBRA.

Benefits are paid from the Company’s general assets, as applicable, and are conditioned on a number of factors, including covenants within the terms of the plans and the signing of an agreement containing certain covenants (described below) and a release of claims against the Company. The plans condition receipt of benefits on (i) refraining from interfering with ongoing operations and making disparaging remarks concerning the Company, as applicable, its representatives, agents and employees; (ii) refraining from solicitation of employees, agents, representatives and/or clients of the Company; (iii) returning all Company property; and (iv) complying with maintaining the confidentiality of confidential and proprietary information. Failure to comply with any of these covenants/conditions will cause immediate cessation of all payments under the plan and the executive must immediately reimburse the Company for all payments previously made.

All severance payments due under the plans are to be paid no later than March 15 of the calendar year following separation from service, except for any payments that are required to be paid at a later date pursuant to Code section 409A.

Also see Change-in-Control Agreements and Severance on page 40.

An employee who is covered by a change-in-control agreement and an Executive Severance Allowance Plan can receive only the benefits of one of the coverages in the event of a termination.

Illustration of Compensation and Benefits upon Termination of Employment for Various Reasons

The following table summarizes the value of the compensation and benefits that the NEOs would have received if their employment had been involuntarily terminated (other than for Cause) as of December 31, 2011 other than following the occurrence of a Change-in-Control.

Payments for Involuntary Terminations
	James D. Wehr	Peter A. Hofmann	Philip K. Polkinghorn	Bonnie J. Malley	Christopher M. Wilkos
Severance
Base Salary Component	$1,050,000	$389,583	$395,833	$540,000	$462,500
Annual Incentive Component	734,927	284,396	375,646	335,070	436,297
Other Compensation
2011 Annual Incentive(1)	1,001,000	607,750	883,025	437,580	502,830
2011-2013 LTIP Cycle(2)	635,556	101,975	74,981	74,981	98,975
2010-2012 LTIP Cycle(3)	441,031	100,928	102,650	72,668	106,865
2009-2011 LTIP Cycle(4)	646,688	225,250	327,275	162,180	161,120
Unvested Service-Based RSUs(5)	—	—	—	—	—
SUBTOTAL	$4,509,202	$1,709,882	$2,159,410	$1,622,480	$1,768,587
Benefits and Perquisites
Health & Welfare(6)	$12,926	$12,926	$$12,926	$12,830	$$12,854
Outplacement	9,895	9,895	9,895	9,895	9,895
TOTAL	$4,532,023	$1,732,703	$2,182,231	$1,645,205	$1,791,336

(1)       Reflects actual payout results for 2011 incentive.

(2)       Represents prorated 2011 portion of 2011-2013 Long Term Incentive Program per the plan provisions.

(3)        Represents prorated 2010 and 2011 portions of 2010-2012 Long Term Incentive Program.

(4)        Represents prorated 2009, 2010 and 2011 portions of 2009-2011 Long-Term Incentive Program per the plan provisions.

(5)        All RSU amounts are valued based on the December 31, 2011 closing price of our Common Stock of $1.68 per share.

(6)        Reflects estimated Company cost of continuing to subsidize certain health and welfare benefits for the NEOs for one year.

The following table summarizes the value of the compensation and benefits that the NEOs would receive if their employment had been terminated involuntarily (other than for Cause) or if the NEO had terminated employment for Good Reason in connection with a Change-in-Control as of December 31, 2011.

Change-in-Control Payments
	James D. Wehr		Peter A. Hofmann	Philip K. Polkinghorn	Bonnie J. Malley	Christopher M. Wilkos
Severance
Base Salary Component	$700,000		$425,000	$475,000	$720,000	$740,000
Annual Incentive Component	700,000		425,000	617,500	612,000	666,000
Other Compensation
2011 Annual Incentive	700,000		425,000	617,500	306,000	333,000
2011-2013 LTIP Cycle(6)	444,444		71,311	52,434	52,434	69,213
2010-2012 LTIP Cycle(1)(2)	474,225		108,525	110,376	78,138	114,908
2009-2011 LTIP Cycle(5)	854,118		297,500	432,250	214,200	212,800
Other PSUs(2)	196,419	(7)	0	0	0	0
Other Performance-Contingent Stock Options(2)	0	(8)	0	0	0	0
Unvested Service-Based RSUs(2)	0		0	0	0	0
Unvested Stock Options(2)	0		0	0	0	0
Provision for Restrictive Covenants(9)	2,100,000		1,275,000	1,638,750	0	0
Incremental Non-Qualified Pension Lump Sum Value(3)	146,911		21,255	35,133	150,086	69,115
280G Cut-back	0		0	0	(102,406)	0
SUBTOTAL	$6,316,118		$3,048,591	$3,978,943	$2,030,452	$2,205,037
Benefits and Perquisites
Health & Welfare(4)	$25,852		$25,852	$25,852	$25,660	$25,708
Outplacement	9,895		9,895	9,895	9,895	9,895
TOTAL	$6,351,865		$3,084,338	$4,014,690	$2,066,007	$2,240,640
(1)			Represents prorated 2010 and 2011 portions of 2010-2012 Long-Term Incentive Program.
(2)

All LTIP and RSU amounts are valued based on the December 31, 2011 closing price of our Common Stock of $1.68 per share. Stock options reflect the spread value between the exercise price and $1.68 for any options vesting upon a Change-in-Control.

(3)			Reflects the incremental value of the additional pension benefits calculated based on each NEO’s Change-in-Control Agreement and the corresponding applicable pension formula.
(4)			Reflects estimated Company cost of continuing to subsidize certain health and welfare benefits for the NEOs for at least two years.
(5)			Represents prorated 2009, 2010 and 2011 portions of 2009-2011 Long-Term Incentive Program.
(6)			Represents prorated 2011 portion of 2011-2013 Long-Term Incentive Program.
(7)

Represents the vesting of PSUs with a market condition in connection with Mr. Wehr’s appointment to President and Chief Executive Officer in April 2009, which would occur upon a change-in-control. The PSUs vest as follows: one-third vesting upon the later of May 15, 2011 and achievement of $5 for 20 consecutive days’ price hurdle; and two-thirds vesting upon the later of May 15, 2012 and achievement of the $5 for 20 consecutive days’ price hurdle. If the performance condition is not met by May 15, 2012, the award is forfeited.

(8)

Represents the grant of performance-based stock options with a market condition in connection with Mr. Wehr’s appointment to President and Chief Executive Officer in April 2009. The stock options vest as follows: one-third vesting upon the later of May 15, 2011 and achievement of $5 for 20 consecutive days’ price hurdle; and two-thirds vesting upon the later of May 15, 2012 and achievement of the $5 for 20 consecutive days’ price hurdle. If the performance condition is not met by May 15, 2014, the award is forfeited.

(9)			Represents payments related to non-compete restrictions (see page 58).

Risk Assessment of Compensation Programs for All Employees

During 2010 and early 2011, we conducted a risk assessment of our compensation policies and practices in response to current public and regulatory concern about the link between incentive compensation and excessive risk taking by corporations. We concluded that our compensation program does not motivate imprudent risk taking and that any risks involved in compensation are not reasonably likely to have a material adverse effect on the Company. Included in the analysis were such factors as the behaviors being induced by our fixed and variable pay components, the balance of annual and long-term performance goals in our incentive compensation system, the established limits on permissible incentive award levels, the oversight of the Compensation Committee in the operation of our incentive plans and the high level of Board involvement in approving material transactions and providing governance over the Company’s affairs. Management presented the results of this assessment to the Compensation Committee for its review in early 2011 as part of its obligation to oversee our compensation risk assessment process.

COMPENSATION OF DIRECTORS

Director Compensation Philosophy

The Company’s philosophy with respect to Board compensation is to:

•

provide competitive levels of pay to attract and retain a high quality Board;

•

differentiate compensation based on workload;

•

align Board members’ compensation with shareholder interest by

-

use a balanced mix of cash and equity; and

-

requiring share ownership for all directors.

Elements of Director Compensation

For 2011, Board compensation for our Non-Employee Directors consisted of a flat retainer of $125,000 per year for each Non-Employee Director, an additional retainer for the independent Chairman of the Board of $85,000, additional retainers to all committee chairs, and a meeting fee in the amount of $1,500 per meeting for attendance at each Board and/or Committee meeting held in excess of the number of meetings anticipated for any calendar year. The schedule of additional annual retainers is as follows:

Committee Position	2011 Additional Annual Retainer
Chairs of the Audit and Compensation Committees	$20,000
Chairs of the Finance and Governance Committees	$15,000

All retainers were paid quarterly in advance, and both retainers and meeting fees are paid in cash (either current or deferred) and in RSUs, as elected by each director. The RSUs will each convert into one share of Common Stock following his or her termination of services as a director or, in certain circumstances, such earlier specified date elected by the director. In the interim, each RSU will be credited with dividend equivalents and interest thereon. Non-Employee Directors have the option to defer receipt of cash compensation until following his or her termination of services as a director or, in certain circumstances, such earlier specified date elected by the director under either of the following non-qualified deferred compensation programs:

•

Non-Employee Directors may elect to defer all or a portion of their cash compensation into RSUs under The Phoenix Companies, Inc. Directors Equity Deferral Plan. The number of RSUs credited upon deferral, including fractional RSUs, is equal to the cash amount that would otherwise be paid, divided by the closing price of our Common Stock on the date of payment (generally, the first business day of each calendar quarter). The Common Stock underlying each RSU, together with a cash payment equal to the cumulative dividend equivalents and interest, will be paid to directors following his or her termination of services as a director with the Company or, in certain circumstances, such earlier specified date elected by the director. All RSUs, dividend equivalents, and interest credits under this Plan are unfunded general obligations of the Company, for which the Company, at its discretion, may hedge in full or in part by making contributions to a trust.

•

Non-Employee Directors may elect to defer all or a portion of their cash compensation under The Phoenix Companies, Inc. Directors Cash Deferral Plan. This Plan provides directors with the same choice of mutual fund offerings provided to employee participants in The Phoenix Companies, Inc. Non-Qualified Excess Investment Plan. See the fund listing under the Non-Qualified Deferred Compensation in Fiscal Year 2011 table on page 55. Directors can modify their investment elections at any time under the Plan. Deferrals are credited to the funds selected by the participants and based on the market price for such funds on the date such compensation would otherwise have been paid (generally, the first business day of each calendar quarter). Account balances under the Plan, reflecting cumulative appreciation/depreciation, dividends and interest credits (depending on the investment fund(s) chosen by the director) are paid to directors, based on the election made at the time of deferral, in lump sum or annual installments following the termination of services with the Company or, in certain circumstances, such earlier specified date elected by the director. All balances credited under this program are unfunded general obligations of the Company, for which the Company, at its discretion, may hedge in full or in part by making contributions to a trust. The Company currently hedges

100% of this obligation by making investments in the same funds and in the same amounts as participants have elected.

The Company also provides $100,000 of life insurance to each director, including our CEO who serves as a member of the Board. The cost to the Company of providing this insurance is nominal. Each director may also participate in a matching charitable gift program to qualified educational and other charitable institutions. Currently, the maximum match for each director is $2,500. Directors can also recommend that the Company make a grant of up to $2,000 annually to an eligible charitable organization chosen by the director.

Director Compensation Review

The Compensation Committee is required by its charter to review Board compensation every two years. Board compensation was reviewed by the Compensation Committee in 2011 based on an analysis conducted by management. This analysis was also reviewed by the Committee’s compensation consultant. Market data utilized in the review is from the National Association of Corporate Directors (NACD) Director Compensation Report: 2010-2011. This report reflects practices of 1,400 companies from 24 industries, with revenues of $50 million and up.

Management also referenced data from a set of 13 smaller public insurance companies.

Company Name
American Equity Investment Life Holding Company	Life Partners Holdings, Inc.
Citizens, Inc.	National Western Life Insurance Company
CNO Financial Group, Inc.	Presidential Life Corporation
Delphi Financial Group, Inc.	Protective Life Corporation
FBL Financial Group, Inc.	StanCorp Financial Group, Inc.
Independence Holding Company	Torchmark Corporation
Kansas City Life Insurance Company

In its competitive review, the Compensation Committee took into account the following factors:

•

Total compensation per director relative to market

•

Aggregate cost of board compensation

•

Mix of board fees and committee fees

•

Mix of cash and equity compensation

•

Share ownership guidelines

•

Deferred compensation

As a result of this review, the Board approved no changes to the current director compensation package, effective January 1, 2012.

Director Compensation Table for 2011

The following table sets forth information concerning the 2011 compensation of our Non-Employee Directors. Additional information on director compensation may be found in the narrative and supporting tables that accompany this table.

Name	Fees Earned or Paid in Cash(1)(8)	All Other Compensation(2)	Total
Martin N. Baily	$ 129,500 (3)(9)	$ 2,410	$ 131,910
Arthur P. Byrne	126,500(3)(10)	2,924	129,424
Sanford Cloud, Jr.	148,000(3)(4)(11)	4,026	152,026
Gordon J. Davis	129,500(3)(9)	6,642	136,142
John H. Forsgren	147,500(3)(6)(12)	2,304	149,804
Ann Maynard Gray	144,500(7)(9)	4,352	148,852
Thomas S. Johnson	213,000(3)(5)(11)	6,268	219,268
Augustus K. Oliver, II	129,500(3)(9)	2,013	131,513
Arthur F. Weinbach	149,500(3)(8)(9)	4,234	153,734

(1)

The following table sets forth information concerning the 2011 RSUs voluntarily elected to be received in lieu of cash (as described in Note 3 below) and the total outstanding RSU and stock option awards held by the Non-Employee Directors as of December 31, 2011:

Name	Number of RSUs Received in 2011 in lieu of Cash(a)(b)	Total Number of RSUs Outstanding(a)	Total Number of Stock Options Outstanding(c)
Martin N. Baily	35,683	103,532	0
Arthur P. Byrne	69,549	206,160	15,886
Sanford Cloud, Jr.	40,720	113,898	15,886
Gordon J. Davis	28,547	75,125	15,886
John H. Forsgren	41,029	133,139	0
Ann Maynard Gray	0	67,506	15,886
Thomas S. Johnson	58,885	186,696	15,886
Augustus K. Oliver, II	71,367	177,434	0
Arthur F. Weinbach	82,986	237,249	0
(a)	These figures are rounded to the nearest whole share.
(b)	Reflects the 2011 deferred RSUs described in Note 3 below.
(c)

These stock options were granted on June 25, 2002 under The Phoenix Companies, Inc. Directors Stock Plan to each individual who was then a Non-Employee Director. As of December 31, 2011, these options were exercisable at $13.98 per share. The options expire on the earlier of (i) three years following the date of termination of service to the Company and (ii) June 25, 2012.

(2)		Represents amounts paid by the Company for life insurance premiums and charitable gifts, as applicable. These items are described in the narrative on page 63. No tax gross-up is paid on this benefit.
(3)

These directors elected to convert all or a portion of their cash compensation into deferred RSUs (as reflected in Note 1 above), subject to the same terms and conditions as their other RSUs as described in the narrative on page 63. These RSUs were expensed and accounted for pursuant to ASC 718.

(4)		Includes $20,000 in retainer for service as chair of the Compensation Committee.
(5)		Includes $85,000 in retainer for service as the independent Chairman of the Board.
(6)		Includes $15,000 in retainer for service as chair of the Finance Committee.
(7)		Includes $15,000 in retainer for service as chair of the Governance Committee.
(8)		Includes $20,000 in retainer for service as chair of the Audit Committee.
(9)		Includes $4,500 in additional meeting fees.
(10)		Includes $1,500 in additional meeting fees.
(11)		Includes $3,000 in additional meeting fees.
(12)		Includes $7,500 in additional meeting fees.

PROPOSAL 3: AN ADVISORY, NON-BINDING VOTE ON THE COMPENSATION FOR 2011OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted into law in July 2010, and as required by Section 14A(a)(1) of the Securities Exchange Act of 1934, our shareholders are entitled to cast a non-binding advisory vote at the Annual Meeting to approve the compensation as disclosed in the Compensation Discussion & Analysis (“CD&A”), compensation tables and narrative discussion disclosed in this Proxy Statement, as disclosed in accordance with the United States Securities and Exchange Commission’s (“SEC’s”) rules. Since the required vote is advisory, the result of the vote is not binding upon the Board.

The design and objectives of our compensation program for those executive officers named in the Summary Compensation Table for 2011 Fiscal Year on page [  ] of this Proxy Statement, known as our Named Executive Officers (“NEOs”), are based on a pay for performance philosophy in which incentive compensation represents a significant component of an NEO’s compensation opportunity and focuses on the achievement of short-term and long-term objectives aligned with the four strategic pillars of the Company: a healthy balance sheet, policyholder service, operational efficiency, and profitable growth.

Following the global economic downturn in 2008 and 2009, we faced significant internal and external challenges. In response to these challenges, the Company changed its strategic direction and business model and adjusted compensation practices to reflect this as well as its smaller size. For example, over the last three years, when changes in leadership have occurred, we set target pay levels for new incumbents, including the Chief Executive Officer (“CEO”), lower than that of their predecessors. In addition, we reduced aggregate long-term incentive target awards.

We have made significant progress, despite the challenging operating environment. In 2011, the fundamentals of our business were solid, and there was measurable progress against each of the four strategic pillars outlined above. Our balance sheet is stronger, with significant improvements to statutory surplus, risk based capital ratio, and investment portfolio quality and performance. Our focus on policyholder service resulted in significant improvement in policy persistency. We reduced expenses meaningfully by pursuing operational efficiencies in addition to previous workforce reductions and adjustments to compensation and benefit programs. Also, we have begun to see profitable growth, both in sales of our repositioned annuity product line and earnings from our distribution subsidiary. Two of the major rating agencies (Moody’s and A.M. Best) acknowledged this progress by revising Phoenix’s outlook from “stable” to “positive.”

In the CD&A, we have provided shareholders with a description of our compensation programs, including the philosophy and strategy underpinning the programs, the individual elements of the compensation programs, and how our compensation plans are administered.

The 2011 compensation program was designed to reflect dynamics more suited to a stable, growing company and to demonstrate the Company’s commitment to responsible pay practices and sound corporate governance.

•

Long-term incentive opportunities were designed to incorporate an equity aspect through the inclusion of the stock price modifier to more closely align the cash awards with shareholder interests.

•

We reduced the benefits under change-in-control agreements effective on January 1, 2012 to further align them with prevailing practices. This included, among other things, eliminating additional benefits associated with our non-qualified defined benefit plans because these plans were frozen since April 1, 2010 and subjecting any unvested stock options to a double trigger (change-in-control event and termination of employment) from a single trigger (change-in-control event).

The Compensation Committee has and will continue to take action to structure our executive compensation practices in a manner that is performance-based with a view towards maximizing long-term shareholder value. The Board believes that the executive compensation as disclosed in the CD&A, tabular disclosures and other narrative executive compensation disclosures in this Proxy Statement aligns with our peer group pay practices as well as our compensation philosophy and promotes our business objectives.

FOR THE REASONS STATED, OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING NON-BINDING RESOLUTION:

“RESOLVED, that the shareholders hereby approve the compensation paid to the Company’s NEOs, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K including the CD&A, compensation tables and narrative executive compensation discussions disclosed in this Proxy Statement.”

Effect of Proposal

The say-on-pay resolution is non-binding. Your vote is advisory and thus it will not be binding upon or overrule any decisions of the Board, nor will it create any additional fiduciary duty on the part of the Board. The approval or disapproval of this proposal by shareholders will not require the Board or the Compensation Committee to take any action regarding the Company’s executive compensation practices. The final decision on the compensation and benefits of our NEOs and on how to address shareholder disapproval of our compensation practices remain with the Board and the Compensation Committee.

Nevertheless, the Board values the opinions of the Company’s shareholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board and the Compensation Committee will carefully consider the outcome of the advisory vote on executive compensation and those opinions when making future compensation decisions.

PROPOSAL 4: GRANT TO THE BOARD OF DISCRETIONARY AUTHORITY TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND

AUTHORIZED SHARE REDUCTION

You are being asked to approve the grant to the Board of discretionary authority to amend our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the issued and outstanding shares of our Common Stock, par value $0.01 per share, pursuant to which shares of our Common Stock would be combined and reclassified into one share of Common Stock at a ratio within the range from 1-for-2 up to 1-for-20. If the shareholders were to approve this proposal and the Board was to exercise the discretionary authority, the Board, in its sole discretion, would select a reverse stock split ratio within this range. In approving this proposal, shareholders would also be approving a corresponding decrease in our authorized shares of Common Stock from 1,000,000,000 to 500,000,000, in the case of a 1-for-2 reverse stock split ratio, and from 1,000,000,000 to 50,000,000, in the case of a 1-for-20 reverse stock split ratio (or a corresponding proportionate reduction in the case of a reverse stock split at a different ratio within the range), in the event the Board elects to exercise its discretion to implement a reverse stock split. Any reverse stock split and proposed reduction in our authorized shares of Common Stock may be abandoned at any time prior to the effectiveness of the filing of the Certificate of Amendment to our Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware. If shareholders approve this proposal, this discretionary authority would be granted to the Board for the one-year period beginning at the 2012 Annual Meeting and ending on the one year anniversary of such date (the “Authorized Period”).

If the shareholders approve this proposal, this grant of authority would give to the Board the right to effect the reverse stock split and reduction in authorized shares during the Authorized Period if the Board deems it to be in the best interest of our shareholders, but such approval would not obligate the Board to do so at any given time within the Authorized Period or at all. The Board believes that granting this discretionary authority provides the Board with maximum flexibility to react to prevailing market conditions and future changes to our stock price, and therefore better enables it to act in the best interests of our shareholders. If this proposal is approved by the shareholders, the Board will have the authority, in its sole determination, without any further action necessary by the shareholders, to effect a reverse stock split within the range set forth above, as determined by the Board, during the Authorized Period or the Board may, in its sole determination, choose to not effect such a reverse stock split.

The form of the Certificate of Amendment to effect the reverse stock split and the proposed decrease in our authorized number of shares of Common Stock is attached to this Proxy Statement as Annex A. In determining whether and when to effect the reverse stock split following the receipt of shareholder approval, our Board may consider, among other things, factors such as:

•

which reverse split ratio would result in the greatest overall reduction in our administrative costs;

•

the historical trading price and trading volume of our Common Stock;

•

the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the reverse stock split on the trading market for our Common Stock; and

•

prevailing general market and economic conditions.

At the close of business on March 19, 2012, we had [116,313,034 shares] of Common Stock issued and outstanding. Based on the number of shares of Common Stock currently issued and outstanding, immediately following the completion of the reverse stock split, and, for illustrative purposes only, assuming a 1-for-20 reverse stock split, we would have approximately [5.8] million shares of Common Stock issued and outstanding (without giving effect to the treatment of fractional shares). The actual number of shares outstanding after giving effect to the reverse stock split will depend on the reverse split ratio that is ultimately selected by our Board. We do not expect the reverse stock split itself to have any economic effect on our shareholders, debt holders or holders of options or restricted stock, except to the extent the reverse stock split will result in fractional shares as discussed below.

Reasons for the Reverse Stock Split

The Board believes that, should the appropriate circumstances arise, effecting the reverse stock split would reduce administrative costs and improve the Company’s ability to interact with its shareholders by reducing the number of shareholders. In the event of a 1-for-20 reverse stock split, we estimate the annual cost savings to be approximately $230,000, exclusive of implementation costs, proportionally reduced cost savings to the extent that the reverse stock split is effected at a different ratio within the range.

A reverse stock split could also improve the perception of our Common Stock as investment securities. Our Common Stock is quoted on the NYSE (“PNX”). As of March 19, 2012, our Common Stock traded at an average 30-day closing market price of $[2.xx] per share. We believe that lower-priced stocks can have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our Common Stock but also our market liquidity.

An increase in the price of our Common Stock may make it more attractive to investors. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, while other investors may be dissuaded from purchasing lower-priced stocks because their brokers are often reluctant to recommend such stocks, which may not be monitored by their analysts, and because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks..

Giving the Board the authority to effect a reverse stock split and thereby provide the Board with a mechanism designed to increase the market price of our Common Stock would allow the Board to seek to address these issues if it deems it to be necessary or appropriate.

Certain Risks Associated with the Reverse Stock Split

If the reverse stock split is effected, some or all of the expected benefits discussed above may not be realized or maintained. The market price of our Common Stock will continue to be based, in part, on our performance and other factors unrelated to the number of shares outstanding.

If the reverse stock split is effected and the market price of our Common Stock subsequently declines, the percentage decline may be greater than would occur in the absence of the reverse stock split. The market price of our Common Stock will, however, continue to be based on our performance, financial results, market conditions, the market perception of our business and other factors, which are unrelated to the number of shares of Common Stock outstanding.  As a result, there can be no assurance that the market price of our Common Stock will increase following the reverse stock split or will not decrease in the future. Accordingly, the total market capitalization of our Common Stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. In addition, in the future, the market price of our Common Stock following the reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

If the reverse stock split is effected, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional and other investors or satisfy such investors’ investing guidelines.

Effects of the Reverse Stock Split

General

If the reverse stock split is approved and implemented, the principal effect will be to proportionately decrease the number of outstanding shares of our Common Stock based on the reverse stock split ratio selected by our Board. Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our Common Stock under the Exchange Act or the listing of our Common Stock on the NYSE. Following the reverse stock split, our Common Stock will continue to be listed on the NYSE under the symbol “PNX,” although it would receive a new CUSIP number.

Proportionate voting rights and other rights of the holders of our Common Stock will not be affected by the reverse stock split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to the effectiveness of the reverse stock split will generally continue to hold 2% of the voting power of the outstanding shares of our Common Stock after the reverse stock split. The number of shareholders of record will not be affected by the reverse stock split, other than as a result of the of the treatment of fractional shares as described below. If approved and implemented, the reverse stock split may result in some shareholders owning “odd lots” of less than 100 shares of our Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our Board believes, however, that these potential effects are outweighed by the benefits to the Company of the reverse stock split.

Effectiveness of the Reverse Stock Split

If our shareholders grant the Board the discretionary authority to implement the reverse stock split during the Authorized Period and the Board elects to do so, the reverse stock split and the corresponding reduction in authorized shares would be effective following the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware (the “Effective Time”).

Effect on the Company’s Stock Plans

As of December 31, 2011, we had approximately 213,180 shares of Common Stock subject to stock options and approximately [1.5] million shares of restricted stock units outstanding under our stock incentive plans. Under The Phoenix Companies, Inc. 2003 Restricted Stock, Restricted Stock Unit and Long-Term Incentive Plan (the “RSU Plan”), The Phoenix Companies, Inc. Stock Incentive Plan (the “Stock Incentive Plan”) and The Phoenix Companies, Inc. Directors Stock Plan (the “Directors Stock Plan”, and, together with the RSU Plan and the Stock Incentive Plan, the “Plans”), the Compensation Committee has sole discretion to determine the appropriate adjustment to the awards granted under the Plans in the event of a reverse stock split. Should the reverse stock split be effected, proportionate adjustments will be made to the number of shares outstanding and available for issuance under the Plans and to the exercise price, grant price or purchase price relating to any award under the Plans. The Compensation Committee will determine the treatment of fractional shares subject to stock options and unvested restricted stock under the Plans.

Accordingly, if the reverse stock split is approved by our shareholders and subsequently effected by our Board, following the filing of the Certificate of Amendment with the Delaware Secretary of State, the number of all outstanding equity awards, the number of shares available for issuance and the exercise price, grant price or purchase price relating to any award under the Plans will be proportionately adjusted using the reverse stock split ratio selected by our Board (subject to the treatment of fractional shares to be determined by our Compensation Committee). Any other changes necessary, desirable or appropriate to give effect to the reverse stock split, including any applicable technical or conforming changes to our Plans will be effected. For example, if a 1-for-20 reverse stock split is effected, the approximately 723,966 shares (which includes shares forfeited after converted to Virtus shares) that remain available for issuance under the Plans as of December 31, 2011, would be adjusted to approximately 36,199 shares, subject to increase as and when awards made under such Plans expire or are forfeited and are returned per the terms of such Plans. In addition, the exercise price per share under each stock option would be increased by a multiple of 20, such that upon an exercise, the aggregate exercise price payable by the optionee to the Company would remain the same. For illustrative purposes only, an outstanding stock option for 3,000 shares of Common Stock, exercisable at $1.00 per share, would be adjusted as a result of a 1-for-20 split ratio into an option exercisable for 150 shares of Common Stock at an exercise price of $20.00 per share.

Effect on Authorized but Unissued Shares of Common Stock and Preferred Stock

Currently, we are authorized to issue up to a total of 1,250,000,000 shares, comprising 1,000,000,000 shares of Common Stock, of which [116,313,034 shares] were issued and outstanding as of March 19, 2012, and 250,000,000 shares of preferred stock (“Preferred Stock”). Coincident with effecting the reverse stock split, we will reduce the number of our authorized shares of Common Stock in proportion to the ratio by which we reduce our issued and outstanding shares of Common Stock. If a 1-for-2 reverse stock split is effected, the adjusted number of shares of authorized Common Stock would be 500,000,000, and if a 1-for-20 reverse stock split is effected, the adjusted number of shares of authorized Common Stock would be 50,000,000. A corresponding proportionate reduction in the number of shares of authorized Common Stock would be effected in the case of a reverse stock split at a different ratio within this range.

Effect on Par Value

The proposed amendments to our Amended and Restated Certificate of Incorporation will not affect the par value of our Common Stock, which will remain at $0.01 per share.

Reduction In Stated Capital

As a result of the reverse stock split, at the Effective Time, the stated capital on our balance sheet attributable to our Common Stock, which consists of the par value per share of our Common Stock multiplied by the aggregate number of shares of our Common Stock issued and outstanding, will be reduced in proportion to the size of the reverse stock split. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of our Common Stock, shall be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Book-Entry Shares

If the reverse stock split is effected, shareholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted automatically by our transfer agent through the NYSE’s Direct Registration System (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the reverse stock split.

Shareholders who hold uncertificated shares as direct owners will be sent a statement of holding from our transfer agent that indicates the number of post-reverse stock split shares of our Common Stock owned in book-entry form.

Certificated Shares

If the reverse stock split is effected, shareholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will receive a transmittal letter from our transfer agent promptly after the Effective Time. The transmittal letter will be accompanied by instructions specifying how shareholders holding certificated shares can exchange certificates representing the pre-reverse stock split shares of our Common Stock for a statement of holding, together with any payment of cash in lieu of fractional shares. All post-reverse stock split shares of our Common Stock will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, shareholders submitting certificated shares representing pre-reverse stock split shares of our Common Stock will receive a statement of holding that indicates the number of post-reverse stock split shares of our Common Stock owned in book-entry form. We will no longer issue physical stock certificates.

Beginning at the Effective Time, each certificate representing pre-reverse stock split shares of our Common Stock will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares of our Common Stock.

YOU SHOULD NOT DESTROY ANY SHARE CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL DIRECTED TO DO SO BY A TRANSMITTAL LETTER FROM OUR TRANSFER AGENT.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the reverse stock split. Therefore, we do not expect to issue certificates representing fractional shares. The Board will have the discretionary authority to determine whether to arrange for the disposition of fractional interests by shareholders entitled thereto or to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined. Shareholders who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the reverse stock split is not evenly divisible by the reverse stock split ratio ultimately selected by our Board will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from either: (i) the Company, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, upon due surrender of any certificate previously representing a fractional share, in an amount equal to such holder’s fractional share based upon the volume weighted average price of the Common Stock as reported on the New York Stock Exchange, as of the date the Certificate of Amendment is filed with the Secretary of State of the State of Delaware; or (ii) our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all old certificate(s), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by our transfer agent of all fractional shares otherwise issuable. If our Board determines to dispose of fractional interests pursuant to clause (ii) above, we expect that the transfer agent would conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our Common Stock. In this event, such holders would be entitled to an amount equal to their pro rata share of the proceeds of such sale. The Company will be responsible for any brokerage fees or commissions related to the transfer agent’s open market sales of shares that would otherwise be fractional shares.

The ownership of a fractional share interest following the reverse stock split will not give the holder any voting, dividend or other rights, except to receive the cash payment as described above.

Shareholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or our transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, shareholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with our transfer agent’s instructions, will have to seek to obtain such funds directly from the state to which they were paid.

No Appraisal Rights

Under the Delaware General Corporation Law, our shareholders are not entitled to dissenter’s rights or appraisal rights with respect to the reverse stock split described in this proposal, and we will not independently provide our shareholders with any such rights.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the reverse stock split. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below. This discussion is included for general information purposes only and does not address all aspects of federal income taxation that may be relevant to holders that may be subject to special tax rules, including, without limitation: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for US. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; (ix) persons holding our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our Common Stock in connection with employment or other performance of services; (xi) U.S. expatriates; (xii) controlled foreign corporations; or (xiii) passive foreign investment companies. In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction and U.S. federal tax consequences other than federal income taxation. This discussion also assumes that the shares of our Common Stock were, and the shares of our Common Stock received pursuant to the reverse stock split will be, held as “capital assets” (as defined in the Code). If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the United States federal income tax consequences of the reverse stock split and there can be no assurance the IRS will not challenge the statements set forth below or that a court would not sustain any such challenge. EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our Common Stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, the administration of which is subject to the primary supervision of a U.S. court and as to which one or more U.S. persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person. A “Non-U.S. Holder” is a beneficial owner (other than a partnership) of shares of our Common Stock who is not a U.S. Holder.

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon the reverse stock split. U.S. Holders of our Common Stock that receive cash in lieu of fractional shares will recognize dividend income, or capital gain or loss, depending on the particular facts and circumstances of the U.S. Holder. To the extent the cash received in lieu of fractional shares is treated as giving rise to dividend income, U.S. Holders who are individuals may be taxed at a reduced rate of 15%, subject to certain limitations. To the extent the cash received in lieu of fractional shares is treated as an exchange, a U.S. Holder will recognize capital gain or loss equal to the difference between the amount of cash received by such holder and the adjusted tax basis deemed to be allocated to the fractional shares. Any capital gain or loss realized will be treated as long-term capital gain or loss if the holder’s holding period for our Common Stock surrendered is greater than one year. Long-term capital gains of U.S. Holders who are individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

With respect to Non-U.S. Holders, to the extent the cash received in lieu of fractional shares is properly treated as giving rise to dividend income, such income may be subject to a withholding tax at a rate of 30% (unless an exemption or reduced rate can be established under a treaty or otherwise). A Non-U.S. Holder generally should not be subject to any U.S. federal income or withholding tax with respect to any amount properly treated as capital gains unless such Non-U.S. Holder has certain connections with the United States. Because the determination of whether withholding should apply is very fact specific, the Company may withhold and pay to the IRS taxes at a rate of 30% on any cash paid to a Non-U.S. Holder in lieu of fractional shares unless a holder can establish that it is entitled to a reduced rate or exemption from withholding on dividend income pursuant to an applicable income tax treaty or otherwise. However, a Non-U.S. Holder may seek a refund of such amount from the IRS if the holder determines that it is not properly liable for such taxes, including because the payment was not properly characterized as a dividend.

Holders should consult their own advisors as to the proper treatment of any cash received in lieu of fractional shares.

In general, the aggregate tax basis in the shares of our Common Stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of our Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our Common Stock). The stockholder’s holding period in the shares of our Common Stock received should include the holding period in the shares of our Common Stock surrendered pursuant to the reverse stock split. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our Common Stock surrendered to the shares of our Common Stock received pursuant to the reverse stock split. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

U.S. and Non-U.S. Holders may be subject to information reporting with respect to the receipt of cash in lieu of fractional shares unless such holders can establish an exemption. In addition, U.S. Holders may be subject to a backup withholding tax on the cash paid in lieu of fractional shares if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. In general, backup withholding will not apply to the cash paid in lieu of fractional shares to a Non-U.S. Holder if the Non-U.S. Holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN (or other applicable form). Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a stockholder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to not file the Certificate of Amendment and to abandon any reverse stock split and any proposed decrease in the number of authorized shares of Common Stock without further action by our shareholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the Certificate of Amendment to our Certificate of Incorporation, even if the authority to effect these amendments is approved by our shareholders at the Annual Meeting. By voting in favor of a reverse stock split and proportionate decrease in our authorized number of shares of Common Stock, you are expressly also authorizing the Board to delay, not proceed with, and abandon, these proposed amendments if it should so decide, in its sole discretion, that such action is in the best interests of our shareholders.

Vote Required

The affirmative vote of the holders of a majority of the outstanding voting power of Common Stock entitled to vote thereon is required for approval of this proposal. Accordingly, abstentions and broker “non-votes” will have the effect of a vote AGAINST this proposal.

OUR BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO GRANT TO THE BOARD THE DISCRETIONARY AUTHORITY TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND AUTHORIZED SHARE REDUCTION.

OWNERSHIP OF COMMON STOCK

Directors and Executive Officers

The table below shows the beneficial ownership of our Common Stock by each director, and by each Named Executive Officer in the Summary Compensation Table for 2011 Fiscal Year on page 45 of this Proxy Statement, as well as the total ownership by the group composed of (i) our directors and (ii) our executive officers listed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Unless otherwise indicated in a note, each person listed in the table owns the shares shown directly with sole voting and investment power.

The table also details ownership of restricted stock units (“RSUs”) whose conversion into shares is not contingent upon any performance-based criteria, including RSUs elected to be received in lieu of cash and RSUs elected or required to be deferred until following termination of employment. For information about PSUs, see column (i) of the Outstanding Equity Awards at 2011 Fiscal Year-End table on page 50. Since neither the directors nor the officers have power to vote the shares underlying their RSUs (unless the shares underlying the RSUs are held in a Rabbi trust) or power to sell, transfer or encumber their RSUs (except in some cases, for transfers to immediate family members or to a trust for those members’ benefit), for purposes of this table, no RSU is counted as beneficially owned by such director or officer.

Name of Beneficial Owner	Shares Beneficially Owned (1)(2)		Options Exercisable Within 60 Days (1)(3)	Restricted Stock Units(1)(4)		Total(1)(5)	Percent of Common Stock(6)
Martin N. Baily	147,805		—	—		147,805	*
Arthur P. Byrne	400,474		15,886	—		416,360	*
Sanford Cloud, Jr.	160,243		15,886	—		176,129	*
Gordon J. Davis	100,472		15,886	—		116,358	*
John H. Forsgren	137,132		—	—		137,132	*
Ann Maynard Gray	122,502		15,886	—		138,388	*
Thomas S. Johnson	306,737		15,886	—		322,623	*
Augustus K. Oliver, II	181,267		—	—		181,267	*
Arthur F. Weinbach	238,785		—	—		238,785	*
Peter A. Hofmann	118,649	(7)	139,881	90,114	(13)	348,644	*
Bonnie J. Malley	110,126	(8)	191,392	64,882	(13)	366,400	*
Philip K. Polkinghorn	223,649	(9)	199,323	91,652	(13)	514,624	*
James D. Wehr	220,318	(10)	187,817	734,254	(13)	1,142,389	*
Christopher M. Wilkos	82,519	(11)	84,935	95,415	(13)	262,869	*
All directors, director nominees and executive officers as a group (18 people)	2,775,827	(12)	1,116,625	1,278,148		5,170,600	3.35%
*			Less than 1%
(1)			All holdings are stated as of March 7, 2012, and are rounded to the nearest whole number.
(2)

In the case of the executive officers, the figures include share equivalents held in The Phoenix Companies, Inc. Savings and Investment Plan (the “401(k) Plan”). In the case of the directors, the figures include vested RSUs with associated shares of common stock held in a Rabbi trust with pass through voting rights.

(3)			Reflects the number of shares that could be acquired under options exercisable within 60 days of March 7, 2012.
(4)

Reflects those RSUs outstanding whose conversion into shares is not contingent upon any performance-based criteria. Except as noted in Note 2 above, directors and officers do not have the power to vote the shares underlying the RSUs.

(5)

Represents the sum of the total shares beneficially owned, the shares underlying options exercisable within 60 days and the shares into which the RSUs will be converted if the applicable conditions for vesting and issuance are met.

(6)			Reflects, as a percent of our outstanding Common Stock (116,313,034 shares as of March 7, 2012), the total of the first two columns.
(7)			Includes 33,520 share equivalents held in the 401(k) Plan.
(8)			Includes 59,055 share equivalents held in the 401(k) Plan.
(9)			Includes 1,355 share equivalents held in the 401(k) Plan.
(10)			Includes 85,153 share equivalents held in the 401(k) Plan.
(11)			Includes 37,850 share equivalents held in the 401(k) Plan.
(12)			Includes 110,709 share equivalents held in the 401(k) Plan.
(13)			These RSUs were not vested as of March 7, 2012.

Five Percent Shareholders

The following table lists the beneficial owners known to the Company as of March 19, 2012 of more than 5% of our Common Stock. In furnishing the information below, the Company has relied on information filed with the United States Securities and Exchange Commission (the “SEC”) by the beneficial owners reflecting beneficial ownership as of December 31, 2011.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock(1) (2)
Toscafund Asset Management LLP 90 Long Acre, 7th Floor London, England WC2E 9RA	8,751,061(3)	7.52%(3)
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	7,117,424(4)	6.12%(4)
State Farm Mutual Automobile Insurance Company and related entities One State Farm Plaza Bloomington, IL 61710	5,933,526(5)	5.10%(5)
(1)	Based on shares of our Common Stock reported as owned as of December 31, 2011.
(2)	Based on total number of shares of our Common Stock outstanding as of December 31, 2011.
(3)

Based on a Schedule 13G filed with the SEC on February 3, 2012 by Toscafund Asset Management LLP (“Tosca Management”). The filing discloses that as of December 31, 2011, Tosca Management had sole voting power with respect to 5,352,534 shares of our Common Stock and sole dispositive power with respect to 8,751,061 shares of our Common Stock.

(4)

Based on a Schedule 13G filed with the SEC on February 14, 2012 by Dimensional Fund Advisors LP (“Dimensional”). The filing discloses that as of December 31, 2011, Dimensional had sole investment and voting power with regard to 6,919,433 shares of our Common Stock, sole dispositive power with regard to 7,117,424 shares of our Common Stock and specifies that all of these shares are owned by investment companies to which Dimensional serves as investment advisor and certain other commingled group trusts and separate accounts to which Dimensional serves as investment manager.

(5)

Based on a Schedule 13G filed with the SEC on January 31, 2012 by State Farm Mutual Automobile Insurance Company (“State Farm”). The filing discloses that as of December 31, 2011, (i) State Farm had sole voting and dispositive powers with regard to 5,881,918 shares of our Common Stock; (ii) State Farm Investment Management Corp. had shared voting and dispositive powers with respect to 23,005 shares of our Common Stock; and (iii) State Farm Mutual Fund Trust had shared voting and dispositive powers with respect to 28,603 shares of our Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the United States Securities and Exchange Commission (“SEC”) reports of ownership and changes in ownership of our Common Stock. Based on our records and on information provided by our directors and our executive officers, we believe that during the fiscal year ending December 31, 2011, all of our directors and executive officers timely met such filing requirement.

ANNEX A

FORM OF CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

THE PHOENIX COMPANIES, INC.

Pursuant to Section 242 of

the General Corporation Law of the

State of Delaware

THE PHOENIX COMPANIES, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

FIRST: The name of the Corporation is The Phoenix Companies, Inc.

SECOND: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by changing Section 1 of Article IV so that, as amended, said Section of said Article shall be and read as follows:

"SECTION 1. AUTHORIZED STOCK. The aggregate number of shares of stock that the Corporation shall have the authority to issue is                    [                                 ]* shares of common stock, par value $.01 per share (the "Common Stock"), and 250,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The number of authorized shares of the Common Stock and the Preferred Stock or any other class of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, and, irrespective of Section 242(b)(2) of the Delaware General Corporation Law, no vote of the holders of any of the Common Stock, the Preferred Stock or any other class of stock, voting separately as a class, shall be required therefor.

Upon the effectiveness of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the "Effective Time"), each [           ]* shares of Common Stock issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall be combined and reclassified into one share of Common Stock (the "New Common Stock").

Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. [In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to the Corporation's transfer agent, as agent for the accounts of all holders of record of Old Common Stock and otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the basis of the then-prevailing market prices of the New Common Stock at the time of the sale. After such sale and, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, upon the surrender of the stockholders' stock certificates, the transfer agent will pay to such holders of record their pro rata share of the proceeds derived from the sale of the fractional interests.] / [In lieu thereof, any holder of Old Common Stock that would otherwise be entitled to a fractional share immediately following the foregoing reclassification shall, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, upon due surrender of any certificate previously representing a fractional share, be entitled to receive cash for such holder’s fractional share based upon the volume weighted average price of the Old Common Stock as reported on the New York Stock Exchange, as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware.]*

Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the respective holders thereof, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above).

———————

*  To be determined by the Board of Directors of the Corporation.

THIRD: This Certificate of Amendment shall become effective as of 11:59 p.m., Eastern time, on the date of the filing with the Secretary of State of the State of Delaware.

FOURTH: This Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware. The board of directors of the Corporation duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendment be considered by the stockholders of the Corporation. At the annual meeting of stockholders held on May 15, 2012 called in accordance with the relevant provisions of the General Corporation Law of the State of Delaware, the stockholders of the Corporation duly adopted this Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the [            ] day of [            ], [____].

THE PHOENIX COMPANIES, INC.

By:

Name:
Title:

Information Lines:

If you have questions about this Proxy Statement or the Annual Meeting, please call Phoenix Investor Relations at 860.403.7100.

If you have other questions related to your shares or status as a shareholder, please call Phoenix Shareholder Services toll-free at 800.490.4258.

Written Correspondence:

You may write to Phoenix Shareholder Services at the following address:

The Phoenix Companies, Inc.

c/o Computershare

P.O. Box 358015

Pittsburgh, Pennsylvania 15258

Web site: www.computershare.com, click on EquityAccess & More, under Shareowners, Login to Investor ServiceDirect®.

Incorporation by Reference:

Certain information in our Annual Report on Form 10-K is incorporated herein by reference hereto. If you have received a copy of the Notice or this Proxy Statement by mail or electronically, you may receive a copy of any document referenced or incorporated by reference herein without charge. We will respond to any such request within one business day of our receipt of the request and provide the documentation by first class mail or an equally prompt means of delivery. If you would like to make such a request, please contact our Corporate Secretary by e-mail to corporate.secretary@phoenixwm.com or by mail to:

Corporate Secretary

The Phoenix Companies, Inc.

One American Row

P.O. Box 5056

Hartford, Connecticut 06102-5056

All URLs referred to in this Proxy Statement are intended to be inactive textual references only. They are not intended to be active hyperlinks to any web site. The information on any web site which might be accessible through a hyperlink resulting from this or any other URL referenced in this Proxy Statement is not intended to be part of this Proxy Statement and is not incorporated herein by reference.

The Phoenix Companies, Inc.

Notice of Annual Meeting of Shareholders – Tuesday, May 15, 2012

The Annual Meeting of Shareholders will be held on Tuesday, May 15, 2012 at 10 a.m. Eastern time at our offices at One American Row, Hartford, CT 06102. Only shareholders of record at the close of business on March 19, 2012 will be entitled to vote at the meeting.

By Order of the Board of Directors John T. Mulrain Corporate Secretary
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK THROUGH 11:59 P.M. EASTERN TIME ON MAY 14, 2012.

OR

If you vote your proxy by internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope
Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
You can view the Annual Report and Proxy Statement for The Phoenix Companies, Inc. at: http://www.proxyvoting.com/pnx
WO# 20156	Fulfillment# 20392	▼ FOLD AND DETACH HERE ▼
The Company recommends a vote "FOR" Proposals 1, 2, 3 and 4.

				Please mark your votes as indicated in this example		☒
	FOR ALL nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below	FOR ALL EXCEPT as noted below*		FOR	AGAINST	ABSTAIN
Proposal 1-Election of Directors	☐	☐	☐	Proposal 2- Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2012.	☐	☐	☐
Nominees: 01 Sanford Cloud, Jr., Esq. 02 Gordon J. Davis, Esq 03 Augustus K. Oliver, II

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark the third box above and write the name(s) on the line provided below.				Proposal 3- Adoption of the advisory resolution on the compensation of our Named Executive Officers (“Say on Pay”).	☐	☐	☐
*EXCEPTION(S): ________________________________________________
				Proposal 4- Grant to the Board of discretionary authority to amend the Company’s certificate of incorporation to effect a reverse stock split and authorized share reduction.	☐	☐	☐
YES
				I PLAN TO ATTEND THE ANNUAL MEETING		☐
					Mark Here for Address Change or Comments SEE REVERSE		☐

Note: Please sign this proxy exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as the shareholder’s attorney, administrator, trustee or guardian, please give full title as such. A proxy executed by a corporation or other company should be signed in its name by its authorized officers. Please see reverse side.

Signature		Signature (if held jointly)			Date
Title(s)(if applicable)

.

ADMISSION TICKET

The Phoenix Companies, Inc.

2012 Annual Meeting of Shareholders

Tuesday, May 15, 2012

10 a.m. at

One American Row

Hartford, CT

Please retain this portion of the Proxy Card if you wish to

attend the Annual Meeting of Shareholders in person.

You must present this portion of the Proxy Card at the door for admission.

Seating will be on a first-come, first-served basis

and you may be asked to present valid picture identification before being admitted. Cameras, recording equipment and other electronic devices will not be permitted at the meeting.

ADMISSION TICKET

Important notice regarding the internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2011 Annual Report to Shareholders are available at: http://bnymellon.mobular.net/bnymellon/pnx

▼  FOLD AND DETACH HERE  ▼

THE PHOENIX COMPANIES, INC.

Proxy for Annual Meeting of Shareholders on Tuesday, May 15, 2012

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints John H. Beers and John T. Mulrain, or either of them, each with full power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Shareholders of The Phoenix Companies, Inc. to be held on Tuesday, May 15, 2012 at 10 a.m. Eastern time, and at any adjournment or postponement thereof, and to vote, on the proposals set forth on the reverse side, the number of shares the undersigned would be entitled to vote if personally present.

Signing, dating and returning this proxy card will have the effect of revoking any proxy card you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on any proxy card.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4. THIS PROXY WILL ALSO BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY TELEPHONE OR THROUGH THE INTERNET.

The Phoenix Companies, Inc.

Notice of Annual Meeting of Shareholders – Tuesday, May 15, 2012

Address Change/Comments

(Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

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